UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2025

GUESS?, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11893	95-3679695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Strada Regina 44, Bioggio, Switzerland CH-6934

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 20, 2025, Guess?, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Authentic Brands Group LLC, a Delaware limited liability company (“Authentic”), Glow Holdco 1, Inc., a Delaware corporation and, as of the date of the Merger Agreement and until the Parent Equity Transfer (as defined below) is consummated, a wholly-owned subsidiary of Authentic (“Parent”), and Glow Merger Sub 1, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).

The Merger Agreement and the transactions contemplated thereby (the “Transaction”) were approved by the unanimous vote of the Company’s Board of Directors (the “Company Board”) present at a duly convened and held meeting, at which all directors, other than two directors who are Rolling Stockholders (as defined below) were present. This approval was based upon the unanimous recommendation of a special committee thereof consisting only of independent and disinterested directors (the “Special Committee”). Subject to the terms of the Merger Agreement, the Company Board resolved to recommend that the Company’s stockholders vote in favor of adoption of the Merger Agreement and approval of the Transaction, including the Merger (as defined below) and the Disposition (as defined below).

The Merger Agreement provides that, among other things and on the terms and subject to the conditions set forth in the Merger Agreement, (i) on the date on which all of the conditions to effect the Pre-Closing Restructuring (as defined below) set forth in the Merger Agreement are satisfied or waived (the “Condition Satisfaction Date”), Authentic shall transfer all of the issued and outstanding equity interests of Parent (and indirectly through ownership of Parent, Merger Sub) to a newly-formed affiliate of the Rolling Stockholders (“IPCo Holdings” and such transfer, the “Parent Equity Transfer”); (ii) following the Condition Satisfaction Date and prior to the effective time of the Merger (the “Effective Time”), the parties will effect a pre-closing restructuring (the “Pre-Closing Restructuring”), pursuant to which, among other things, all of the rights, title and interest owned by the Company or any of its subsidiaries or affiliates in or to the Company’s intellectual property (other than certain excluded assets) shall be transferred and assigned to certain newly-formed subsidiaries of the Company (the “Company IPCos”); (iii) following the Pre-Closing Restructuring and immediately prior to the Effective Time, (a) Authentic (or its designee(s)) shall purchase all right, title and interest in and to 51% of the issued and outstanding equity interests of the Company IPCos and (b) at Parent’s option, IPCo Holdings (or its designee) shall purchase all right, title and interest in and to up to 19% of the issued and outstanding equity interests of the Company IPCos (the sales to Authentic (or its designee(s)) and IPCo Holdings (or its designee) contemplated by the foregoing clauses (a) and (b) are collectively referred to as the “Disposition”); and (iv) at the Effective Time, (a) Merger Sub shall be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (the “Surviving Corporation”) and a wholly-owned subsidiary of Parent, (b) each share of common stock of the Company, par value $0.01 per share (the “Shares”) issued and outstanding immediately prior to the Effective Time (other than Excluded Shares (as defined below) and Shares held by any person who duly and validly demands appraisal of such Shares pursuant to Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) and does not effectively withdraw or otherwise waive or lose such right to appraisal under Section 262 of the DGCL (“Dissenting Shares”)) shall be converted into the right to receive $16.75 per share, in cash without interest (the “Per Share Merger Consideration”), except that (x) each Share owned by Authentic, Parent, Merger Sub or any other controlled affiliate of Authentic or Parent, the Company or any wholly-owned subsidiary of the Company, and in each case not held on behalf of third parties, immediately prior to the Effective Time and (y) any Shares owned beneficially or of record by the Supporting Stockholders (as defined below) (excluding certain stockholders as indicated in the Merger Agreement) (collectively, the “Rolling Stockholders”) (which shall, immediately prior to the Effective Time, be contributed or otherwise transferred, directly or indirectly, to IPCo Holdings pursuant to the terms of the Interim Investors Agreement (as defined in the Merger Agreement)) (clauses (a) and (b), collectively, the “Excluded Shares”), in each case, will, by virtue of the Merger, cease to be outstanding, will be cancelled without payment of any consideration therefor and will cease to exist; and (z) each share of common stock of Merger Sub, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation, par value $0.01 per share, and shall constitute the only outstanding shares of capital stock of the Surviving Corporation as of immediately after the Effective Time. Following the closing of the Transaction, the Company IPCos are anticipated to be owned 51% by Authentic and 49% by the Rolling Stockholders, and the Surviving Corporation will be wholly owned by certain of the Rolling Stockholders and current Company management will continue to run the business.

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Treatment of Company Equity Awards

The Merger Agreement provides that at the Effective Time:

(a)

any vesting conditions applicable to any outstanding option to purchase Shares granted under the Equity Incentive Plan (as defined in the Merger Agreement) (each, a “Company Option”) shall automatically accelerate and be vested and exercisable in full, to the extent not previously vested, and each Company Option shall automatically be cancelled and converted into the right by the holder of such Company Option to receive, without interest, an amount in cash equal to the product obtained by multiplying (i) the number of Shares subject to such Company Option immediately prior to the Effective Time by (ii) the excess, if any, of (A) the Per Share Merger Consideration over (B) the exercise price per Share of such Company Option, less applicable taxes required to be withheld with respect to such payment;

(b)

(i) the number of Shares deemed earned with respect to any outstanding award of restricted stock units granted under the Equity Incentive Plan, to the extent such award is subject to performance-based vesting requirements applicable to a performance period that has not been completed as of the closing of the Transaction (each, a “Company PSU”), shall automatically be determined by the Compensation Committee of the Company Board as constituted prior to the Effective Time in accordance with the provisions of the applicable award agreement on the basis that the Merger constitutes a “Change in Control” (as defined in the Equity Incentive Plan) and the Company PSU shall automatically be accelerated and vested in full as to such number of Shares, and (ii) such Company PSU shall automatically be cancelled and converted into the right by the holder of such Company PSU to receive, without interest, an amount in cash equal to the product obtained by multiplying (A) the number of Shares subject to the vested portion of such Company PSU immediately prior to the Effective Time (as determined under clause (i) above) by (B) the Per Share Merger Consideration, together with any accrued and unpaid cash dividends corresponding to such Company PSU and less applicable taxes required to be withheld with respect to such payment; provided that, immediately prior to the Effective Time, Company PSUs held by the Rolling Stockholders will be converted into the number of Shares subject to the vested portion of such Company PSU immediately prior to the Effective Time (as determined under clause (i) above) and such Shares shall be deemed owned by the Rolling Stockholders for purposes of the Merger Agreement;

(c)

(i) any vesting conditions applicable to any outstanding restricted stock unit granted under the Equity Incentive Plan that is subject only to time-based vesting requirements as of immediately prior to the Effective Time (including restricted stock units that were granted as performance-based restricted stock units and which would be Company PSUs but for the fact that the applicable performance period has been completed as of the Closing) (each, a “Company RSU”) shall automatically accelerate and be vested in full, to the extent not vested previously, and (ii) each Company RSU shall automatically be cancelled and converted into the right by the holder of such Company RSU to receive, without interest, an amount in cash equal to the product obtained by multiplying (A) the number of Shares subject to such Company RSU immediately prior to the Effective Time by (B) the Per Share Merger Consideration, together with any accrued and unpaid cash dividends corresponding to such Company RSU and less applicable taxes required to be withheld with respect to such payment, provided that, immediately prior to the Effective Time, Company RSUs held by the Rolling Stockholders will be converted into the number of Shares subject to such Company RSUs as of immediately prior to the Effective Time and such Shares shall be deemed owned by the Rolling Stockholders for purposes of the Merger Agreement; and

(d)

(i) any vesting conditions applicable to any outstanding restricted stock award granted under the Equity Incentive Plan that is subject only to time-based vesting requirements as of immediately prior to the Effective Time (each, a “Company RSA”) shall automatically accelerate and be vested in full, to the extent not vested previously, and (ii) each Company RSA shall automatically be cancelled and converted into the right by the holder of such Company RSA to receive, without interest, an amount in cash equal to the product obtained by multiplying (A) the number of Shares subject to such Company RSA immediately prior to the Effective Time by (B) the Per Share Merger Consideration, together with any accrued and unpaid cash dividends corresponding to such Company RSA and less applicable taxes required to be withheld with respect to such payment, provided, that, Company RSAs held by the Rolling Stockholders as of immediately prior to the Effective Time will instead be deemed Shares owned by the Rolling Stockholders for purposes of the Merger Agreement.

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Company Convertible Notes

The Merger Agreement requires that, among other things, the Company give any required notices under the Company’s 3.75% Convertible Senior Notes due 2028 (the “Convertible Notes”) or the Indenture, dated as of April 17, 2023, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Convertible Notes Indenture”), with respect to the rights of any holder of Convertible Notes to cause any repurchase or redemption or conversions of the Convertible Notes occurring as a result of or in connection with the Merger, and that, after the Effective Time, the Surviving Corporation comply with its obligations (including any conversion or repurchase obligations) under the Convertible Notes Indenture and the Convertible Notes.

Conditions to Effect the Pre-Closing Restructuring

The consummation of the Pre-Closing Restructuring is subject to the fulfillment or waiver of certain customary mutual conditions, including (i) the approval and adoption of the Merger Agreement and approval of the Disposition by an affirmative vote of (a) the holders of a majority of the outstanding Shares entitled to vote on such matter and (b) a majority of the votes cast by the disinterested stockholders (as such term is defined in Section 144 of the DGCL) (the “Requisite Company Vote”), and (ii) the expiration or termination of all required statutory waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and all Required Regulatory Approvals (as defined in the Merger Agreement) shall have been obtained and remain in full force and effect.

The consummation of the Pre-Closing Restructuring is also subject to the fulfillment or waiver of certain unilateral conditions, including (i) the other parties’ representations and warranties being true and correct (subject to certain customary materiality exceptions) and (ii) the other parties having performed in all material respects each of its obligations required to be performed under the Merger Agreement at or prior to the Condition Satisfaction Date. The obligation of Authentic, Parent and Merger Sub to consummate the Merger is additionally conditioned upon the absence of a material adverse effect in respect of the Company between the date of the Merger Agreement and the Condition Satisfaction Date.

Conditions to Effect the Closing

The consummation of the Transaction is subject to the fulfillment or waiver of certain customary mutual conditions, including that all Required Regulatory Approvals shall have been obtained and remain in full force and effect.

The consummation of the Transaction is also subject to the fulfillment or waiver of certain unilateral conditions, including (i) the consummation of the Pre-Closing Restructuring (including the Parent Equity Transfer) in all material respects, (ii) the representations and warranties relating to the Company’s capital structure being true and correct (except for de minimis inaccuracies), (iii) the representations and warranties relating to the solvency of Parent being true and correct (subject to customary materiality exceptions) and (iv) the other parties having performed in all material respects each of its obligations required to be performed under the Merger Agreement from and after the Condition Satisfaction Date until closing of the Transaction. The Transaction is expected to close in the fourth quarter of the Company’s 2026 fiscal year, which ends January 31, 2026.

Solicitation and Alternative Proposals

From and after the date of the Merger Agreement, the Company has agreed that it and its subsidiaries and their respective officers and directors will not, and will direct its representatives engaged in connection with the Transaction not to, directly or indirectly, among other things, (i) initiate, solicit or propose an acquisition proposal or knowingly encourage, knowingly assist or otherwise knowingly facilitate any action that constitutes or would reasonably be expected to lead to or result in an acquisition proposal, (ii) engage in, continue, knowingly facilitate, respond to or otherwise participate in any discussions or negotiations relating to any acquisition proposal, (iii) provide or make available any non-public information or data concerning the Company or its subsidiaries in connection with any acquisition proposal, or (iv) recommend, authorize, approve, adopt, endorse, declare advisable (or make any public statement recommending, authorizing, approving, adopting, endorsing or declaring advisable) or enter into any Alternative Acquisition Agreement (as defined in the Merger Agreement).

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The Company may, however, prior to the time the Requisite Company Vote is obtained, respond to, engage in discussions and negotiations with and provide information regarding the Company to a third party which has made an unsolicited, bona fide written acquisition proposal after the date of the Merger Agreement, if (i) such proposal did not arise from a material breach by the Company of the non-solicitation provisions set forth in the Merger Agreement, and (ii) the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with outside legal counsel and its or the Special Committee’s financial advisor, (a) that such proposal constitutes or would reasonably be expected to lead to or result in a Superior Proposal (as defined in the Merger Agreement) and (b) the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law.

Prior to obtaining the Requisite Company Vote, the Company Board (acting on the recommendation of the Special Committee) and the Special Committee may, in certain circumstances, effect a Change of Recommendation (as defined in the Merger Agreement) and/or terminate the Merger Agreement to enter into an Alternative Acquisition Agreement, subject to complying with specified notice requirements to Authentic and other conditions set forth in the Merger Agreement, including paying a termination fee to Authentic in specified circumstances, as described below.

Termination and Fees

The Merger Agreement contains termination rights for each- of the Company and Authentic, under certain circumstances, including among others (i) subject to certain limitations, by either party if the consummation of the Transaction has not occurred by August 20, 2026 (the “Outside Date”), (ii) by either party if the Company fails to obtain the Requisite Company Vote, (iii) by either party if any governmental entity of competent jurisdiction has enacted, issued or entered any law or order permanently enjoining or otherwise prohibiting or preventing the consummation of the Transaction, and such law or order has become final and non-appealable, (iv) by either party for breaches by the other parties of certain representations, warranties, covenants or agreements, (v) by Authentic prior to the Company’s receipt of the Requisite Company Vote if the Company Board (acting on the recommendation of the Special Committee) or the Special Committee has effected a Change of Recommendation and (vi) by the Company if the Company terminates the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal.

The Company will be required to pay a termination fee to Authentic equal to $23,297,914 if the Merger Agreement is terminated in certain circumstances, including if the Merger Agreement is terminated (i) by either the Company or Authentic if the Transaction has not been consummated by the Outside Date or the Requisite Company Vote is not obtained, or by Authentic due to the Company’s breach of the Merger Agreement, and in each case (a) after the date of the Merger Agreement, an Acquisition Proposal shall have been made to the Company Board or Special Committee, the Company or any of its subsidiaries or the stockholders of the Company or publicly disclosed or any person shall have publicly announced an intention to make an Acquisition Proposal prior to, and not withdrawn (including publicly if publicly disclosed) at least five business days prior to the date of termination of the Merger Agreement or the Company Stockholders Meeting (as defined in the Merger Agreement), as applicable, and (b) within twelve months following the date of such termination, (1) the Company or any of its subsidiaries enters into an Alternative Acquisition Agreement for such Acquisition Proposal that is subsequently consummated or (2) such Acquisition Proposal is consummated (for purposes of the Company’s payment of a termination fee, references in the definition of “Acquisition Proposal” to 20% are to be deemed references to 50%); (ii) the Company terminates the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal; or (iii) Authentic terminates the Merger Agreement prior to the Company’s receipt of the Requisite Company Vote following a Change of Recommendation.

The Merger Agreement also provides that, in certain circumstances, any party may seek to compel the other parties to specifically perform their respective obligations under the Merger Agreement.

Other Terms of the Merger Agreement

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to use commercially reasonable efforts to (i) conduct its business in the ordinary course and in compliance with applicable laws, (ii) maintain and preserve intact in all material respects the business of the Company and its subsidiaries and (iii) keep available, in all material respects, the services of the employees and consultants of the Company and

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its subsidiaries during the period between the date of the Merger Agreement and the Effective Time. The parties have agreed to use reasonable best efforts to take all actions necessary or advisable to consummate the Transaction, including cooperating to obtain the regulatory approvals necessary to consummate the Transaction.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

The Merger Agreement and the above description have been included to provide investors with information regarding its terms. They are not intended to provide any other factual information about the Company, Authentic, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Authentic, Parent and Merger Sub and the Transaction that will be contained in or attached as an annex to the Proxy Statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

Voting and Support Agreement

Concurrently with the execution of the Merger Agreement, Authentic and the Company entered into a voting and support agreement (the “Voting Agreement”) with Paul Marciano, Carlos Alberini, certain trusts, foundations and/or affiliates of each of them and of Maurice Marciano and certain other Company stockholders parties thereto (collectively, the “Supporting Stockholders”), pursuant to which, among other things, each of the Supporting Stockholders agreed with Authentic and the Company, subject to the terms thereof, to vote or cause to be voted, all of their respective Shares in favor of the adoption of the Merger Agreement and the approval of the Merger and the Transaction and any other matters necessary or reasonably requested by Authentic for the timely consummation of the Merger and the Transaction. The Supporting Stockholders will not be deemed to be disinterested stockholders (as such term is defined in Section 144 of the DGCL) for purposes of the Requisite Company Vote.

The Voting Agreement also prohibits the transfer of Shares by the Supporting Stockholders (subject to certain exceptions) and requires the Supporting Stockholders to effect, or cause to be effected, the transactions set forth in the Pre-Closing Restructuring Plan (as defined in the Merger Agreement) and, as applicable, the Parent Equity Transfer, and to take certain actions under the Merger Agreement, including with respect to the proxy statement for the approval of the Merger Agreement and the related Schedule 13E-3 and the Required Regulatory Approvals, as if references to Parent and Merger Sub in the Merger Agreement were instead to such Supporting Stockholder.

The Voting Agreement does not restrict the Supporting Stockholders from taking any action in their respective capacities as an officer or director of the Company.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01	Regulation FD.

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On August 20, 2025, the Company issued a press release announcing that its second quarter fiscal 2026 earnings will be released on August 27, 2025. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated by reference herein.

The information in Item 7.01 of the Current Report on Form 8-K (this “Form 8-K”), including Exhibit 99.2, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On August 20, 2025, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, by and among the Guess?, Inc., Authentic Brands Group LLC, Glow Holdco 1, Inc. and Glow Merger Sub 1, Inc., dated August 20, 2025.

10.1**	Voting and Support Agreement, by and among Authentic Brands Group LLC, Guess?, Inc. and the stockholders party thereto.

99.1***	Press Release, dated August 20, 2025.

99.2***	Press Release, dated August 20, 2025.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

**	Certain schedules to the Voting and Support Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

***	Furnished herewith.

Forward-Looking Statements

This Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include all statements that do not relate solely to historical or current facts. Forward-looking statements, which are frequently indicated by terms such as “expect,” “could,” “will,” “should,” “goal,” “strategy,” “believe,” “estimate,” “continue,” “outlook,” “plan,” “create,” “see,” “proposed,” “intend,” and similar terms, are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods to differ materially from what is currently anticipated. These forward-looking statements include, but are not limited to, statements regarding expected timing and anticipated completion of the Transaction, anticipated effects of the proposed Transaction, the treatment of outstanding equity and equity awards of the Company, any consideration of alternative proposals, financing sources for the Transaction, future dividend payments, and other characterizations of future events or circumstances. These forward-looking statements are based on management’s current beliefs, as well as assumptions made by, and information currently available to, the Company, all of which are subject to change and are made only as of the date hereof. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: the risk that the proposed Transaction may not be completed in a timely manner or at all; the failure to satisfy any of the conditions to the Pre-Closing Restructuring or to the consummation of the proposed Transaction, including the receipt of certain regulatory approvals; the failure to obtain the Requisite Company Vote; the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee; the effect of the announcement or pendency of the Transaction on the Company’s business relationships, operating results and business generally; risks that the proposed Transaction disrupts the Company’s current plans and operations; the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, suppliers, licensees, landlords and others with whom it does business, in light of the proposed Transaction; risks related to diverting management’s attention from the

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Company’s ongoing business operations; unexpected costs, charges or expenses resulting from the proposed Transaction; potential litigation relating to the proposed Transaction that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; continued availability of capital and financing and rating agency actions; certain restrictions during the pendency of the Transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the possibility that the parties to the Transaction may not achieve some or all of any anticipated benefits with respect to the Company’s business and the Transaction may not be completed in accordance with the parties’ expected plans or at all; the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the risk that the Company’s stock price may decline significantly if the Transaction is not consummated; unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities, as well as management’s response to any of the aforementioned factors; the impact of adverse general and industry-specific economic and market conditions; uncertainty as to timing of completion of the proposed Transaction; legislative, regulatory and economic developments affecting the Company’s business and other risks and uncertainties associated with the Company’s businesses set forth in the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended February 1, 2025, as updated from time to time in subsequent filings with the SEC. No list or discussion of risks or uncertainties should be considered a complete statement of all potential risks and uncertainties. Unlisted or unknown factors may present significant additional obstacles to the realization of forward-looking statements. The Company undertakes no obligation to provide revisions or updates to any forward-looking statements, whether as a result of new information, future events or otherwise, should circumstances change, except as otherwise required by law.

Additional Information and Where to Find It

This Form 8-K relates to the proposed Transaction involving the Company and Authentic. In connection with the proposed Transaction, the Company intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A relating to its special meeting of stockholders (the “Proxy Statement”). The Proxy Statement will contain important information about the proposed Transaction and related matters. The Company, affiliates of the Company and Authentic, Parent and Merger Sub intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) with the SEC. The Company may also file other relevant documents with the SEC regarding the Transaction. This communication is not a substitute for the Proxy Statement, the Schedule 13E-3 or any other document that the Company may file with the SEC or send to its stockholders in connection with proposed Transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF THE COMPANY ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), SCHEDULE 13E-3 AND OTHER RELEVANT MATERIALS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS.

The Proxy Statement (and any amendments or supplements thereto), Schedule 13E-3 and other relevant materials will be filed with the SEC and mailed or otherwise made available to the Company’s stockholders. The Company’s stockholders may obtain free copies of the Proxy Statement (and any amendments or supplements thereto), Schedule 13E-3, and other documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Investors portion of the Company’s website at investors.guess.com under the link “SEC Filings” or by contacting the Company’s Investor Relations by e-mail at IR@guess.com.

Participants in the Solicitation

The Company and its executive officers and directors and certain other members of management and employees and Authentic may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders in connection with the proposed Transaction. Information regarding the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the definitive proxy statement for its 2025 annual meeting of stockholders (available here), which was filed with the SEC on May  16, 2025. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed Transaction when they become available. These documents can be obtained free of charge from the sources indicated above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUESS?, INC.

Dated: August 20, 2025	By:	/s/ Carlos Alberini
Carlos Alberini Chief Executive Officer

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Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

entered into by and among

GUESS?, INC.,

AUTHENTIC BRANDS GROUP LLC,

GLOW HOLDCO 1, INC.

and

GLOW MERGER SUB 1, INC.

Dated as of August 20, 2025

i

5.12.	Customers and Suppliers; Royalties	51
5.13.	Employee Benefits	52
5.14.	Labor Matters	54
5.15.	Environmental Matters	55
5.16.	Tax Matters	56
5.17.	Real Property	57
5.18.	Tangible Property	58
5.19.	Intellectual Property	58
5.20.	Privacy	60
5.21.	Insurance	60
5.22.	Title to and Sufficiency of Company IPCo Assets	61
5.23.	Takeover Statutes	61
5.24.	Brokers and Finders	61
5.25.	No Other Representations or Warranties; Non-Reliance	61

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		62

6.1.	Organization, Good Standing and Qualification	62
6.2.	Capitalization and Business of Merger Sub	62
6.3.	Corporate Authority	62
6.4.	Governmental Filings; No Violations	63
6.5.	Litigation	63
6.6.	Brokers and Finders	64
6.7.	Ownership of Shares	64
6.8.	Certain Contracts	64
6.9.	Solvency	64
6.10.	No Other Representations or Warranties; Non-Reliance	64

ARTICLE VII REPRESENTATIONS AND WARRANTIES OF AUTHENTIC		65

7.1.	Organization, Good Standing and Qualification	65
7.2.	Corporate Authority	65
7.3.	Governmental Filings; No Violations	65
7.4.	Litigation	66
7.5.	Brokers and Finders	66
7.6.	Ownership of Shares	66
7.7.	Certain Contracts	66
7.8.	Solvency	67
7.9.	Sufficiency of Funds	67
7.10.	No Other Representations or Warranties; Non-Reliance	67

ARTICLE VIII COVENANTS		68

8.1.	Interim Operations	68
8.2.	Acquisition Proposals; Change of Recommendation	73
8.3.	Company Stockholders Meeting	77

8.4.	Obligations of Authentic, Parent and Merger Sub	78
8.5.	Proxy Statement; Schedule 13E-3 and Other Regulatory Matters	79
8.6.	Third-Party Consents	83
8.7.	Information and Access	83
8.8.	Notification of Certain Matters	85
8.9.	Publicity	85
8.10.	Employee Benefits	86
8.11.	Indemnification; Directors’ and Officers’ Insurance	87
8.12.	Financing Cooperation	89
8.13.	Takeover Statutes	92
8.14.	Transaction Litigation	92
8.15.	Section 16 Matters	92
8.16.	Delisting and Deregistration	92
8.17.	Convertible Notes; Convertible Hedge Call Options; Convertible Hedge Warrants	93
8.18.	Debt Payoff Documents	94
8.19.	FIRPTA Certificate	94
8.20.	Termination of Certain Agreements	94
8.21.	Tax Ruling Cooperation	94
8.22.	228 Consent	95

ARTICLE IX CONDITIONS TO EFFECT THE PRE-CLOSING RESTRUCTURING		95

9.1.	Conditions to Each Party’s Obligation to Effect the Pre-Closing Restructuring	95
9.2.	Conditions to Authentic’s, Parent’s and Merger Sub’s Obligation to Effect the Pre-Closing Restructuring	96
9.3.	Conditions to the Company’s Obligation to Effect the Pre-Closing Restructuring	97

ARTICLE X CONDITIONS TO EFFECT THE CLOSING		97

10.1.	Conditions to Each Party’s Obligation to Effect the Closing	97
10.2.	Conditions to Authentic’s, Parent’s and Merger Sub’s Obligation to Effect the Closing	98
10.3.	Conditions to the Company’s Obligation to Effect the Closing	98

ARTICLE XI TERMINATION		99

11.1.	Termination by Mutual Written Consent	99
11.2.	Termination by Either the Company or Authentic	99
11.3.	Termination by the Company	100
11.4.	Termination by Authentic	100
11.5.	Notice of Termination; Effect of Termination	101

ARTICLE XII MISCELLANEOUS AND GENERAL		103

12.1.	Survival	103
12.2.	Notices	103

12.3.	Expenses	105
12.4.	Transfer Taxes	105
12.5.	Amendment or Other Modification; Waiver	105
12.6.	Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury	105
12.7.	Specific Performance	106
12.8.	Third-Party Beneficiaries	107
12.9.	Fulfillment of Obligations	107
12.10.	Successors and Assigns	108
12.11.	Entire Agreement	108
12.12.	Severability	109
12.13.	Counterparts; Effectiveness	109
12.14.	Non-recourse	109
12.15.	Company Subsidiaries	110

EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A	Form of Certificate of Incorporation of the Surviving Corporation

Exhibit B	Phase I Restructuring and Pre-Closing Restructuring

Exhibit C	Company IPCo Assets

Exhibit D	Excluded Assets

Exhibit E	Additional Family Members

Exhibit F	Non-Rolling Stockholder

SCHEDULES

Company Disclosure Schedule

Authentic Disclosure Schedule

v

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of August 20, 2025, is entered into by and among Guess?, Inc., a Delaware corporation (the “Company”), Authentic Brands Group LLC, a Delaware limited liability company (“Authentic”), Glow Holdco 1, Inc., a Delaware corporation and, as of the date of this Agreement and until the Parent Equity Transfer (as defined below) is consummated, a Wholly Owned Subsidiary of Authentic (“Parent”), and Glow Merger Sub 1, Inc., a Delaware corporation and a Wholly Owned Subsidiary of Parent (“Merger Sub” and, together with the Company, Authentic and Parent, the “Parties”).

RECITALS

WHEREAS, the Parties intend that, subject to the terms and conditions of this Agreement and the applicable provisions of the DGCL, Merger Sub shall merge with and into the Company (the “Merger”), with the Company surviving the Merger;

WHEREAS, following the Condition Satisfaction Date and prior to the Effective Time, upon the terms and subject to the conditions set forth in this Agreement, Parent and the Company shall, or shall cause their respective Affiliates to, consummate the Pre-Closing Restructuring, pursuant to which, among other things, all of the Company IPCo Assets shall be contractually conveyed, transferred, assigned, delivered to and assumed by Company Swiss IPCo and Company US IPCo, as applicable;

WHEREAS, following the consummation of the Phase I Restructuring and the Pre-Closing Restructuring and immediately prior to the Effective Time, upon the terms and subject to the conditions set forth in this Agreement, the Company shall, or shall cause its applicable Wholly Owned Subsidiary to, (i) grant, transfer, convey, assign and deliver to Authentic (or its designee(s)), and Authentic (or its designee(s)) shall purchase and acquire from the Company (or its applicable Wholly Owned Subsidiary), all right, title and interest in and to the Authentic Acquired IPCo Equity and (ii) at the option of Parent, grant, transfer, convey, assign and deliver to Investor Holdings, and Investor Holdings shall purchase and acquire from the Company (or its applicable Wholly Owned Subsidiary), all right, title and interest in and to the Investor Acquired IPCo Equity;

WHEREAS, the special committee of the Company Board (the “Special Committee”) has, at a duly convened and held meeting, unanimously (i) determined that this Agreement, the Voting Agreement and the transactions contemplated by this Agreement, including the Merger and the Disposition, are fair to, and in the best interests of, the Unaffiliated Company Stockholders (as defined herein), and (ii) resolved to recommend to the Company Board that it (A) approve and declare advisable this Agreement, the Voting Agreement and the transactions contemplated by this Agreement, including the Merger and the Disposition, (B) determine that this Agreement, the Voting Agreement and the transactions contemplated by this Agreement, including the Merger and the Disposition, are fair to, and in the best interests of, the Unaffiliated Company Stockholders and (C) recommend that the holders of the Shares adopt this Agreement and approve the Disposition at any Company Stockholders Meeting (the “Special Committee Recommendation”);

WHEREAS, the Company Board has, at a duly convened and held meeting at which all directors other than those who are Rolling Stockholders were present, acting on the Special Committee Recommendation: (i) by unanimous vote of all directors present, (A) approved and declared advisable this Agreement, the Voting Agreement and the transactions contemplated by this Agreement, including the Merger and the Disposition, (B) determined that this Agreement, the Voting Agreement and the transactions contemplated by this Agreement, including the Merger and the Disposition, are fair to, and in the best interests of, the Company and the holders of the Shares, including the Unaffiliated Company Stockholders, and (C) resolved to recommend that the holders of the Shares adopt this Agreement and approve the Disposition at any Company Stockholders Meeting (the “Company Recommendation”); and (ii) by unanimous vote of all directors present, directed that this Agreement, including the Merger and the Disposition, be submitted to the holders of the Shares for their adoption at the Company Stockholder Meeting;

WHEREAS, the board of directors of Authentic has unanimously (a) approved and declared advisable this Agreement and the transactions contemplated by this Agreement and (b) determined that this Agreement and the transactions contemplated by this Agreement are fair to, and in the best interests of, Authentic;

WHEREAS, the board of directors of Parent has unanimously (a) approved and declared advisable this Agreement and the transactions contemplated by this Agreement and (b) determined that this Agreement and the transactions contemplated by this Agreement are fair to, and in the best interests of, Parent;

WHEREAS, the board of directors of Merger Sub has unanimously (a) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, (b) determined that this Agreement and the transactions contemplated by this Agreement are fair to, and in the best interests of Merger Sub and its sole stockholder, (c) directed that this Agreement be submitted to its sole stockholder for its adoption and (d) resolved to recommend that its sole stockholder adopt this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and material inducement Authentic’s willingness to both form Parent and Merger Sub and enter into this Agreement, the Stockholders (as defined in the Voting Agreement) as beneficial owners of Shares representing, in the aggregate, 49.972% of the issued and outstanding Shares as of the Capitalization Time are entering into a voting agreement with Authentic and the Company (the “Voting Agreement”), pursuant to which, among other things, such Persons have agreed to vote certain of the Shares and any other equity interests of the Company beneficially owned by each of them in favor of the adoption of this Agreement as more particularly set forth therein;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and material inducement to Authentic’s willingness to both form Parent and Merger Sub and enter into this Agreement, (i) the Rolling Stockholders have entered into an interim investors agreement (the “Interim Investors Agreement”), whereby, subject to the provisions contained in the Interim Investors Agreement, the Rolling Stockholders and Authentic have agreed to certain terms and conditions that govern certain actions of the Rolling Stockholders and Authentic during the period between the date hereof and the Closing and (ii) the Rolling Stockholders have agreed to effect the Parent Equity Transfer prior to the Closing in accordance with (and subject to) the terms of this Agreement; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth in this Agreement, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION AND CONSTRUCTION

1.1. Definitions. Unless otherwise specified in this Agreement and subject to Section 1.2 and Section 1.3, the following terms have the meanings set forth in this Section 1.1:

“228 Consent” has the meaning set forth in Section 8.22.

“ABL Agreement” has the meaning set forth in the definition of Loan Agreements.

“Acquired IPCo Equity” means, collectively, the Authentic Acquired IPCo Equity and the Investor Acquired IPCo Equity.

“Acquisition Proposal” means any proposal, offer, inquiry or indication of interest (other than a proposal, offer, inquiry or indication of interest by Authentic, Parent, the Rolling Stockholders or any of their respective Affiliates, together or individually) relating to (a) a merger, joint venture, partnership, exclusive license, consolidation, dissolution, liquidation, tender offer, share exchange, recapitalization, reorganization, spin-off, plan of arrangement, asset purchase, business combination, acquisition or any other similar transaction (or series of related transactions) involving the Company or any of its Subsidiaries by any third Person or Group or (b) a direct or indirect acquisition, exchange, transfer or other similar transaction (or series of related transactions) by any third Person or Group of assets or equity securities of the Company or any of its Subsidiaries, that in the case of clauses (a) or (b), if consummated would result in any third Person or Group, directly or indirectly, becoming the beneficial owner of twenty percent or more of the: (i) total voting power of any class of equity securities of the Company or any of its Subsidiaries; or (ii) consolidated net revenues, consolidated net income or consolidated total assets of the Company and its Subsidiaries, in each case of the foregoing clauses (i) and (ii) of this definition, after giving effect to the consummation of the transaction contemplated by such proposal, offer, inquiry or indication of interest. For the avoidance of doubt, a proposal, offer, inquiry or indication of interest by a third Person or Group that requires the participation of one or more of the Rolling Stockholders in the proposed transaction shall not be excluded by the initial parenthetical above.

“Acquisition Proposal Notice” has the meaning set forth in Section 8.2(d)(iii).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” and the correlative meanings of the terms “controlled by” and “under common control with,” as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise; provided, that (i) the Rolling Stockholders shall not, for purposes of the Transaction Documents, be deemed Affiliates of the Company, Authentic, Parent, Merger Sub or their respective Subsidiaries (including any Person created in connection with the transactions contemplated by this Agreement, including as part of the Phase I Restructuring or the Pre-Closing Restructuring) (except that, as of immediately following the Parent Equity Transfer, the Rolling Stockholders shall be deemed to be Affiliates of Parent and Merger Sub, but not of Authentic or any of its Affiliates), (ii) the Company and its Subsidiaries shall not be deemed Affiliates of the Rolling Stockholders, Parent or Merger Sub for purposes of the Transaction Documents, (iii) Authentic and its Subsidiaries shall not be deemed Affiliates of the Rolling Stockholders, or, following the Parent Equity Transfer, Parent or Merger Sub for purposes of the Transaction Documents (provided, that, prior to the Parent Equity Transfer, Authentic shall be deemed to be an Affiliate of Parent and Merger Sub), and (iv) for the avoidance of doubt, portfolio companies of investment funds advised or managed by any investor in Authentic shall not be deemed Affiliates of Authentic for the purposes of this Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Acquisition Agreement” means, other than a Permitted Confidentiality Agreement, any agreement, letter of intent, term sheet memorandum of understanding, agreement in principle or any other similar agreement or document relating to any Acquisition Proposal.

“Anti-Bribery Laws” means the U.S. Foreign Corrupt Practices Act of 1977 and applicable anti-bribery, anti-corruption and similar Laws in jurisdictions in which the Company or any of its Subsidiaries operate or conduct business.

“Antitrust Law” means all U.S. and non-U.S. antitrust, competition or other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, including the Sherman Antitrust Act of 1890, the Clayton Act of 1914 and the HSR Act.

“Applicable Date” means January 1, 2022.

“Audit Committee” means the audit committee of the Company Board.

“Authentic” has the meaning set forth in the Preamble.

“Authentic Acquired IPCo Equity” has the meaning set forth in Section 2.1(e)(i).

“Authentic Approvals” has the meaning set forth in Section 7.3(a).

“Authentic Contribution” has the meaning set forth in Section 2.2.

“Authentic Disclosure Schedule” has the meaning set forth in Article VII.

“Authentic Equity Purchase” has the meaning set forth in Section 2.1(e)(i).

“Authentic Material Adverse Effect” means any Effect that, individually or in the aggregate, does or would reasonably be expected to materially delay, materially impair or prevent the ability of Authentic to timely consummate the transactions contemplated by this Agreement, including the Merger.

“Bankruptcy and Equity Exception” means limitations on enforceability arising from (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles; or (ii) Laws governing specific performance, injunctive relief, and other equitable remedies.

“Benefit of the Bargain Damages” has the meaning set forth in Section 11.5(b).

“Book-Entry Share” means each book-entry account formerly representing any non-certificated Eligible Shares.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of New York or the State of California are authorized or obligated by Law to close.

“Bylaws” has the meaning set forth in Section 3.2.

“Capitalization Time” means 5:00 p.m. (New York time) on August 18, 2025.

“Certificate” means each certificate formerly representing any Eligible Shares.

“Certificate of Merger” means a certificate of merger relating to the Merger.

“Change of Recommendation” means any of the actions set forth in clauses (A) through (F) of Section 8.2(d)(i).

“Charter” has the meaning set forth in Section 3.1.

“Chosen Courts” means the Court of Chancery of the State of Delaware, or if such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) (and in each case, any appellate courts therefrom); provided that if subject matter jurisdiction over the matter that is the subject of the applicable Proceeding is vested exclusively in the U.S. federal courts, such Proceeding shall be heard in the U.S. District Court for the District of Delaware and any appellate courts therefrom.

“Closing” means the closing of the transactions contemplated by this Agreement.

“Closing Date” means the date on which the Closing actually occurs.

“Code” means the Internal Revenue Code of 1986.

“Company” has the meaning set forth in the Preamble.

“Company Approvals” has the meaning set forth in Section 5.4(a).

“Company Benefit Plan” means any benefit or compensation plan, program, policy, practice, agreement, arrangement or other obligation, whether or not in writing and whether or not funded, in each case, which is sponsored or maintained by, or required to be contributed to, or with respect to which any potential obligation or liability (whether absolute or contingent) is borne by, the Company or any of its Subsidiaries, including ERISA Plans, employment, consulting, post-employment or retirement (including compensation, pension, health, medical or life insurance benefits), severance, termination or “change of control” agreements, deferred compensation, equity or equity-based, incentive, bonus, supplemental retirement, profit sharing, vacation, holiday, sick leave or other paid time off, insurance (including any self-insured arrangements), health or medical, dental, vision, life insurance, accident insurance, cafeteria plan, flexible spending, employee assistance program, disability, relocation, supplemental unemployment benefits, welfare, perquisites, fringe or other benefits or remuneration of any kind, but specifically excluding any Multiemployer Plan.

“Company Board” means the board of directors of the Company, and also includes any committee thereof (other than the Special Committee).

“Company Disclosure Schedule” has the meaning set forth in Article V.

“Company Employee” means any current or former employee (whether full- or part-time and, including any officer) of the Company or any of its Subsidiaries (including those who are or were co-employed through a professional employer organization or an employer of record).

“Company Equity Awards” means, collectively, the Company Options, Company PSUs, Company RSAs and Company RSUs.

“Company Equity Payments” has the meaning set forth in Section 4.3(e).

“Company ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company or any of its Subsidiaries as a “single employer” within the meaning of Section 414(b), (c), (m), or (o) of the Code.

“Company Intellectual Property” means all Intellectual Property owned by or purported to be owned by the Company or any of its Subsidiaries.

“Company IPCo Assets” means, other than the Excluded Assets, all of the rights, title and interests owned by the Company or any of its Subsidiaries or Affiliates (A) in or to the Company Intellectual Property, including the Intellectual Property described on Exhibit C, together with: (i) all existing rights of any kind whatsoever of the Company, its Subsidiaries and its Affiliates accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world; (ii) any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and (iii) any and all claims and causes of action held by the Company, its Subsidiaries and its Affiliates, with respect to any of the foregoing, whether accruing before, on or after the date hereof, including all rights to and claims for damages and other legal and equitable relief for past, present and future infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages; (B) to the extent within the Company’s or its

Subsidiaries’ or Affiliates’ possession or control, all original chain of title documents, prosecution and opposition histories, copies of all records, documents, reports, analyses and other writings, whether in hard copy or electronic, to the extent related to the Company Intellectual Property that is not an Excluded Asset; and (C) all rights of the Company and its Subsidiaries or Affiliates under the Contracts set forth in Exhibit C (the “Transferred Contracts”). For the avoidance of doubt, none of the Excluded Assets will be deemed to be Company IPCo Assets.

“Company JV” has the meaning set forth in Section 12.15.

“Company Option” means any outstanding option to purchase Shares granted under the Equity Incentive Plan.

“Company PSU” means any outstanding award of restricted stock units granted under the Equity Incentive Plan, to the extent such award is subject to performance-based vesting requirements applicable to a performance period that has not been completed as of the Closing.

“Company Recommendation” has the meaning set forth in the Recitals.

“Company Registered IP” has the meaning set forth in Section 5.19(a).

“Company Reports” means the reports, forms, proxy statements, prospectuses, registration statements and other statements, certifications and documents required to be or that are otherwise filed with or furnished to the SEC pursuant to the Exchange Act or the Securities Act by the Company, including notes, exhibits and schedules thereto and any amendments and supplements thereto.

“Company RSA” means any outstanding restricted stock award granted under the Equity Incentive Plan.

“Company RSU” means any outstanding restricted stock unit granted under the Equity Incentive Plan that is not a Company PSU (including, for the avoidance of doubt, as of immediately prior to the Effective Time, outstanding restricted stock units granted under the Equity Incentive Plan that were granted as performance-based restricted stock units and which would be Company PSUs but for the fact that the applicable performance period has been completed as of the Closing).

“Company Stockholders Meeting” means any meeting of stockholders of the Company to be held to consider the adoption of this Agreement.

“Company Swiss IPCo” means Glow IPCo (as defined in the Pre-Closing Restructuring Plan), a Swiss company to be formed by the Company as a Wholly Owned Subsidiary pursuant to the Phase I Restructuring.

“Company US IPCo” means Guess IP (Legal) HoldCo (as defined in the Pre-Closing Restructuring Plan), a Delaware limited liability company to be formed by the Company as a Wholly Owned Subsidiary pursuant to the Phase I Restructuring.

“Compensation Committee” means the compensation committee of the Company Board.

“Condition Satisfaction Date” means the date on which all of the conditions set forth in Article IX are satisfied or waived, as the case may be.

“Confidentiality Agreement” means the confidentiality agreement, entered into between the Company and Authentic, dated April 30, 2025.

“Consent” has the meaning set forth in Section 5.4(a).

“Continuing Employees” means the Company Employees at the Effective Time who continue to remain employed with the Company or any of its Subsidiaries immediately after the Effective Time.

“Contract” means any legally binding contract, subcontract, agreement, lease, license, sublicense, note, bond, mortgage, loan or indenture; provided, however, that “Contract” shall not include any Company Benefit Plan.

“Convertible Hedge Call Options” means those certain call options purchased by the Company pursuant to the Convertible Hedge Call Options Documentation, providing the Company the right to require counterparties thereto to deliver to the Company Shares, the cash value thereof or a combination thereof upon the exercise of such options in accordance with terms thereof.

“Convertible Hedge Call Options Documentation” means (a) the letter agreements evidencing convertible bond hedge transactions, each dated as of April 12, 2023, between the Company and each of Nomura Global Financial Products Inc, Bank of Montreal, Barclays Bank PLC and Jeffries International Limited, (b) the side letter agreements related to the convertible bond hedge transactions each dated as of April 12, 2023, between the Company and each of Nomura Global Financial Products Inc, Bank of Montreal, Barclays Bank PLC and Jeffries International Limited, (c) the letter agreement evidencing a convertible bond hedge transaction, dated as of January 5, 2024, between the Company and BNP Paribas, (d) the side letter agreement related to the convertible bond hedge transaction dated as of January 5, 2024, between the Company and BNP Paribas, (e) the amendment agreements related to the convertible bond hedge transactions dated as of January 10, 2024, between the Company and each of Nomura Global Financial Products Inc, Bank of Montreal, Barclays Bank PLC and Jeffries International Limited, (f) the letter agreement evidencing a convertible bond hedge transaction, dated as of March 28, 2024, between the Company and Bank of Montreal, (g) the side letter agreement related to the convertible bond hedge transaction dated as of March 28, 2024, between the Company and Bank of Montreal, and (h) the amendment agreements related to the convertible bond hedge transactions dated as of April 2, 2024, between the Company and each of Nomura Global Financial Products Inc, Bank of Montreal, Barclays Bank PLC, BNP Paribas and Jeffries International Limited.

“Convertible Hedge Warrants” means those certain call options sold by the Company pursuant to the Convertible Hedge Warrants Documentation, providing the counterparties thereto the right to require the Company to deliver Shares or cash value thereof to such counterparties upon the exercise of such options in accordance with the terms thereof.

“Convertible Hedge Warrants Documentation” means (a) the letter agreements evidencing issuer warrant transactions, each dated as of April 12, 2023, between the Company and each of Nomura Global Financial Products Inc, Bank of Montreal, Barclays Bank PLC and Jeffries International Limited, (b) the letter agreement evidencing an issuer warrant transaction, dated as of January 5, 2024, between the Company and BNP Paribas, and (c) the letter agreement evidencing an issuer warrant transaction, dated as of March 28, 2024, between the Company and Bank of Montreal.

“Convertible Notes” means the Company’s 3.75% Convertible Senior Notes due 2028 issued pursuant to the Convertible Notes Indenture.

“Convertible Notes Indenture” means the Indenture, dated as of April 17, 2023, between the Company and U.S. Bank Trust Company, National Association, as trustee.

“D&O Insurance” has the meaning set forth in Section 8.11(b).

“Debt Financing” means debt financing of the transactions contemplated hereby.

“Debt Financing Sources” means any Persons (including the agents, arrangers and lenders) that have entered into agreements in connection with all or any portion of any Debt Financing in connection with the transactions contemplated hereby; provided that none of Authentic, Parent or Merger Sub shall be a Debt Financing Source.

“Debt Payoff Documents” means with respect to the Indebtedness set forth on Section 8.18 of the Company Disclosure Schedule, (a) customary payoff letters reasonably satisfactory to Authentic, pursuant to which the creditors party thereto (or agent on behalf thereof) agree that upon payment of the amount of the Indebtedness described therein, all obligations with respect to such Indebtedness will be paid in full and all liens and credit support related thereto will be discharged and automatically released (such payment and release in full, the “Debt Payoff”), and (b) customary guarantee or lien release documentation reasonably satisfactory to Authentic, pursuant to which all of the obligations of the Company and its Subsidiaries (including as a borrower or a guarantor) thereunder will be terminated and all Encumbrances thereunder on the equity interests in and assets of the Company and its Subsidiaries will be released.

“DGCL” means the General Corporation Law of the State of Delaware.

“Disposition” means the disposition of the Acquired IPCo Equity pursuant to the Equity Purchases.

“Dissenting Shares” has the meaning set forth in the definition of “Dissenting Stockholders.”

“Dissenting Stockholders” means the holders of Shares who have duly and validly demanded appraisal pursuant to Section 262 of the DGCL and have not effectively withdrawn or otherwise waived or lost such right to appraisal under Section 262 of the DGCL (such Shares for which appraisal has been so duly demanded and the right thereto under Section 262 of the DGCL not effectively withdrawn or otherwise waived or lost, the “Dissenting Shares”).

“DTC” means The Depository Trust Company.

“Effect” means any event, change, development, circumstance, fact or effect.

“Effective Time” has the meaning set forth in Section 2.4.

“Eligible Shares” means the Shares issued and outstanding immediately prior to the Effective Time, other than any Excluded Shares and, subject to the last sentence of Section 4.2(f), any Dissenting Shares.

“Encumbrance” means any pledge, lien, charge, option, hypothecation, mortgage, deed of trust, deed to secure debt, security interest of any nature, right of first refusal, right of first offer, lease, sublease, preemptive right, license, sublicense, restriction, easement or any other encumbrance of any kind or nature whatsoever (including any restriction on the right to vote or transfer), whether contingent or absolute.

“Environmental Law” means any Law relating to: (a) the protection, investigation, remediation or restoration of the environment or natural resources; (b) the handling, labeling, management, recycling, generation, use, storage, treatment, transportation, presence, disposal, Release or threatened Release or exposure to any Hazardous Substance; (c) noise, odor, indoor air quality, wetlands, pollution, environmental contamination or any injury or threat of injury to Persons or property relating to any Hazardous Substance; or (d) occupational health and safety.

“Equity Incentive Plan” means the Guess?, Inc. 2004 Equity Incentive Plan (Amended and Restated effective March 26, 2022).

“Equity Purchases” means the Authentic Equity Purchase and the Investor Equity Purchase.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Plans” means “employee benefit plans” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA).

“ESPP” means the Guess?, Inc. 2002 Employee Stock Purchase Plan (Amended and Restated Effective March 26, 2022).

“Excess Company Cash” means the aggregate cash and cash equivalents of the Company and its Subsidiaries in excess of $151,000,000 as of the Closing (if any).

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Fund” has the meaning set forth in Section 4.2(a).

“Excluded Assets” means the assets set forth on Exhibit D.

“Excluded Information” means (a) consolidating financial statements, separate Subsidiary financial statements, related party disclosures, or any segment information, including any required by FASB Accounting Standards Codification Topic 280, (b) financial statements or other financial data (including selected financial data) for any period earlier than the year ended December 31, 2022, (c) financial information that the Company or its Affiliates does not maintain in the ordinary course of business, (d) information not reasonably available to the Company or its Affiliates under their respective current reporting systems, or (e) (x) pro forma financial information or pro forma financial statements or (y) projections.

“Excluded Shares” means the (a) Shares owned by Authentic, Parent, Merger Sub or any other controlled Affiliate of Authentic or Parent, the Company or any Wholly Owned Subsidiary of the Company, and in each case not held on behalf of third parties and (b) Rollover Shares.

“Existing Indebtedness” means (a) the Convertible Notes issued pursuant to the Convertible Notes Indenture, (b) the Convertible Hedge Warrants, (c) the Indebtedness pursuant to the Loan Agreements, and (d) such other Indebtedness as set forth on Section 5.11(a)(iii) or Section 1.1 (Existing Indebtedness) of the Company Disclosure Schedule.

“Financing Indemnified Parties” has the meaning set forth in Section 8.12(d).

“Foreign Subsidies Regulation” means Regulation (EU) 2022/2560 of the European Parliament and of the Council of 14 December 2022 on foreign subsidies distorting the internal market.

“Fraud” means intentional and knowing common law fraud under Delaware law in the representations and warranties set forth in this Agreement.

“GAAP” means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board applicable as of the time of the relevant financial statements or accounting procedure or action referred to herein and consistently applied during the periods involved.

“Governmental Entity” means any U.S. or non-U.S. (including any supranational, federal, national, state or local) government or governmental, quasi-governmental, regulatory or self-regulatory authority, enforcement authority, agency, commission, licensing authority, body or other entity or any subdivision or instrumentality thereof, including any official, public international organization, stock exchange or other self-regulatory organization, court, tribunal, arbitrator, legislature or any subdivision or instrumentality thereof, in each case of competent jurisdiction.

“Group” has the meaning set forth in Rule 13d-5 under the Exchange Act.

“Hazardous Substance” means any: (a) substance, material or waste that is listed, designated, classified or otherwise regulated as “hazardous,” “toxic,” “dangerous,” a “pollutant,” a “contaminant” (or terms of similar import) pursuant under any Environmental Law; and (b) substance that is a petroleum, petroleum products or petroleum by-products, asbestos or asbestos-containing materials, per- or polyfluoroalkyl substances, lead-containing paint or plumbing, polychlorinated biphenyls, toxic molds, radioactive materials or radon.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” means, with respect to any Person, without duplication, all obligations or liabilities of such Person (a) for borrowed money (including deposits or advances of any kind to such Person), (b) evidenced by bonds, debentures, notes or similar instruments, (c) for finance leases (as determined in accordance with GAAP) or to pay the deferred and unpaid purchase price of property or equipment, (d) arising out of interest rate and currency swap agreements and any other arrangements designed to provide protection against fluctuations in interest or currency rates, (e) for net cash payment obligations of such Person under swaps, options, forward sales contracts, derivatives and other hedging Contracts, financial instruments or arrangements that will be payable upon termination thereof (assuming termination on the date of determination), (f) for letters of credit, bank guarantees and other similar Contracts entered into by or on behalf of such Person, in each case to the extent funds have been drawn and are payable thereunder, (g) pursuant to guarantees and arrangements having the economic effect of a guarantee of any obligation, liability or undertaking of any other Person contemplated by the foregoing clauses (a) through (f) of this definition, or (h) for the foregoing clauses (a) through (g) of this definition, all premiums, accrued interest and other payment obligations in respect thereto due or that would become due, in each case, solely as a result of the consummation of the transactions contemplated by this Agreement, including termination fees, prepayment penalties, “breakage costs” or similar payments associated with the repayment of such amounts, if any; provided that Indebtedness shall not include any intercompany indebtedness between or among a Person and its Wholly Owned Subsidiaries.

“Indemnified Parties” means, collectively, each current and former director or officer of the Company or any of its Subsidiaries, including, those persons serving or having served at the request of the Company as a director, officer, manager, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans.

“Inquiry” means an inquiry, request for discussions or negotiations or request to review non-public information of the Company and its Subsidiaries that would reasonably be expected to lead to an Acquisition Proposal or an Alternative Acquisition Agreement.

“Insurance Policies” means any fire and casualty, general liability, business interruption, product liability, sprinkler and water damage, workers’ compensation and employer liability, directors, officers and fiduciaries policies and other liability insurance policies, including any reinsurance policies and self-insurance programs and arrangements maintained by the Company or any of its Subsidiaries.

“Intellectual Property” means all intellectual property, industrial or proprietary rights, including statutory or common law rights, arising under the Laws of the United States or any other jurisdiction in the world, whether registered or unregistered, including rights in or to: (a) trademarks, service marks, trade names, brand names, including product names, corporate names, service names, symbols, logos, trade dress, slogans, Internet domain names and registrations, social media accounts, uniform resource locators, and other identifiers of origin, in each case, and any foreign or international equivalent of any of the foregoing and any and all common law rights thereto and registrations and applications for registration thereof and any goodwill associated therewith (collectively, “Trademarks”); (b) patents, patent applications, registrations and invention disclosures, divisionals, revisions, supplementary protection certificates, continuations, continuations-in-part, renewals, extensions, substitutes, re-issues and re-examinations and inventions (whether or not patentable); (c) trade secrets, know-how, inventions, discoveries, algorithms, designs and other confidential or proprietary information

(collectively, “Trade Secrets”); (d) data and related rights, including database rights, customer lists, customer contact information, customer licensing and purchasing histories, manufacturing information, business plans, product roadmaps; (e) published and unpublished works of authorship and moral rights, whether copyrightable or not (including software, and website and mobile content), in each case, whether or not registered or sought to be registered, copyrights therein and thereto, together with all common law rights and moral rights therein, and any registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; (f) promotional materials, designs, design rights, patterns, assembly procedures, tech packs, drawings, prototypes, molds, artwork, archival materials and advertising materials, and archival collections and samples (if any); and (g) all other intellectual property rights of every kind and nature now known or hereafter recognized in any jurisdiction.

“Interim Covenant Exceptions” has the meaning set forth in Section 8.1(a).

“Interim Investors Agreement” has the meaning set forth in the Recitals.

“Interim Period” has the meaning set forth in Section 8.1(a).

“International Trade Control Laws” means (i) all applicable trade, export control, import, and antiboycott Laws imposed by the U.S. government, including Export Administration Regulations (15 C.F.R. § 730 et seq.), the Export Control Reform Act of 2018 (50 U.S.C. §§ 4801-4861), the International Traffic in Arms Regulations (22 C.F.R. § 120 et seq.), the Arms Export Control Act (22 U.S.C. § 1778), Section 999 of the Internal Revenue Code, the U.S. customs laws at Title 19 of the U.S. Code, the U.S. customs regulations at 19 C.F.R. Chapter 1, and the Foreign Trade Regulations (15 C.F.R. Part 30); and (ii) all applicable trade, export control, import, and antiboycott laws and regulations imposed, administered or enforced by any other country, except to the extent inconsistent with U.S. Law.

“Intervening Event” means an Effect (other than any Effect resulting from a material breach of this Agreement by the Company), (i) that becomes actually known to the Special Committee after the execution and delivery of this Agreement and on or prior to the Company Stockholder Approval and (ii) that was not reasonably foreseeable (with respect to substance or timing) by the Special Committee as of or prior to the execution and delivery of this Agreement; provided, that (A) any Effect that is the result of factors generally affecting the industries in which the Company and its Subsidiaries operate, in the geographic markets in which they operate or where their products or services are sold or sourced (as applicable), (B) any Effect that involves or relates to an Acquisition Proposal or a Superior Proposal or any inquiry or communications or matters relating thereto, (C) the fact, in and of itself, that the Company meets or exceeds any internal or analysts’ expectations or projections, (D) any changes or lack thereof, in and of themselves, after the date hereof in the market price or trading volume of the Shares, or (E) any failure to obtain any Required Regulatory Approvals, individually or in the aggregate, will not be deemed to constitute an Intervening Event.

“Investor Acquired IPCo Equity” has the meaning set forth in Section 2.1(e)(ii).

“Investor Equity Purchase” has the meaning set forth in Section 2.1(e)(ii).

“Investor Holdings” has the meaning set forth in Section 2.1(e)(ii).

“IP Assignment” has the meaning set forth in Section 5.19(e).

“IPCo Holdings” means the entity identified as “IPCo Holdings” in Exhibit A of the Interim Investors Agreement, a Delaware company to be formed by one or more of the Rolling Stockholders or any of their Affiliates.

“IRS” means the U.S. Internal Revenue Service.

“Knowledge” or any similar phrase means (a) with respect to the Company, the actual knowledge of the individuals set forth in Section 1.1 (Knowledge) of the Company Disclosure Schedule, and (b) with respect to Authentic, the actual knowledge of the individuals set forth in Section 1.1 (Knowledge) of the Authentic Disclosure Schedule.

“Labor Agreement” has the meaning set forth in Section 5.14(a).

“Law” means any U.S. or non-U.S. supranational, national, federal, state or local law, statute, constitution, treaty, common law, ordinance, code, standard, rule, regulation, directive, interpretive guidance, ruling, requirement or Order issued, enacted, adopted, promulgated or otherwise put into effect by or under the authority of any Governmental Entity.

“Leased Real Property” means all leasehold or subleasehold estates and other licenses or other rights to use and occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any of its Subsidiaries.

“Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral) entered into by the Company or any of its Subsidiaries, including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, pursuant to which the Company or any of its Subsidiaries holds any Leased Real Property.

“Licenses” means all licenses, permits, certifications, approvals, registrations, consents, authorizations, accreditations, qualifications, rights, privileges, franchises, variances and exemptions issued or granted by a Governmental Entity.

“Loan Agreements” means (a) that certain Amended & Restated Loan, Guaranty and Security Agreement, dated as of December 20, 2022, by and among the Company, Guess? Retail, Inc., Guess.com, Inc., Guess? Canada Corporation, the guarantors party thereto, Bank of America, N.A., as agent for the lenders, and each of the lenders party thereto, as amended from time to time (the “ABL Agreement”), and (b) that certain Revolving Credit Facility Agreement, dated as of May 5, 2022, among Guess Europe Sagl, as borrower, Guess? Europe B.V., as guarantor, UBS Switzerland AG and Credit Suisse (Switzerland) Ltd, as lead arrangers and joint bookrunners, UBS Switzerland AG, as agent, and the lenders party thereto, as amended from time to time.

“Material Adverse Effect” means any Effect that, individually or in the aggregate (i) is, has or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries (taken as a whole) or (ii) is or would reasonably be expected to materially delay, materially impair or prevent the consummation of the transactions contemplated by this Agreement, including the Merger, by the Company; provided, however, that none of the following, and no Effect arising out of or resulting from any of the following, either individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur:

(a) Effects that are the result of factors generally affecting the U.S. or global economy, credit, capital, securities or financial markets or political, geopolitical, regulatory or business conditions, including any changes in currency exchange rates, credit availability and liquidity, trading volumes, monetary policy, tariff policy or inflation;

(b) Effects that are the result of factors generally affecting the industries in which the Company or any of its Subsidiaries operate;

(c) changes or proposed changes in GAAP or other accounting standards or in any applicable Law (or the enforcement or interpretation of any of the foregoing), including changes in tariff rates or the imposition of tariffs;

(d) any failure by the Company and its Subsidiaries to meet (i) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (ii) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations; provided that any Effect underlying such failure may, if not otherwise excluded from being taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur, be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur;

(e) any acts of war (whether or not declared), outbreak of hostilities, sabotage, riots, demonstrations, public disorders, terrorism (including cyber-terrorism) or military actions, any weather event or natural disaster, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural or man-made disasters and other force majeure event or any outbreak of a pandemic or disease outbreaks, including any escalation or general worsening of any such events or occurrences or any action, Law, pronouncement or guideline taken or promulgated by any Governmental Entity in response to any of the foregoing;

(f) the taking of any action specifically required by, or the failure to take any action specifically prohibited by, this Agreement (excluding any such actions required to be taken or not taken pursuant to Section 8.1(a)) or the other Transaction Documents or any actions taken or refrained from being taken by the Company or any of its Subsidiaries upon Authentic’s, Parent’s or their respective Affiliates’ written request;

(g) the availability or cost of equity, debt or other financing to Authentic, Parent or Merger Sub;

(h) any Transaction Litigation;

(i) Effects that are the result of the execution and delivery of this Agreement and the other Transaction Documents, the consummation of the Merger or the other transactions contemplated hereby or thereby or the public announcement of any of the foregoing, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with employees, suppliers, customers, lessors, partners, joint venturers, vendors, regulators, Governmental Entities or any other third Person; provided, however, that this clause (i) shall not apply to any representation or warranty contained in this Agreement to the extent such representation and warranty expressly relates to any such Effect;

(j) Effects that are the result of the Phase I Restructuring or Pre-Closing Restructuring; or

(k) a change in the market price or trading volume of the Shares on NYSE or any change in the credit rating of the Company or any of its securities; provided that any Effect underlying such change in the market price or trading volume may, if not otherwise excluded from being taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur, be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur;

provided further that, with respect to clauses (a), (b), (c) and (e) of this definition, such Effects shall be taken into account in determining whether a “Material Adverse Effect” has occurred or would reasonably be expected to occur if such Effects disproportionately affect the Company and its Subsidiaries (taken as a whole) relative to other companies of similar size operating in the industries in which the Company or any of its Subsidiaries operate, in which case, only such incremental disproportionate effect shall be taken into account.

“Material Contract” has the meaning set forth in Section 5.11(a)(xiv).

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 4.2(a).

“Merger Sub” has the meaning set forth in the Preamble.

“Multiemployer Plans” means “multiemployer plans” as defined by Section 3(37) of ERISA.

“Non-Recourse Parties” has the meaning set forth in Section 12.14.

“Non-U.S. Company Benefit Plan” means a Company Benefit Plan that is maintained primarily for the benefit of Company Employees outside of the United States.

“Non-Wholly Owned Subsidiary” has the meaning set forth in Section 5.2(d).

“Notice Period” has the meaning set forth in Section 8.2(d)(iii).

“NYSE” means the New York Stock Exchange and any successor stock exchange.

“Order” means any order, award, judgment, injunction, writ, decree (including any consent decree or similar agreed order or judgment), directive, settlement, stipulation, ruling, determination, charge, required undertaking, corrective action plan, decision or verdict, whether civil, criminal or administrative, in each case, that is imposed, entered, issued, made or rendered by any Governmental Entity.

“Ordinary Course of Business” means, with respect to any Person, the conduct that is consistent in nature, scope and magnitude with the past practices of such Person.

“Organizational Documents” means (a) with respect to any Person that is a corporation, its certificate of incorporation and bylaws or comparable documents, (b) with respect to any Person that is a partnership, its certificate of partnership and partnership agreement or comparable documents, (c) with respect to any Person that is a limited liability company, its certificate of formation and limited liability company agreement or comparable documents, (d) with respect to any Person that is a trust, its declaration of trust, or comparable documents and (e) with respect to any other Person that is not an individual, its comparable organizational documents.

“Original Date” has the meaning set forth in Section 8.3(b).

“Outside Date” has the meaning set forth in Section 11.2(a).

“Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or any of its Subsidiaries.

“Parent” has the meaning set forth in the Preamble.

“Parent Approvals” has the meaning set forth in Section 6.4(a).

“Parent Benefit Plan” means any benefit or compensation plan, program, policy, practice, Contract or other obligation, whether or not in writing and whether or not funded, in each case, which is sponsored or maintained by, or required to be contributed to, or with respect to which any potential obligation or liability is borne by, Parent or any of its Subsidiaries, including ERISA Plans, employment, consulting, post-employment or retirement (including compensation, pension, health, medical or life insurance benefits), severance, termination or “change of control” agreements, deferred compensation, equity or equity-based, incentive, bonus, supplemental retirement, profit sharing, vacation, holiday, sick leave or other paid time off, insurance (including any self-insured arrangements), health or medical, dental, vision, life insurance, accident insurance, cafeteria plan, flexible spending, employee assistance program, disability, relocation, supplemental unemployment benefits, welfare, perquisites, fringe or other material benefits or material remuneration of any kind.

“Parent Equity Interests” has the meaning set forth in Section 2.1(d).

“Parent Equity Transfer” has the meaning set forth in Section 2.1(d).

“Parent Equity Transfer Effective Time” means the effective time of the Parent Equity Transfer.

“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, does or would reasonably be expected to materially delay, materially impair or prevent the ability of Parent or Merger Sub to timely consummate the transactions contemplated by this Agreement, including the Merger.

“Parties” has the meaning set forth in the Preamble.

“Paying Agent” means the paying agent selected by Authentic and approved by the Company in writing prior to the Effective Time.

“Paying Agent Agreement” means the Contract pursuant to which Authentic shall appoint the Paying Agent, which shall be in form and substance reasonably acceptable to the Company.

“Per Share Merger Consideration” means $16.75 per Share in cash, without interest.

“Permitted Confidentiality Agreement” has the meaning set forth in Section 8.2(b)(ii).

“Permitted Encumbrances” means: (a) Encumbrances for current Taxes or other governmental charges not yet due and payable or, if due and payable, that the Person subject to such Taxes or other governmental charges is contesting in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP, (b) cashiers, mechanics’, carriers’, workmen’s, repairmen’s, landlords’ or other like Encumbrances arising or incurred in the Ordinary Course of Business that relate to obligations (x) that are not yet due and payable or, if due, are not delinquent or (y) as to which the validity or amount of which is being contested in good faith by appropriate proceedings, for which adequate reserves have been established in accordance with, and to the extent required by, GAAP consistent with past practice, (c) with respect to Real Property, (i) non-monetary Encumbrances of record that do not, individually or in the aggregate, have a material impact on the current use or value of such Real Property or (ii) leases and subleases in the Ordinary Course of Business, (d) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, (e) Encumbrances relating to intercompany borrowings among a Person and its wholly owned subsidiaries, (f) Encumbrances securing the Existing Indebtedness, (g) precautionary UCC financing statements (including any assignments), including any filed in respect of any Existing Indebtedness or any other obligation and similar filings made in respect of consignment arrangements or other similar agreements, (h) non-exclusive licenses or sublicenses granted to or in Intellectual Property in the Ordinary Course of Business, (i) Encumbrances imposed by applicable Law (other than Tax Law), (j) pledges or deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations or a similar nature, in each case, in the Ordinary Course of Business, (k) non-monetary Encumbrances the existence of which are disclosed in the notes to the audited consolidated financial statements of the Company included in the Company Reports, (l) Encumbrances under the agreements set forth on Section 1.1 (Permitted Encumbrances) of the Company Disclosure Schedule or (m) any Encumbrances granted by any stockholder of the Company on the Shares owned by such stockholder.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Personal Information” means any information defined as “personal data”, “personally identifiable information”, “ personal information” or other similar term under any Laws relating to privacy or data security.

“Phase I Restructuring” means, collectively, the steps or actions set forth on the Pre-Closing Restructuring Plan which are scheduled to occur prior to the Condition Satisfaction Date as set forth on Part 1 of Exhibit B attached hereto and any other actions reasonably requested by Authentic to give effect to the Pre-Closing Restructuring Plan that, in the Company’s reasonable judgment, would not impede, delay or impair the Condition Satisfaction Date or the Closing or create any material liability or material obligation for the Company and its Subsidiaries (taken as a whole).

“Pillar Two” means all laws, regulations, and treaties implementing the regimes set out in the OECD (2021), Tax Challenges Arising from the Digitalization of the Economy – Global Anti-Base Erosion Model Rules (Pillar Two): Inclusive Framework on BEPS, OECD, Paris, https://www.oecd.org/tax/beps/tax-challenges-arising-from-the-digitalisation-of-the-economy-global-anti-base-erosion-model-rules-pillar-two.htm (as amended, updated, or restated) and all associated OECD commentaries and guidance.

“Pre-Closing Restructuring” has the meaning set forth in Section 2.1(b).

“Pre-Closing Restructuring Documentation” has the meaning set forth in Section 2.1(c).

“Pre-Closing Restructuring Indemnified Parties” has the meaning set forth in Section 11.5(f).

“Pre-Closing Restructuring Plan” has the meaning set forth in Section 2.1(b).

“Preferred Share” means any share of the preferred stock of the Company, par value $.01 per share.

“Privacy Requirements” means (a) any Laws relating to privacy or data security, (b) any Contracts or other written commitments of the Company and its Subsidiaries relating to privacy or data security of Personal Information, and (c) any public statements or policies adopted by the Company or its Subsidiaries relating to privacy or data security.

“Proceeding” means any action, cause of action, claim, demand, litigation, suit, investigation by a Governmental Entity, review, grievance, citation, summons, subpoena, inquiry, audit, hearing, originating application to a tribunal, arbitration or other similar proceeding of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at law, in contract, in tort or otherwise.

“Proxy Statement” has the meaning set forth in Section 8.5(a)(i).

“Real Property” means the Owned Real Property and Leased Real Property.

“Registered” means registered with, issued by, renewed by or the subject of a pending application before any Governmental Entity or Internet domain name registrar.

“Regulatory Filing Fees” has the meaning set forth in Section 8.5(b)(v).

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, emptying, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Substance into or through the indoor or outdoor environment.

“Representative” means, with respect to any Person, any director, principal, partner, manager, member (if such Person is a member-managed limited liability company or similar entity), employee (including any officer), consultant, investment banker, financial advisor, legal counsel, attorney-in-fact, accountant or other advisor, agent or other representative of such Person, in each case acting in their capacity as such.

“Required Regulatory Approvals” has the meaning set forth in Section 9.1(b).

“Requisite Company Vote” means the approval and adoption of this Agreement and approval of the Disposition, by an affirmative vote of (a) the holders of a majority of the outstanding Shares entitled to vote on such matter and (b) a majority of the votes cast by the disinterested stockholders (as such term is defined in Section 144 of the DGCL); which, for the avoidance of doubt, shall exclude any stockholder that is not an Unaffiliated Company Stockholder.

“Restructuring” means the ongoing restructuring of the Company’s operations contemplated by Schedule 1.1 (Restructuring).

“Rolling Stockholders” means the Stockholders (as defined in the Voting Agreement), excluding the Stockholder set forth on Exhibit F.

“Rollover Shares” means all Shares owned beneficially or of record by the Rolling Stockholders as of immediately prior to the Effective Time (for such purpose, after giving effect to the acceleration and vesting provisions set forth in Section 4.3), including as a result of the exercise of any Company Equity Award.

“Sanctioned Country” means a country or territory that is the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, and the Crimea, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic regions of Ukraine).

“Sanctioned Person” means any Person that is the target of Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State, and, as applicable, the United Nations Security Council, the European Union, any Member State of the European Union, or the United Kingdom; (b) any Person located, organized, or ordinarily resident in a Sanctioned Country; (c) the government of a Sanctioned Country or the Government of Venezuela; or (d) any Person fifty percent (50%) or more owned or, as applicable under relevant Sanctions, controlled by, any such Person or Persons or acting for or on behalf of such Person or Persons.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States (including OFAC and the U.S. Department of State), and, as applicable, the United Nations Security Council, the European Union, any European Union Member State, or the United Kingdom.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedule 13E-3” has the meaning set forth in Section 8.5(a)(i).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Section 16 Officer” has the meaning set forth in Section 5.13(a).

“Share” means any share of the common stock of the Company, par value $.01 per share.

“Special Committee” has the meaning set forth in the Recitals.

“Special Committee Recommendation” has the meaning set forth in the Recitals.

“Stock Plans” means, collectively, the Equity Incentive Plan and the ESPP.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of (a) the securities or ownership interests of such other Person having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions or (b) the equity or ownership interests of such other Person, in each case is directly or indirectly owned or controlled by such first Person or by one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries.

“Superior Proposal” means a bona fide written Acquisition Proposal that did not result from a material breach of Section 8.2(a) made after the date of this Agreement by a third Person (with references in the definition of Acquisition Proposal to twenty percent being deemed to be replaced with references to fifty percent) that the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its outside legal counsel and its or the Special Committee’s financial advisor, and after taking into account such legal, financial, regulatory, likelihood of consummation and other aspects of such proposal as the Company Board (acting on the recommendation of the Special Committee) or the Special Committee deems relevant, (i) is reasonably capable of being consummated in accordance with its terms and (ii) if consummated would result in a transaction more favorable to the Unaffiliated Company Stockholders from a financial point of view than the Merger (after taking into account any revisions to the terms and conditions of this Agreement proposed by Authentic pursuant to Section 8.2(d)(iii)).

“Surviving Corporation” has the meaning set forth in Section 2.5.

“Tail Period” means the period of six years from and after the Effective Time.

“Takeover Statute” means any “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation or Law that limits or restricts business combinations or the ability to acquire or vote shares.

“Tax Returns” means all returns and reports (including elections, declarations, disclosures, schedules, estimates, information returns and other documents and attachments thereto) relating to Taxes or the administration of any Laws relating to Taxes, including, for the avoidance of doubt, any amendments or supplements thereof, filed or supplied or required to be filed or supplied to any Taxing Authority.

“Taxes” means all income, profits, gains, franchise, transfer, net income, gross receipts, gross income, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property (including real property transfer or gains), withholding, excise, production, value added, ad valorem, occupancy, escheat, unclaimed property, business, occupation, estimated and other taxes, duties, fees, tariffs or assessments in the nature of a tax (including any taxes or similar charges imposed in connection with Pillar Two), together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, in each case imposed by any Governmental Entity having competent jurisdiction over the assessment, determination, collection or imposition of any such taxes, duties and assessments (such a Governmental Entity, a “Taxing Authority”).

“Taxing Authority” has the meaning set forth in the definition of “Taxes.”

“Termination Fee” means an amount equal to $23,297,914.

“Third-Party Consents” has the meaning set forth in Section 8.6.

“Top Customer” has the meaning set forth in Section 5.12(a).

“Top Licensee” has the meaning set forth in Section 5.12(c).

“Top Supplier” has the meaning set forth in Section 5.12(b).

“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property”.

“Trademarks” has the meaning set forth in the definition of “Intellectual Property”.

“Transaction Documents” has the meaning set forth in Section 12.11(a).

“Transaction Litigation” has the meaning set forth in Section 8.14.

“Transfer Taxes” means all transfer, documentary, sales, use, stamp, recording, value added, registration and other similar Taxes and fees.

“UFLPA” has the meaning set forth in Section 5.5(d).

“Unaffiliated Company Stockholders” means the holders of the outstanding Shares, excluding (a) Authentic, Parent and Merger Sub and their respective controlled Affiliates (if applicable), (b) the parties to the Voting Agreement, other than the Company and Authentic, and their respective Affiliates, (c) the additional family members of certain parties to the Voting Agreement identified on Exhibit E attached hereto, (d) the members of the Company Board and (e) any person that the Company has determined to be an “officer” of the Company within the meaning of Section 16a-1(f) of the Exchange Act.

“Voting Agreement” has the meaning set forth in the Recitals.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person of which all of the equity or ownership interests of such Subsidiary are directly or indirectly owned or controlled by such Person.

“Willful and Material Breach” means a material breach of any representation, warranty, covenant or agreement set forth in this Agreement that is a consequence of an act or failure to act by a Party with the actual knowledge that the taking of such act or failure to act would cause, or would reasonably be expected to result in, such material breach.

“XUAR” has the meaning set forth in Section 5.5(d).

1.2. Other Terms. Each of the capitalized terms used in this Agreement and not defined in Section 1.1 has the meaning set forth where such term is first used or, if no meaning is set forth, the meaning required by the context in which such term is used.

1.3. Interpretation and Construction.

(a) The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

(b) Unless otherwise specified in this Agreement or the context otherwise requires:

(i) all Preamble, Recital, Article, Section, clause, Exhibit and Schedule references used in this Agreement are to the preamble, recitals, articles, sections, clauses exhibits and schedules to this Agreement and references to Schedules include the Company Disclosure Schedule and the Authentic Disclosure Schedule, unless indicated otherwise;

(ii) if a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb);

(iii) the terms defined in the singular shall have a comparable meaning when used in the plural and vice versa;

(iv) words importing the masculine gender shall include the feminine and neutral genders and vice versa;

(v) whenever the words “includes” or “including” are used, they shall be deemed to be followed by the words “without limitation”;

(vi) the words “hereto,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms shall refer to this Agreement as a whole and not any particular provision of this Agreement;

(vii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”;

(viii) all accounting terms not expressly defined in this Agreement shall have the meanings given to them under GAAP;

(ix) references to the “United States” or abbreviations thereof mean the United States of America and its states, territories and possessions;

(x) the rule known as the ejusdem generis rule shall not apply, and accordingly, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;

(xi) the term “dollars” and the symbol “$” mean U.S. Dollars and all amounts in this Agreement shall be paid in U.S. Dollars;

(xii) any information or documents referred to in this Agreement shall be deemed to have been “made available” (or words of similar import) by or on behalf of one or more Parties to another Party or Parties if (A) such first Parties or Representatives thereof made such information or document available in any virtual data rooms established by or on behalf of such first Parties and accessible by any of the other Parties or Representatives thereof, in each case in connection with the transactions contemplated by this Agreement prior to the execution and delivery of this Agreement or (B) information or document is disclosed in the Company Reports filed or furnished on or after the Applicable Date and at least one Business Day prior to the execution and delivery of this Agreement;

(xiii) when calculating the period of time within which, or following which, any action is to be taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day and references to a number of days shall refer to calendar days unless Business Days are specified;

(xiv) all references to any (A) statute include the rules and regulations promulgated thereunder and all applicable, guidance, guidelines, bulletins or policies issued or made in connection therewith by a Governmental Entity and (B) Law shall be a reference to such Law as amended, re-enacted, consolidated or replaced as of the applicable date or during the applicable period of time;

(xv) all references to (A) any Contract, other agreement, document or instrument (excluding this Agreement) mean such Contract, other agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and, unless otherwise specified therein, include all schedules, annexes, addendums, exhibits and any other documents attached thereto or incorporated therein by reference and (B) this Agreement means this Agreement, as amended or otherwise modified from time to time in accordance with Section 12.5;

(xvi) unless context requires otherwise, “neither,” “nor,” “any,” “either” and “or” are not exclusive; and

(xvii) all references to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

(c) The Company Disclosure Schedule and the Authentic Disclosure Schedule may include items and information the disclosure of which is not required either in response to an express disclosure requirement of this Agreement or as an exception to one or more provisions set forth in this Agreement. Inclusion of any such items or information in the Company Disclosure Schedule or the Authentic Disclosure Schedule shall not be deemed to be an acknowledgement or agreement that any such item or information (or any non-disclosed item or information of comparable or greater significance) is “material” or that it has had or would have a Material Adverse Effect, a Parent Material Adverse Effect or an Authentic Material Adverse Effect, as the case may be. Further, nothing in the Company Disclosure Schedule or the Authentic Disclosure Schedule will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including any violation or breach of law or contract. The Parties agree that the disclosure set forth in any particular section of the Company Disclosure Schedule will be deemed to be an exception to or disclosure for the purposes of, as applicable, (i) the representations or warranties of the Company in the corresponding Section of this Agreement and (ii) any other representation or warranty of the Company that are set forth in this Agreement to the extent the relevance of such exception or disclosure is reasonably apparent on its face.

(d) The Parties have jointly negotiated and drafted this Agreement and if an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

THE TRANSACTIONS

2.1. Phase I Restructuring; Pre-Closing Restructuring; Parent Equity Transfer.

(a) Prior to the Condition Satisfaction Date, the Company shall, and shall cause each of its Affiliates to, effect the Phase I Restructuring set forth on Part 1 of Exhibit B in a manner reasonably acceptable to Authentic; provided that nothing in the Phase I Restructuring shall require the Company or any of its Affiliates to violate applicable Law or any Contract for which the counterparty’s consent has not been obtained despite the Company’s commercially reasonable efforts; provided, further, that in the event that the Company determines not to effect a transaction set forth in the Phase I Restructuring due to a reasonable determination by the Company that such transaction would violate applicable Law or any Contract for which the counterparty’s consent has not been obtained despite the Company’s commercially reasonable efforts, the Company shall: (i) promptly notify Authentic and (ii) use commercially reasonable efforts to implement such transaction proposed in writing by Authentic (email being sufficient) in an alternative manner as similar as possible to the transaction contemplated by the Phase I Restructuring, which shall be mutually agreed between Authentic and the Company, acting reasonably and in good faith.

(b) Prior to the Effective Time, but subject to the occurrence of the Condition Satisfaction Date, Parent and the Company shall, and shall cause each of their applicable Affiliates to, effect the transactions set forth on Part 2 of Exhibit B attached hereto which are to be effected by such Party, including taking the steps in accordance with the steps plan set forth thereon which are to be effected by such Party (such schedule Part 1 and Part 2 collectively, the “Pre-Closing Restructuring Plan” and such transactions and steps on Part 2 of Exhibit B, the “Pre-Closing Restructuring”), pursuant to which, among other things, all of the Company IPCo Assets shall be contractually conveyed, transferred, assigned, delivered to and assumed by Company Swiss IPCo and Company US IPCo; provided that nothing in the Pre-Closing Restructuring shall require Parent, the Company or any of their applicable Affiliates to violate applicable Law; provided, further, that in the event that the Company determines not to effect a transaction set forth in the Pre-Closing Restructuring due to a reasonable determination by the Company pursuant to the foregoing proviso, the Company shall: (i) promptly notify Authentic and (ii) use commercially reasonable efforts to implement such transaction proposed in writing by Authentic (email being sufficient) in an alternative manner as similar as possible to the transaction contemplated by the Pre-Closing Restructuring, which shall be mutually agreed between Authentic and the Company, acting reasonably and in good faith; and provided, further, that all filings or related recordations or perfections of any transfers described in Part 2 of the Pre-Closing Restructuring Plan shall not occur prior to the Condition Satisfaction Date. Notwithstanding anything to the contrary contained herein, following the date hereof, the Pre-Closing Restructuring may be amended by Authentic, but shall not be amended, modified or waived by Authentic in any manner that the Special Committee determines in good faith would reasonably be expected to (after consultation with its outside counsel and taking into account all relevant facts, including Authentic’s and Parent and Merger Sub’s perspectives) materially delay, impair or impede the Closing or that would result in the Company violating applicable Law.

(c) Authentic shall, as promptly as practicable, deliver drafts of all agreements and other documents required to be executed by the Company or any of its Subsidiaries in order to consummate the Phase I Restructuring and the Pre-Closing Restructuring (such agreements and documents, the “Pre-Closing Restructuring Documentation”) to the Company for the Company’s review; provided that the Company shall cooperate with Authentic and provide Authentic with information regarding the Company and its Affiliates as reasonably requested by Authentic in connection with the preparation of the Pre-Closing Restructuring Documentation. Authentic shall implement any timely comments made by the Company to the Pre-Closing Restructuring Documentation in good faith, so long as such comments do not adversely affect

Authentic, the Rolling Stockholders, the Company or any of their respective Affiliates in any material respect, impact the Per Share Merger Consideration or delay, impair or impede the Closing (it being understood that such comments must be consistent with the Pre-Closing Restructuring Plan); provided, further, that Authentic agrees to deliver the Pre-Closing Restructuring Documentation in a manner and at a time that will not and would not reasonably be expected to delay the Condition Satisfaction Date or the Closing Date, in each case, assuming consummation of the Phase I Restructuring or the Pre-Closing Restructuring was not a condition to such dates, respectively.

(d) On the Condition Satisfaction Date, as part of the Pre-Closing Restructuring, Authentic shall transfer all of the issued and outstanding equity interests of Parent (and indirectly through ownership of Parent, Merger Sub) (the “Parent Equity Interests”) to IPCo Holdings and, pursuant to the terms of the Voting Agreement, IPCo Holdings shall irrevocably accept all of the Parent Equity Interests for no consideration (such transfer and irrevocable acceptance, the “Parent Equity Transfer”).

(e) Purchase of Acquired IPCo Equity.

(i) On the Closing Date, following the consummation of the Phase I Restructuring and the Pre-Closing Restructuring and immediately prior to the Effective Time, upon the terms and subject to the conditions set forth in this Agreement, the Company shall, or shall cause its applicable Affiliate to, grant, transfer, convey, assign and deliver to Authentic (or its designee(s)), and Authentic (or its designee(s)) shall purchase and acquire from the Company (or its applicable Affiliate) all right, title and interest in and to (a) 51% of the issued and outstanding equity interests of Company Swiss IPCo and (b) 51% of the issued and outstanding equity interests of Company US IPCo (such equity interests, collectively, the “Authentic Acquired IPCo Equity” and such purchase, the “Authentic Equity Purchase”), free and clear of any Encumbrances, in each case, pursuant to documents prepared by Authentic.

(ii) At the option of Parent (following the Parent Equity Transfer Effective Time), on the Closing Date, following the consummation of the Phase I Restructuring and the Pre-Closing Restructuring, the Parent Equity Transfer Effective Time and immediately prior to the Effective Time, upon the terms and subject to the conditions set forth in this Agreement, the Company shall, or shall cause its applicable Affiliate to, grant, transfer, convey, assign and deliver to IPCo Holdings or its designee (such Person or Persons, “Investor Holdings”), and Parent (following the Parent Equity Transfer Effective Time) shall cause Investor Holdings to purchase and acquire from the Company (or its applicable Affiliate) all right, title and interest in and to (a) up to 19% of the issued and outstanding equity interests of Company Swiss IPCo and (b) up to 19% of the issued and outstanding equity interests of Company US IPCo (such equity interests, collectively, the “Investor Acquired IPCo Equity” and such purchase, the “Investor Equity Purchase”), free and clear of any Encumbrances, in each case, pursuant to documents in form and substance analogous to those described in Section 2.1(e)(i). Parent may exercise the option described in this Section 2.1(e)(ii) by written notice to the Company ten (10) Business Days prior to Condition Satisfaction Date, which written notice shall specify the percentage of Company Swiss IPCo and Company US IPCo to be acquired (which percentages shall be identical) and shall attach drafts of all required documentation to effect the Investor Equity Purchase.

2.2. Letter of Direction. Authentic will deliver to the Paying Agent or the Surviving Corporation (as applicable for any Company Equity Payments pursuant to Section 4.3(e)), on or prior to the Closing, an amount of cash (the “Authentic Contribution”) that, together with Excess Company Cash (if applicable), will be sufficient for the funding of the Debt Payoff (if any) and the payment of the Merger Consideration, pursuant to a letter of direction in the form mutually agreed among Authentic, Parent, the Rolling Stockholders and the Company prior to the Closing, which letter of direction shall provide, among other things, that, as of the Closing, the Paying Agent will use the Authentic Contribution, together with Excess Company Cash (if applicable) delivered to the Paying Agent, to fund the Debt Payoff (if any) and pay the Merger Consideration (other than any applicable Company Equity Payments subject to Section 4.3(e)), and the Surviving Corporation shall use the Authentic Contribution, together with Excess Company Cash (if applicable), to make payments in connection with applicable Company Equity Awards pursuant to Section 4.3(e).

2.3. Closing. The Closing shall take place by electronic exchange of deliverables and release of signatures for the purpose of confirming the satisfaction or waiver, as the case may be, on the fifth Business Day following the Condition Satisfaction Date, subject to the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article X (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions) or at such other date, time and place (or by means or remote communication) as the Parties may agree in writing.

2.4. Certificate of Merger and Effective Time. As promptly as practicable following the Closing, but on the Closing Date, the Parties shall (a) cause the Certificate of Merger to be duly executed and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL and (b) deliver and tender, or cause to be delivered or tendered, as applicable, any Taxes and fees and make all other filings or recordings required under the DGCL in connection with such filing of the Certificate of Merger and the Merger, which shall become effective at the date and time when the Certificate of Merger has been executed and filed pursuant to subclause (a) of this Section 2.4, or at such later date and time as may be agreed by the Parties in writing and specified in the Certificate of Merger so executed and filed (such date and time, as applicable, the “Effective Time”).

2.5. The Merger. Subject to the terms and conditions of this Agreement and pursuant to the applicable provisions of the DGCL, (a) at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (b) the Company shall be the surviving corporation in the Merger (sometimes referred to as the “Surviving Corporation”) and, from and after the Effective Time, shall be a Wholly Owned Subsidiary of Parent and the separate corporate existence of the Company shall continue unaffected by the Merger, and (c) the Merger shall have such other applicable effects as set forth in this Agreement and in the applicable provisions of the DGCL.

ARTICLE III

CERTIFICATE OF INCORPORATION, BYLAWS, DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

3.1. Certificate of Incorporation of the Surviving Corporation. At the Effective Time, subject to Section 8.11, the certificate of incorporation of the Surviving Corporation (the “Charter”) shall be amended and restated in its entirety to read substantially as set forth in Exhibit A, until thereafter duly amended, restated or amended and restated as provided therein or by applicable Law.

3.2. Bylaws of the Surviving Corporation. The Parties shall take all necessary action such that the bylaws of the Merger Sub in effect immediately prior to the Effective Time, subject to Section 8.11, shall be the bylaws of the Surviving Corporation (the “Bylaws”), except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name, until thereafter amended, restated or amended and restated as provided therein, the Charter or by applicable Law.

3.3. Directors of the Surviving Corporation. The Parties shall take all necessary action such that the members of the board of directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, each to hold office until his or her or their successor has been duly elected or appointed and qualified or until his or her or their earlier death, resignation or removal pursuant to the Charter, the Bylaws or applicable Law.

3.4. Officers of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, each to hold office until his or her or their successor has been duly elected or appointed and qualified or until his or her or their earlier death, resignation or removal pursuant to the Charter, the Bylaws or applicable Law.

ARTICLE IV

EFFECT OF THE MERGER ON CAPITAL STOCK;

DELIVERY OF MERGER CONSIDERATION

4.1. Effect of the Merger on Capital Stock. By virtue of the Merger and without any action on the part of the holder of any capital stock of the Company or on the part of the sole stockholder of Merger Sub:

(a) Merger Consideration. At the Effective Time, each Share (other than Excluded Shares and Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Per Share Merger Consideration, and shall cease to be outstanding, shall be cancelled and shall cease to exist, and each Certificate representing one or more of such Share(s), and each Book-Entry Share representing one or more of such Share(s), shall thereafter only represent the right to receive the Per Share Merger Consideration, payable pursuant to Section 4.2.

(b) Treatment of Excluded Shares and Dissenting Shares. At the Effective Time, each Excluded Share and Dissenting Share shall cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist, subject to any rights any Dissenting Stockholders may have pursuant to Section 4.2(f) with respect to any Dissenting Shares.

(c) Rollover Shares. For the avoidance of doubt, the Rollover Shares shall not be entitled to receive the Per Share Merger Consideration and shall, immediately prior to the Effective Time be contributed (or otherwise transferred), directly or indirectly, to IPCo Holdings pursuant to the terms of the Interim Investors Agreement, and, at the Effective Time, shall be treated as Excluded Shares pursuant to Section 4.1(b).

(d) Merger Sub. At the Effective Time, each share of common stock of Merger Sub, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation, par value $0.01 per share, and shall constitute the only outstanding shares of capital stock of the Surviving Corporation as of immediately after the Effective Time.

4.2. Delivery of Merger Consideration.

(a) Deposit of Merger Consideration and Paying Agent. At or prior to the Closing, as part of the Authentic Contribution, Authentic shall deposit, or cause to be deposited, (i) with the Paying Agent, an amount in cash in immediately available funds sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments in respect of (x) the Shares pursuant to Section 4.1(a), (y) any Company Equity Awards pursuant to the proviso in Section 4.3(e), excluding any amounts due in respect of accrued and unpaid dividend equivalents or other amounts credited, in each case, in respect of any dividend or distribution with respect to Company Equity Awards and (ii) with Parent or the Surviving Corporation an amount in cash in immediately available funds sufficient in the aggregate to provide all funds necessary for Parent or the Surviving Corporation to make or cause to be made payments in respect of the Company Equity Awards pursuant to Section 4.3(e) (other than pursuant to the proviso thereof) (excluding (A) any amounts due in respect of accrued and unpaid dividend equivalents or other amounts credited, in each case, in respect of any dividend or distribution with respect to Company Equity Awards, which shall be paid by the Surviving Corporation and (B) for the avoidance of doubt, any employment, payroll or similar Taxes related to such payments) (such aggregate amount of clauses (i) and (ii), the “Merger Consideration” and such cash, the “Exchange Fund”). Pursuant to the Paying Agent Agreement, the Paying Agent shall, among other things, (A) act as the paying agent for the payment and delivery of the Per Share Merger Consideration pursuant to the terms and conditions of this Agreement, and (B) invest the Exchange Fund, if and as directed by Parent; provided, however, that any investment shall be in obligations of or guaranteed as to principal and interest by the U.S. government or any agency or instrumentality thereof and backed by the full faith and credit of the U.S. government or such agency or instrumentality thereof in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services, LLC, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available), or in money market funds having a rating in the highest investment category granted by a nationally recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three months. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level sufficient to make prompt payment and delivery of the aggregate Per Share Merger Consideration as contemplated by Section 4.1(a), or to the extent the Exchange Fund is not sufficient to make prompt payment and delivery of the aggregate Per Share Merger Consideration in respect of any Dissenting Shares that become Shares entitled to receive the Per Share Merger Consideration pursuant to the last sentence of Section 4.2(f), Parent shall or shall cause the Surviving Corporation to promptly, but in any event within five Business Days, deposit or cause to be deposited such additional amounts in cash in immediately available funds with the Paying Agent for the Exchange Fund so as to ensure that the Exchange Fund is maintained at a level sufficient to make such cash payments. Any interest and other income resulting from such investment (if any) in excess of the amounts payable pursuant to Section 4.2(b) shall be promptly returned to Parent or the Surviving Corporation, as determined by Parent in accordance with the terms and conditions of the Paying Agent Agreement. The Exchange Fund shall not be used for any purposes other than the payment of holders of Shares as contemplated herein.

(b) Procedures for Surrender.

(i) As promptly as practicable after the Effective Time (but in any event within three Business Days thereafter), Parent shall cause the Paying Agent to mail or otherwise provide each holder of record of Shares entitled to receive the Per Share Merger Consideration that are (A) Certificates or (B) Book-Entry Shares not held, directly or indirectly, through DTC notice advising such holders of the effectiveness of the Merger, which notice shall include (1) appropriate transmittal materials (including a customary letter of transmittal) specifying that delivery shall be effected, and risk of loss and title to the Certificates or such Book-Entry Shares shall pass only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 4.2(e)) or the surrender of such Book-Entry Shares to the Paying Agent (which shall be deemed to have been effected upon the delivery of a customary “agent’s message” with respect to such Book-Entry Shares or such other reasonable evidence, if any, of such surrender as the Paying Agent may reasonably request pursuant to the terms and conditions of the Paying Agent Agreement), as applicable, and (2) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 4.2(e)) or such Book-Entry Shares to the Paying Agent in exchange for the Per Share Merger Consideration that such holder is entitled to receive as a result of the Merger pursuant to this Article IV.

(ii) With respect to Book-Entry Shares held, directly or indirectly, through DTC, Parent and the Company shall cooperate to establish procedures with the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries to ensure that the Paying Agent shall transmit to DTC or its nominees as promptly as practicable after the Effective Time, but in any event within two Business Days after the Closing Date, upon surrender of Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures and such other procedures as agreed by Parent, the Company, the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries, an amount in cash, in immediately available funds, equal to the Per Share Merger Consideration to which the beneficial owners thereof are entitled to receive as a result of the Merger pursuant to this Article IV.

(iii) Upon surrender to the Paying Agent of Shares that (A) are Certificates, by physical surrender of such Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 4.2(e)) together with the letter of transmittal, duly completed and executed, and such other documents as may be reasonably required by the Paying Agent, (B) are Book-Entry Shares not held through DTC, by book-receipt of an “agent’s message” by the Paying Agent in connection with the surrender of Book-Entry Shares (or such other reasonable evidence, if any, of surrender with respect to such Book-Entry Shares, as the Paying Agent may reasonably request pursuant to the terms and conditions of the Paying Agent Agreement), in each case of the foregoing clauses (A) and (B) of this Section 4.2(b)(iii), pursuant to such materials and instructions contemplated by Section 4.2(b)(i), and (C) are Book-Entry Shares held, directly or indirectly, through DTC, in accordance with DTC’s customary surrender procedures and such other procedures as agreed by the Company, Parent, the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries pursuant to Section 4.2(b)(ii) the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor, and Parent shall cause the Paying Agent to pay and deliver, out of the Exchange Fund, as promptly as practicable to such holders, an amount in cash in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 4.2(g)) equal to the product obtained by multiplying (1) the number of Shares represented by such Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 4.2(e)) or such Book-Entry Shares by (2) the Per Share Merger Consideration, and each Certificate so surrendered shall forthwith be cancelled.

(iv) In the event of a transfer of ownership of any Certificate that is not registered in the stock transfer books or ledger of the Company or if the consideration payable is to be paid in a name other than that in which the Certificate or Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, a check for any cash to be exchanged upon due surrender of any such Certificate or Certificates may be issued by the Paying Agent to such a transferee if the Certificate or Certificates is or are (as applicable) properly endorsed and otherwise in proper form for surrender and presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and the Person requesting such payment has paid any Transfer Taxes required by reason of the payment of the Per Share Merger Consideration to a Person other than the registered holder of such Certificate or Certificates, or established that any applicable Transfer Taxes have been paid or are not applicable, in each case, in form and substance, reasonably satisfactory to Parent and the Paying Agent. Payment of the Per Share Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered in the stock transfer books or ledger of the Company. None of Parent, Merger Sub or the Surviving Corporation shall have any liability for any such Transfer Taxes in the circumstances described in this Section 4.2(b)(iv).

(v) For the avoidance of doubt, no interest shall be paid or accrued for the benefit of any holder of Shares on any amount payable upon the surrender of any Shares.

(c) Transfers. All Per Share Merger Consideration paid upon surrender of a Certificate or Book-Entry Share in accordance with the terms of this Article IV shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares formerly represented by such Certificates or Book-Entry Shares. From and after the Effective Time, there shall be no transfers on the stock transfer books or ledger of the Company of the Shares. If, after the Effective Time, any Certificate or acceptable evidence of a Book-Entry Share is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled to receive as a result of the Merger pursuant to this Article IV.

(d) Termination of Exchange Fund.

(i) Any portion of the Exchange Fund (including any interest and other income resulting from any investments thereof (if any)) that remains unclaimed by the holders of Shares for twelve months from and after the Closing Date shall be delivered to Parent or the Surviving Corporation, as determined by Parent. Any holder of Shares who has not theretofore complied with the procedures, materials and instructions contemplated by this Section 4.2 shall thereafter look only to Parent or the Surviving Corporation as a general creditor thereof for such payments (after giving effect to any required Tax withholdings as provided in Section 4.2(g) and Sections 4.3(a) through 4.3(e), as applicable) in respect thereof.

(ii) Notwithstanding anything to the contrary set forth in this Article IV, none of Authentic, the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of Shares or Company Equity Awards for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. If any Shares shall not have been surrendered immediately prior to the date on which any Per Share Merger Consideration would otherwise escheat to or become the property of any Governmental Entity, any Per Share Merger Consideration payable in accordance with this Article IV shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(e) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in a form and substance reasonably acceptable to Parent, of such fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent or the Paying Agent pursuant to the Paying Agent Agreement, the posting by such Person of a bond in customary amount and upon such terms as may be reasonably required by Parent or the Paying Agent pursuant to the Paying Agent Agreement as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent shall, in exchange for such Certificate, issue a check in the amount (after giving effect to any required Tax withholdings as provided in Section 4.2(g)) equal to the product obtained by multiplying (i) the number of Shares represented by such lost, stolen or destroyed Certificate by (ii) the Per Share Merger Consideration.

(f) Appraisal Rights. Subject to the last sentence of this Section 4.2(f), no Dissenting Stockholder shall be entitled to receive the Per Share Merger Consideration with respect to the Dissenting Shares owned by such Dissenting Stockholder and each Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to the Dissenting Shares owned by such Dissenting Stockholder and, at the Effective Time, such Dissenting Stockholder shall cease to have any other rights with respect to such Dissenting Shares, except the rights provided in Section 262 of the DGCL. Prior to the Effective Time, the Company shall give Authentic (i) prompt written notice and copies of any written demands for appraisal, actual, attempted or purported withdrawals of such demands, and any other instruments served pursuant to (or purportedly pursuant to) applicable Law that are received by the Company, its Subsidiaries or their respective Representatives relating to the Company’s stockholders’ demands of appraisal or any alleged dissenters’ rights and (ii) a reasonable opportunity to direct all negotiations and Proceedings with respect to any demand for appraisal under the DGCL, including any determination to make any payment or deposit with respect to any of the Dissenting Stockholders with respect to any of their Dissenting Shares under Section 262(h) of the DGCL prior to the entry of judgment in the Proceedings regarding appraisal or entering into any Contracts with any such Dissenting Stockholders relating thereto. The Company shall not, except with the prior written consent of Authentic voluntarily make any payment or deposit with respect to any demands for appraisals, offer to settle or settle any such demands or approve any withdrawal of any such demands, or agree, authorize or commit to do any of the foregoing. If any Dissenting Stockholder shall have effectively withdrawn or otherwise waived or lost the right under Section 262 of the DGCL with respect to any Dissenting Shares, such Dissenting Shares shall become eligible to receive the transaction consideration pursuant to Section 4.1.

(g) Withholding Rights. Each of Parent, the Surviving Corporation, the Company and the Paying Agent (and any of their respective agents, Affiliates and assigns) shall be entitled to deduct and withhold from the consideration otherwise payable in connection with this Agreement to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable Tax Law. To the extent that amounts are so withheld, (i) such withheld amounts shall be remitted to the applicable Governmental Entity in accordance with applicable Law, and (ii) any such withheld amounts so remitted shall be treated for all purposes of this Agreement as having been paid to the Persons in respect of which such deduction and withholding was made. If Parent or the Surviving Corporation determines that it or any of its Affiliates, permitted successors or assigns is required to deduct or withhold any amount from any payment hereunder (other than (i) any backup withholding under Section 3406 of the Code (or a similar provision of state, local or foreign Law), (ii) any withholding in respect of Company Equity Awards covered by Section 4.3 or (iii) any withholding required as a result of the failure of the Company to deliver the certificate described in Section 8.19) or in connection with the transactions contemplated hereby, as applicable, it shall use commercially reasonable efforts to provide reasonable advance notice to the Company of the intent to deduct or withhold such amount and the basis for such deduction or withholding, and the Parties shall use commercially reasonable efforts to provide for a reasonable opportunity for forms or other documentation to be provided that would, and use commercially reasonable efforts to, mitigate, reduce or eliminate such deduction or withholding.

4.3. Treatment of Company Equity Awards.

(a) Company Options. At the Effective Time, any vesting conditions applicable to any Company Option shall, automatically and without any required action on the part of the holder thereof, accelerate and be vested and exercisable in full, to the extent not vested previously, each Company Option shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right by the holder of such Company Option to receive, without interest, as soon as reasonably practicable after the Effective Time (but in any event no later than five Business Days after the Effective Time) an amount in cash equal to the product obtained by multiplying (i) the number of Shares subject to such Company Option immediately prior to the Effective Time by (ii) the excess, if any, of (A) the Per Share Merger Consideration over (B) the exercise price per Share of such Company Option, less applicable Taxes required to be withheld with respect to such payment. For the avoidance of doubt, any Company Option which has an exercise price per Share that is greater than or equal to the Per Share Merger Consideration shall be cancelled at the Effective Time for no consideration, payment or right to consideration or payment.

(b) Company PSUs. At the Effective Time, (i) the number of Shares deemed earned with respect to any Company PSU shall, automatically and without any required action on the part of the holder thereof, be determined by the Compensation Committee of the Board of Directors of the Company as constituted prior to the Effective Time in accordance with the provisions of the applicable award agreement on the basis that the Merger constitutes a “Change in Control” (as defined in the Equity Incentive Plan) and the Company PSU shall, automatically and without any required action on the part of the holder thereof, be accelerated and vested in full as to such number of Shares, and (ii) such Company PSU shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right by the holder of such Company PSU to receive, without interest, as soon as reasonably practicable after the Effective Time (but in any event no later than five Business Days after the Effective Time) an amount in cash equal to the product obtained by multiplying (A) the number of Shares subject to the vested portion of such Company PSU immediately prior to the Effective Time (as determined under clause (i) above) by (B) Per Share Merger Consideration, less applicable Taxes required to be withheld with respect to such payment; provided that with respect to any Company PSUs that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid at the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the applicable Equity Incentive Plan and award agreement that will not trigger a Tax or penalty under Section 409A of the Code, and provided, further, that, immediately prior to the Effective Time, Company PSUs held by the Rolling Stockholders will be converted into the number of Shares subject to the vested portion of such Company PSU immediately prior to the Effective Time (as determined under clause (i) above) and such Shares shall be deemed Rollover Shares for purposes of this Agreement. Any accrued and unpaid dividend equivalents credited pursuant to the applicable award terms, together with any accrued and unpaid amounts credited, in each case, in respect of any dividend or distribution, with respect to the vested portion of any such Company PSU immediately prior to the Effective Time (and any employment, payroll or similar Taxes related to such dividend equivalents or other accrued and unpaid amounts) shall be paid by the Surviving Corporation in accordance with the applicable award terms at the same time such payment is made in respect of the Company PSU, but shall not, for the avoidance of doubt, be considered or included in Merger Consideration. For the avoidance of doubt, any Company PSUs with respect to which Shares are not earned shall be cancelled at the Effective Time for no consideration, payment or right to consideration or payment.

(c) Company Restricted Stock Units. At the Effective Time, (i) any vesting conditions applicable to any Company RSU shall, automatically and without any required action on the part of the holder thereof, accelerate and be vested in full, to the extent not vested previously, and (ii) each Company RSU shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right by the holder of such Company RSU to receive, without interest, as soon as reasonably practicable after the Effective Time (but in any event no later than five Business Days after the Effective Time) an amount in cash equal to the product obtained by multiplying (A) the number of Shares subject to such Company RSU immediately prior to the Effective Time by (B) the Per Share Merger Consideration, less applicable Taxes required to be withheld with respect to such payment; provided that with respect to any Company RSUs that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid at the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the Equity Incentive Plan and award agreement that will not trigger a Tax or penalty under Section 409A of the Code, and provided, further, that, immediately prior to the Effective Time, Company RSUs held by the Rolling Stockholders will be converted into the number of Shares subject to such Company RSUs as of immediately prior to the Effective Time and such Shares shall be deemed Rollover Shares for purposes of this Agreement. Any accrued and unpaid dividend equivalents credited pursuant to the applicable award terms, together with any accrued and unpaid amounts credited, in each case, in respect of any dividend or distribution, with respect to the vested portion of any such Company RSU immediately prior to the Effective Time (and any employment, payroll or similar Taxes related to such dividend equivalents or other accrued and unpaid amounts) shall be paid by the Surviving Corporation in accordance with the applicable award terms at the same time such payment is made in respect of the Company RSU, but shall not, for the avoidance of doubt, be considered or included in Merger Consideration. For purposes of this provision, the number of Shares in respect of performance-based restricted stock units which would have been Company PSUs but for the fact that the applicable performance period is completed as of the Effective Time shall be determined by the Compensation Committee of the Board of Directors of the Company as constituted immediately prior to the Effective Time in accordance with the terms of the applicable award agreements.

(d) Company Restricted Stock Awards. At the Effective Time, (i) any vesting conditions applicable to any Company RSA shall, automatically and without any required action on the part of the holder thereof, accelerate and be vested in full, to the extent not vested previously, and (ii) each Company RSA shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right by the holder of such Company RSA to receive, without interest, as soon as reasonably practicable after the Effective Time (but in any event no later than five Business Days after the Effective Time) an amount in cash equal to the product obtained by multiplying (A) the number of Shares subject to such Company RSA immediately prior to the Effective Time by (B) the Per Share Merger Consideration, less applicable Taxes required to be withheld with respect to such payment; provided that with respect to any Company RSAs that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid at the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under Equity Incentive Plan and award agreement that will not trigger a Tax or penalty under Section 409A of the Code, and provided, further, that, Company RSAs held by the Rolling Stockholders as of immediately prior to the Effective Time will instead be deemed Rollover Shares for purposes of this Agreement. Any accrued and unpaid amounts credited, in each case, in respect of any dividend or distribution and that are credited pursuant to the applicable award terms with respect to the vested portion of any such Company RSA immediately prior to the Effective Time (and any employment, payroll or similar Taxes related to such dividend equivalents or other accrued and unpaid amounts) shall be paid by the Surviving Corporation at the same time as such payment is made in respect of the Company RSA, but shall not, for the avoidance of doubt, be considered or included in Merger Consideration.

(e) Company Equity Payments. As soon as reasonably practicable after the Effective Time (but no later than five Business Days after the Effective Time), the Surviving Corporation shall, through the payroll system of the Surviving Corporation or its applicable Subsidiaries (solely for amounts to be paid by the Surviving Corporation), pay or cause to be paid to the holders of the Company Equity Awards, the amounts contemplated by Section 4.3(a) through Section 4.3(d) (collectively, prior to withholding of any applicable Taxes required to be withheld therefrom, the “Company Equity Payments”); provided, however, that to the extent the holder of a Company Equity Award did not receive the Company Equity Award in respect of the holder’s status as a Company Employee, such amounts shall not be paid through the payroll system, but shall be paid by the Paying Agent (and Authentic shall cause the Paying Agent to pay such amounts (excluding any amounts due in respect of accrued and unpaid dividend equivalents or other amounts credited, in each case, in respect of any dividend or distribution with respect to Company Equity Awards)) pursuant to Section 4.2.

(f) Company Actions. At or prior to the Effective Time, the Company, the Company Board and the Compensation Committee, as applicable, shall adopt any resolutions that are necessary to (i) effectuate the treatment of the Company Equity Awards consistent with their intended treatment under Section 4.3(a) through Section 4.3(e) and (ii) cause the Stock Plans to terminate at or prior to the Effective Time.

(g) Company ESPP. In addition, as soon as practicable following the date hereof, the Company shall provide that (A) each individual participating in an Offering Period (as defined in the ESPP) in process on the date hereof shall not be permitted to increase such participant’s payroll contribution rate in effect as of the date hereof or make separate non-payroll contributions to the ESPP on or following the date hereof, except as may be required by applicable Law, (B) no individual who is not participating in any current Offering Period under the ESPP as of the date hereof shall be allowed to commence participation in the ESPP following the date hereof, and (C) no further Offering Period shall commence pursuant to the ESPP after the date hereof. Following the Effective Time, the Surviving Corporation shall refund, without interest, any funds credited as of the Closing Date under the ESPP within each applicable participant’s payroll withholding account.

4.4. Adjustments to Prevent Dilution. If, from the execution and delivery of this Agreement to the earlier of the Effective Time and the termination of this Agreement pursuant to Article XI, the issued and outstanding Shares or securities convertible or exchangeable into or exercisable for Shares shall have been changed into a different number of Shares or securities or a different class by reason of any reclassification, stock split (including a reverse stock split), stock dividend, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, or a stock dividend with a record date within such period shall have been declared, in any such case, in accordance with the terms of this Agreement, then the Per Share Merger Consideration and any other amounts payable pursuant to this Agreement shall be equitably adjusted to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such event; provided, however, that nothing in this Section 4.4 shall be construed to permit the Company or any other Person to take any action except to the extent consistent with, and not otherwise limited or prohibited by, the terms and conditions of this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in the Company Reports filed or furnished by the Company on or after the Applicable Date and at least one Business Day prior to the date of this Agreement (other than any disclosures contained under the captions “Risk Factors,” “Forward-Looking Statements,” or “Quantitative and Qualitative Disclosures About Market Risk” to the extent that they are predictive, cautionary or forward-looking in nature (in each case other than any statements of historical fact disclosed in such sections)); or (b) subject to Section 1.3, as set forth in the corresponding sections of the confidential disclosure schedule delivered to Parent and Authentic by the Company concurrently with the execution and delivery of this Agreement (the “Company Disclosure Schedule”), the Company hereby represents and warrants to Authentic, Parent and Merger Sub that:

5.1. Organization, Good Standing and Qualification.

(a) The Company and each of its Subsidiaries is a legal entity duly organized, validly existing and to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization, except in the case of the Company’s Subsidiaries, as would not have a Material Adverse Effect. The Company and each of its Subsidiaries has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted, except where the failure to have such power or authority would not have a Material Adverse Effect. The Company and each of its Subsidiaries is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification, in each case, except as would not have a Material Adverse Effect.

(b) The Company has made available to Authentic correct and complete copies of the Company’s and each of its material Subsidiaries’ Organizational Documents that, in each case, are in full force and effect as of the date of this Agreement. Neither the Company nor any of its Subsidiaries is in violation of any provision of its respective Organizational Documents, except for violations that would not have a Material Adverse Effect.

5.2. Capital Structure; Ownership of Acquired IPCo Equity.

(a) The authorized capital stock of the Company consists of 150,000,000 Shares and 10,000,000 Preferred Shares. As of the Capitalization Time: (i) 52,074,269 Shares were issued and outstanding, (ii) 39,678,641 Shares were issued and held by the Company in its treasury, (iii) (A) Company Options covering 1,759,077 Shares, (B) Company PSUs covering 1,228,438 Shares (based on the target number of Company PSUs subject to the awards), (C) Company RSAs covering 693,390 Shares, and (D) Company RSUs covering 1,585,194 Shares, in each case, were outstanding, (iv) no Shares were reserved for issuance other than (A) 3,890,000 Shares reserved for issuance pursuant to the Equity Incentive Plan, (B) 2,903,851 Shares reserved for issuance pursuant to the ESPP, (C) 18,565,703 Shares reserved for issuance pursuant to the Convertible Notes, and (D) 28,562,640 Shares reserved for issuance pursuant to the Convertible Hedge Warrants, and (v) no Preferred Shares were issued, outstanding, held by the Company in its treasury, subject to any Company Options, Company PSUs, Company RSAs or Company RSUs or reserved for issuance. Since the Capitalization Time and through the date of this Agreement, no Stock Plan or Convertible Note Indenture has been amended or otherwise modified and no Shares, or other securities of the Company or any of its Subsidiaries or securities convertible into or exercisable for Shares, or such securities (including for the avoidance of doubt Company Equity Awards) have been repurchased or redeemed or issued (other than with respect to the exercise, vesting or settlement of Company Equity Awards outstanding prior to the Capitalization Time and required by the terms of the applicable Stock Plan and award agreement in effect on the Capitalization Time), and no Shares, or other securities of the Company or any of its Subsidiaries have been reserved for issuance and no Company Equity Awards have been granted. Except as would not be material to the Company and its Subsidiaries (taken as a whole), each Company Equity Award was issued in accordance with the terms of the Equity Incentive Plan. All outstanding equity awards and equity-based awards issued by the Company or any of its Subsidiaries are Company Equity Awards.

(b) Neither the Company nor any of its Subsidiaries have outstanding any bonds, debentures, notes or other obligations, the holders of which have the right to vote (or convert into or exercise for securities having the right to vote) with the stockholders of the Company on any matter or with the equity holders of any of the Company’s Subsidiaries on any matter, respectively, except for the Convertible Notes and the Convertible Hedge Warrants.

(c) The Shares constitute the only outstanding classes of securities of the Company or its Subsidiaries registered under the Securities Act, and no shares of capital stock of the Company are held by any Subsidiary of the Company.

(d) Section 5.2(d) of the Company Disclosure Schedule sets forth, as of the date hereof: (i) each of the Company’s Subsidiaries; (ii) whether or not each such Subsidiary is a Wholly Owned Subsidiary (any Subsidiary that is not a Wholly Owned Subsidiary, a “Non-Wholly Owned Subsidiary”); and (iii) for each Non-Wholly Owned Subsidiary, (A) the percentage of the Company’s ownership interest in each such Subsidiary, and (B) the percentage of such other Person or Persons’ ownership interest owned by such other Person or Persons in each such Non-Wholly Owned Subsidiary, and the name of such other Person or Persons. Each of the outstanding shares of capital stock or other voting securities of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and non-assessable and, except for any shares of capital stock or other securities of any Non-Wholly Owned Subsidiaries, owned by the Company or by a Wholly Owned Subsidiary of the Company, free and clear of any Encumbrance (other than any Permitted Encumbrance). Following the consummation of the Phase I Restructuring and the Pre-Closing Restructuring and prior to the Closing Date, Section 5.2(d) of the Company Disclosure

Schedule will be supplemented to add new Subsidiaries of the Company that are formed after the date hereof pursuant to the Pre-Closing Restructuring Plan, including Company Swiss IPCo and Company US IPCo. Following the consummation of the Phase I Restructuring and the Pre-Closing Restructuring, the Company (or its applicable Wholly Owned Subsidiary) will have good and valid title to all of the Acquired IPCo Equity, free and clear of all Encumbrances (other than Permitted Encumbrances). Immediately following the consummation of the Authentic Equity Purchase, Authentic (or its designee(s)) will be the record and beneficial owner of all of the Authentic Acquired IPCo Equity, free and clear of all Encumbrances (other than Permitted Encumbrances or Encumbrances created by the actions of Authentic or its Affiliates), and all such Authentic Acquired IPCo Equity will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. If the Investor Equity Purchase is consummated pursuant to Section 2.1(e)(ii), immediately following the consummation of the Investor Equity Purchase, Investor Holdings will be the record and beneficial owner of all of the Investor Acquired IPCo Equity, free and clear of all Encumbrances (other than Permitted Encumbrances or Encumbrances created by the actions of Investor Holdings or its Affiliates), and all such Investor Acquired IPCo Equity will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

(e) Section 5.2(e) of the Company Disclosure Schedule sets forth the Company’s or its Subsidiaries’ capital stock or other direct or indirect equity interest in any Person that is not a Subsidiary of the Company, other than equity securities in a publicly traded company or other entity held for investment by the Company or any of its Subsidiaries and consisting of less than one percent of the outstanding capital stock or other equity interest of such company or other entity.

(f) All of the outstanding Shares have been duly authorized and are validly issued, fully paid and non-assessable and free and clear of any preemptive rights or other Encumbrances (other than any Permitted Encumbrance). Upon the issuance of any Shares in accordance with the terms of the Stock Plans, such Shares will be duly authorized, validly issued, fully paid and non-assessable and free and clear of any preemptive rights or other Encumbrance (other than any Permitted Encumbrance).

(g) Other than the Company Equity Awards, the Convertible Notes, the Convertible Hedge Call Options and the Convertible Hedge Warrants, as of the execution of this Agreement, there are no preemptive, antidilutive or other outstanding rights, subscriptions, options, warrants, conversion rights, exchange rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights (whether or not currently exercisable) of any kind to which the Company is a party that obligate the Company or any of its Subsidiaries to issue, transfer, exchange, register, redeem, acquire or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations to which the Company or any of its Subsidiaries is a party convertible or exchangeable into or exercisable for, valued by reference to, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(h) Except (A) for the Voting Agreement, (B) the applicable Organizational Documents of the Company’s Subsidiaries and (C) as set forth on Section 5.2(h) of the Company Disclosure Schedule, there are no voting agreements, voting trusts, stockholders agreements, proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of, restricting the transfer of, or providing for registration rights with respect to, the capital stock or other equity interests of the Company or any of its Subsidiaries.

(i) As of the date hereof, taking into account all adjustments pursuant to Section 5.05 of the Convertible Notes Indenture prior to the date hereof, the current (i) “Conversion Rate” (as defined in the Convertible Notes Indenture) of the Convertible Notes is 45.8732, and (ii) lowest “Stock Price” (as defined in the Convertible Notes Indenture) in the table in Section 5.07(A) of the Convertible Notes Indenture is $16.7686. On the basis of the information set forth in the foregoing sentence, the consummation of the Merger at $16.75 per share will not result in any “Additional Shares” (as defined in the Convertible Notes Indenture) added to the Conversion Rate. As of the date hereof, taking into account any and all adjustments set forth in notices received by the Company from the applicable counterparties from and after the effective date of each Convertible Hedge Warrants Documentation, the minimum “Strike Price” under, and pursuant to, such Convertible Hedge Warrants Documentation is $36.8909.

5.3. Corporate Authority; Approval and Fairness.

(a) The Company has all requisite corporate power and authority and, assuming that the representations of Parent and Merger Sub set forth in Section 6.7 and the representations of Authentic set forth in Section 7.6 are true and correct and other than obtaining the Requisite Company Vote, has taken all corporate action necessary in order to execute, deliver and perform under this Agreement and to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which the Company is a party. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by Authentic, Parent and Merger Sub, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) The Special Committee has, at a duly convened and held meeting: (i) unanimously (A) determined that this Agreement, the Voting Agreement and the transactions contemplated by this Agreement, including the Merger and the Disposition, are fair to, and in the best interests of, the Unaffiliated Company Stockholders, and (B) resolved to recommend to the Company Board that it (x) approve and declare advisable this Agreement, the Voting Agreement and the transactions contemplated by this Agreement, including the Merger and the Disposition, (y) determine that this Agreement, the Voting Agreement and the transactions contemplated by this Agreement, including the Merger and the Disposition, are fair to, and in the best interests of, the Unaffiliated Company Stockholders, and (z) recommend that the holders of the Shares adopt this Agreement and approve the Disposition at any Company Stockholders Meeting; and (ii) received the opinion of its financial advisor, Solomon Partners, to the effect that, based upon and subject to the qualifications and assumptions set forth therein, the Per Share Merger Consideration to be paid to the holders (other than Authentic, Parent, the Rolling Stockholders, and their respective affiliates) of the Shares pursuant to this Agreement is fair from a financial point of view to such holders. A signed, true, correct and complete copy of such opinion shall be delivered to Authentic promptly (but, in any event, within two Business Days) following the date of this Agreement solely for informational purposes (it being agreed that such opinion is for the benefit of the Special Committee and may not be relied upon by Authentic, Parent or Merger Sub).

(c) The Company Board has, at a duly convened and held meeting at which all directors other than those who are Rolling Stockholders were present, acting on the Special Committee Recommendation: (i) by unanimous vote of all directors present (A) approved and declared advisable this Agreement, the Voting Agreement and the transactions contemplated by this Agreement, including the Merger and the Disposition, (B) determined that this Agreement, the Voting Agreement and the transactions contemplated by this Agreement, including the Merger and the Disposition, are fair to, and in the best interests of, the Company and the holders of the Shares, including the Unaffiliated Company Stockholders, and (C) resolved to make the Company Recommendation and (ii) by unanimous vote of all directors present directed that this Agreement, including the Merger and the Disposition, be submitted to the holders of the Shares for their adoption at the Company Stockholder Meeting.

(d) Assuming that the representations of Parent and Merger Sub set forth in Section 6.7 and the representations of Authentic set forth in Section 7.6 are true and correct, other than obtaining the Requisite Company Vote, no further corporate action is required by the Company Board or the Special Committee in order for the Company to approve this Agreement, the Voting Agreement and the transactions contemplated by this Agreement. Subject to the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 6.7 and the representations of Authentic set forth in Section 7.6, the Requisite Company Vote is the only approval of the Shares or any class or series of securities of the Company necessary to approve or adopt this Agreement and the transactions contemplated by this Agreement. Except for any Change of Recommendation made after the execution of this Agreement and in accordance with Section 8.2, the resolutions and determinations of the Special Committee and the Company Board referenced in this Section 5.3 have not been amended or withdrawn.

5.4. Governmental Filings; No Violations.

(a) No consent, clearance, approval, waiting period expiration or termination, Order or authorization of, filing or registration with, or notification to (any of the foregoing, a “Consent”) any Governmental Entity is required on the part of the Company or its Subsidiaries in connection with the execution and delivery of and performance under this Agreement by the Company and the consummation of the transactions contemplated by this Agreement, except: (i) such Consents as may be required under the HSR Act or any other Antitrust Laws or Foreign Subsidies Regulation, (ii) as required by the DGCL, (iii) as required to be made with or obtained from the SEC, (iv) as required to be made with or by NYSE, (v) as required under the Takeover Statutes and state securities and “blue sky” Laws, (vi) other Consents of Governmental Entities set forth in Section 5.4(a) of the Company Disclosure Schedule, and (vii) such other Consents which if not obtained or made would not have a Material Adverse Effect (collectively, the “Company Approvals”).

(b) The execution and delivery of and performance under this Agreement by the Company do not, and the consummation of the transactions contemplated by this Agreement, will not: (i) assuming (solely with respect to the consummation of the transactions contemplated by this Agreement) the Requisite Company Vote is obtained, constitute or result in a breach or violation of or a contravention or conflict with or a default under the Organizational Documents of the Company or any of its material Subsidiaries; (ii) assuming (solely with respect to the performance under this Agreement by the Company and the consummation of the transactions contemplated by this Agreement) the Requisite Company Vote and the Company Approvals are obtained, violate, conflict with, result in the breach of, constitute a default (or an event that, with or without notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, result in a right of termination or acceleration pursuant to, require any consent or the provision of notice pursuant to any Material Contract, or (iii) result in the creation of any Encumbrance (other than Permitted Encumbrances) upon any of the properties or assets of the Company or any of its Subsidiaries, except, in the case of clauses (ii) and (iii) of this Section 5.4(b), as would not have a Material Adverse Effect.

5.5. Compliance With Laws; Licenses.

(a) Compliance With Laws. Since the Applicable Date, (A) the Company and its Subsidiaries have been in compliance with all Laws and Orders applicable to the Company or such Subsidiary or the conduct of their business or operations and (B) to the Knowledge of the Company, none of the Company or any of its Subsidiaries have received any written notice or other written communication from a Governmental Entity asserting any noncompliance with any applicable Law or any Order, or any failure to comply in any respect with any term or requirement of any Order, by the Company or its Subsidiaries, in each case, except as would not have a Material Adverse Effect.

(b) Anti-Bribery Laws.

(i) In the past five (5) years, the Company, its Subsidiaries, and their respective directors, officers, and employees and, to the Knowledge of the Company or its Subsidiaries, agents or third parties acting on their behalf have complied with the Anti-Bribery Laws.

(ii) In the past five (5) years, none of the Company, nor any of its Subsidiaries, nor any directors, nor, to the Knowledge of the Company or its Subsidiaries, any agent or third party acting on their behalf, and employees (including officers), have paid, offered or, promised to pay, or authorized, or ratified, solicited or received the payment, directly or indirectly, of any monies or anything of value to any Person, including any official or Representative (including anyone elected, nominated or appointed to be a Representative) of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity (including any official or employee of any entity directly or indirectly owned or controlled by any Governmental Entity), any royal or ruling family member or any political party or candidate for public or political office, for the purpose of corruptly influencing any act or decision of any such Governmental Entity or Person to obtain or retain business, or direct business to any Person or to secure any other improper benefit or advantage, in each case in violation of the Anti-Bribery Laws.

(iii) In the past five (5) years, the Company and its Subsidiaries have maintained policies and procedures reasonably designed to promote compliance with the Anti-Bribery Laws.

(iv) In the past five (5) years, there have been no Proceedings against the Company or any of its Subsidiaries or any Indemnified Party or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any Indemnified Party, by any Governmental Entity, in each case relating to a violation of the Anti-Bribery Laws.

(v) Neither the Company nor any of its Subsidiaries have made a voluntary disclosure to a Governmental Entity related to the Anti-Bribery Laws. There is no pending or, to the Knowledge of the Company, threatened enforcement action or investigation by a Governmental Entity against the Company nor any of its Subsidiaries relating to any noncompliance with the Anti-Bribery Laws.

(c) Sanctions and International Trade Control Laws.

(i) None of the Company, its Subsidiaries, or their respective officers, directors, employees, or to the Knowledge of the Company, agents, or third parties acting on their behalf is, or has been since April 24, 2019, a Sanctioned Person.

(ii) Since April 24, 2019, the Company, and each of its Subsidiaries, and their respective officers, directors, employees, and, to the Knowledge of the Company, its agents and third parties acting on their behalf, have complied with applicable Sanctions and the International Trade Control Laws.

(iii) Since April 24, 2019, the Company and its Subsidiaries have maintained policies and procedures reasonably designed to promote compliance with applicable Sanctions and International Trade Control Laws.

(iv) Since April 24, 2019, there have been no Proceedings against the Company or any of its Subsidiaries or any Indemnified Party or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any Indemnified Party, by any Governmental Entity, in each case relating to an actual or alleged violation of applicable Sanctions or International Trade Control Laws.

(v) Since April 24, 2019, to the Knowledge of the Company, none of the Company, nor any of its Subsidiaries, nor any of their respective officers, directors, or, to the Knowledge of the Company, employees, agents, or third parties acting on their behalf, has engaged in any unlawful, direct or indirect, dealings or transactions with a then-Sanctioned Person or in a Sanctioned Country.

(vi) Since April 24, 2019, neither the Company nor any of its Subsidiaries have made a voluntary, directed, or involuntary disclosure to a Governmental Entity related to actual or potential violations of applicable Sanctions or International Trade Control Laws.

(d) Modern Slavery / Forced Labor Laws.

(i) Since the Applicable Date, neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any other Person acting on behalf of the Company or its Subsidiaries, has sourced any goods, wares, articles and merchandise, directly or indirectly, that are mined, produced or manufactured (wholly or in part) in or from the Xinjiang Uyghur Autonomous Region of China (“XUAR”), has engaged in a prohibited transaction or dealing with any entity listed on the U.S. Department of Homeland Security’s Uyghur Forced Labor Prevention Act (“UFLPA”) Entity List, or imported any items into the United States that were the subject of a Withhold Release Order, in each case, in violation of applicable Laws. The Company and its Subsidiaries have in place internal controls, including policies and procedures, reasonably designed to promote compliance with the UFLPA.

(ii) Since the Applicable Date, neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers or employees, nor, to the Knowledge of the Company, any agent or other Person acting on behalf of the Company or its Subsidiaries, has been subject to, or materially involved in, any action taken by U.S. Customs and Border Protection or any other Governmental Entity in connection with alleged human trafficking or alleged forced labor, nor, to the Knowledge of the Company, is subject to any past or ongoing allegations, investigations, litigation or inquiries by any Governmental Entity related to human rights, treatment of workers, human trafficking or child labor in violation of applicable Laws.

(e) Licenses. To the extent applicable, each of the Company and its Subsidiaries holds and is in compliance in all material respects with all Licenses necessary to conduct their respective businesses as currently conducted (including any licenses required under Sanctions or International Trade Control Laws) and to the Knowledge of the Company, none of the Company or any of its Subsidiaries, has received any notice or other communication from a Governmental Entity asserting any material non-compliance with any such Licenses by the Company or any of its Subsidiaries, in each case, except as would not have a Material Adverse Effect.

5.6. Company Reports.

(a) All Company Reports filed or furnished since the Applicable Date have been (and shall have been) filed or furnished on a timely basis and all fees related thereto have been timely paid. Correct and complete copies of each of the Company Reports filed or furnished since the Applicable Date and prior to the date of this Agreement have been made available to Authentic (including via the EDGAR system).

(b) Each of the Company Reports filed or furnished since the Applicable Date, at the time of its filing or being furnished (or, if amended or supplemented, as of the date of such amendment or supplement, or, in the case of a Company Report that is a registration statement filed pursuant to the Securities Act or a proxy statement filed pursuant to the Exchange Act, on the date of effectiveness of such Company Report or date of the applicable meeting, respectively), complied or will have complied (as applicable) in all material respects, with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as applicable, in effect on the date that such Company Report was filed or furnished. The Company Reports filed or furnished since the Applicable Date, at the time they were filed, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(c) To the Knowledge of the Company, none of the Company Reports filed or furnished since the Applicable Date is subject to any pending Proceeding by or before the SEC.

There are no material outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company Reports.

(d) None of the Subsidiaries of the Company is subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act or is subject to reporting requirements of any non-U.S. Governmental Entity that regulates securities or any applicable non-U.S. securities Law or any exchange or quotation service.

5.7. Disclosure Controls and Procedures and Internal Control Over Financial Reporting.

(a) Since the Applicable Date, the Company has been in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. The Company (with respect to itself and its Subsidiaries) maintains “disclosure controls and procedures” (as defined pursuant to Rule 13a-15 promulgated under the Exchange Act) that are designed to provide reasonable assurance that all material information required to be disclosed by the Company in the reports that it files or furnishes with or to the SEC pursuant to the Exchange Act is recorded and reported within the periods specified in the rules and forms of the SEC to the individuals responsible for the preparation of the Company’s filings with the SEC.

(b) The Company maintains “internal control over financial reporting” (as defined pursuant to Rule 15d-15 promulgated under the Exchange Act) that are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

(c) The Company has disclosed, based on its most recent evaluation of the Company’s internal control over financial reporting prior to the date of this Agreement, to the Company’s auditors and the Audit Committee, (i) any known significant deficiencies and known material weaknesses in the design or operation of its internal controls over financial reporting that are reasonably expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information, in each case that has not been remediated prior to the date of this Agreement, and (ii) any Fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(d) To the Knowledge of the Company, there are no SEC inquiries or investigations, other governmental inquiries or investigations pending or threatened regarding any accounting practices. To the Knowledge of the Company, there are no material complaints from any source regarding accounting procedures, internal accounting controls or auditing matters relating to the period since the Applicable Date, including from employees of the Company or any of its Subsidiaries regarding questionable accounting or auditing matters, have been received by the Company or any of its Subsidiaries, in each case that are reasonably expected to adversely affect the Company’s ability to record, process, summarize and report financial information.

5.8. Financial Statements; No Undisclosed Liabilities.

(a) Financial Statements. Each of the consolidated statements of income, consolidated balance sheets, consolidated statements of comprehensive income (loss), consolidated statements of stockholders’ equity and consolidated statements of cash flows included in or incorporated by reference into the Company Reports filed since the Applicable Date: (i) were or will (as applicable) be prepared, in each case in accordance with GAAP (except as may be indicated therein or in the notes thereto); and (ii) did or will (as applicable) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of its date and the consolidated results of operations and cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein, as applicable (subject, in the case of any unaudited interim consolidated financial statements, to notes and normal and recurring year-end audit adjustments). There are no unconsolidated Subsidiaries of the Company.

(b) No Undisclosed Liabilities. Except for obligations or liabilities (i) disclosed, reflected, reserved against or otherwise provided for in the Company’s most recent consolidated balance sheet included in or incorporated by reference into the Company Reports filed prior to the date of this Agreement (including the notes thereto), (ii) arising pursuant to or in connection with this Agreement or the transactions contemplated hereby, (iii) incurred in the Ordinary Course of Business since the date of such consolidated balance sheet or (iv) that would not have a Material Adverse Effect, there are no obligations or liabilities of the Company or any of its Subsidiaries, known or unknown, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet (or in the notes thereto) of the Company.

(c) Books and Records. The books of account of the Company and its Subsidiaries have been kept accurately in all material respects in the Ordinary Course of Business, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets, obligations and liabilities of the Company and its Subsidiaries have been properly recorded therein in all material respects.

5.9. Litigation.

(a) As of the date of this Agreement, there are no Proceedings against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, except as would not have a Material Adverse Effect.

(b) Neither the Company nor any of its Subsidiaries (nor any of their respective properties, assets or businesses) is a party to or subject to the provisions of any Order that restricts the manner in which the Company and its Subsidiaries conduct their businesses, except as would not have a Material Adverse Effect.

5.10. Absence of Certain Changes.

(a) Since February 1, 2025, through the date of this Agreement, (i) the Company and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business in all material respects, except for the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby and the Restructuring, and (ii) there has not been any damage, destruction or other casualty loss with respect to any property or asset owned, leased or otherwise used by the Company or any of its Subsidiaries (including any Real Property), whether or not covered by insurance, in each case except as would not have a Material Adverse Effect.

(b) Since February 1, 2025, through the date of this Agreement, there has not been any Effect that has resulted in a Material Adverse Effect.

(c) Since February 1, 2025, through the date of this Agreement, neither the Company nor any of its Subsidiaries has sold, transferred, assigned, conveyed, pledged, encumbered, abandoned, cancelled, permitted to lapse or otherwise disposed of any material Company Intellectual Property, other than (i) the Pre-Closing Restructuring, (ii) the lapse, cancellation, expiration or abandonment of Company Registered IP that is no longer used in and is not material to the businesses of the Company and its Subsidiaries, individually or collectively, (iii) the non-exclusive license of Company Intellectual Property and exclusive rights and licenses in or to Company Intellectual Property granted in connection with retail store, manufacturing, franchise, distributor or similar agreements, (iv) the licenses and rights granted to Top Licensees, (v) licenses or sublicenses between or among the Company and its Subsidiaries, in each case of (ii) – (iv), in the Ordinary Course of Business, and (vi) the expiration of Company Registered IP at the end of its non-renewable statutory term.

5.11. Material Contracts.

(a) Except as set forth in Section 5.11(a) of the Company Disclosure Schedule (and, in each case, except for any Company Benefit Plan), as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by any of the following Contracts in effect as of the date of this Agreement:

(i) any Contract requiring either (A) annual payments to or from the Company and its Subsidiaries of more than $5 million or (B) aggregate payments to or from the Company and its Subsidiaries of more than $10 million; other than, as applicable, the Contracts governing the Existing Indebtedness or any Contract for the purchase of inventory or products in the Ordinary Course of Business;

(ii) any Contract with a Top Customer, Top Supplier or Top Licensee;

(iii) any Contracts relating to Indebtedness, in each case in excess of $10 million, other than (A) accounts payable in the Ordinary Course of Business; (B) loans or other payables between or among the Company and its Subsidiaries; and (C) extensions of credit to customers in the Ordinary Course of Business;

(iv) any Contract under which any material Intellectual Property purported to be owned by the Company or any of its Subsidiaries was created, developed or acquired, from any third Person, other than (A) Intellectual Property incidental to any retail store, manufacturing, franchise, distributor, vendor, service provider, or similar agreements entered into in the Ordinary Course of Business or (B) invention assignment or Intellectual Property assignment agreements with employees, contractors, or consultants substantially in the form of assignment agreements made available to Authentic and that were entered into in the Ordinary Course of Business;

(v) any Contract under which (A) any third party is granted a license or other right to use any material Company Intellectual Property, other than (i) non-exclusive licenses to use websites and mobile applications of the Company or its Subsidiaries granted in the Ordinary Course of Business pursuant to the Company’s standard terms of use, (ii) non-exclusive licenses or other non-exclusive right to use granted to service providers for the limited purpose of enabling the provision of services to the Company or its Subsidiaries by such parties, (iii) non-exclusive licenses or other rights to use Company Intellectual Property to customers, vendors, distributors, service providers or similar Contracts incidental to the sale, distribution, manufacturing or purchase of products or services in the Ordinary Course of Business, (iv) licenses (other than exclusive manufacturing rights or licenses) granted pursuant to retail store, franchise, distributor, customer, or vendor agreements entered into in the Ordinary Course of Business involving one-time or annual payments or income of less than $5 million in the aggregate for any such agreement, and (v) non-disclosure or confidentiality Contracts, (B) any material Intellectual Property is licensed or otherwise provided for use by any third party to the Company or any of its Subsidiaries, other than (i) open source software, (ii) non-exclusive licenses from third parties for off-the-shelf software or software-as-a-service on terms and conditions commercially available to the public generally with one-time or annual aggregate license, maintenance, support and other fees of $1 million or less, (iii) non-disclosure or confidentiality Contracts, (iv) licenses of Intellectual Property incidental to the sale or purchase of products or services, and (v) invention assignment or Intellectual Property assignment agreements with employees, contractors, or consultants, (C) the Company or any of its Subsidiaries grants or is granted a right to use or covenant not-to-sue or assert or is subject to a material use restriction under a settlement, concurrent use, co-existence or similar agreement with respect to material Intellectual Property;

(vi) any Contract related to a collective bargaining arrangement or with a labor union, labor organization, works council or similar organization;

(vii) any settlement or similar Contract with respect to any Proceeding pursuant to which the Company is currently obligated to make payments in excess of $5 million as of the date of this Agreement;

(viii) any partnership, limited liability company, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership, limited liability company (other than any Wholly Owned Subsidiary) or joint venture, in each case that is material to the Company and its Subsidiaries, taken as a whole;

(ix) any Contract relating to the direct or indirect acquisition or disposition of any capital stock or other securities, assets or business (i) since the Applicable Date (whether by merger, sale of stock, sale of assets or otherwise) in each case for aggregate consideration under such Contract in excess of $5 million or (ii) which contains any outstanding material obligations, including indemnification, guarantee, “earn-out” or other contingent payment obligations, as of the date of this Agreement;

(x) any Contract governing any collaboration, co-promotion, strategic alliance or design project contract which, in each case, is material to the Company and its Subsidiaries, taken as a whole;

(xi) any Contract that (A) limits the freedom of the Company, any Subsidiary of the Company or any of their respective Affiliates to compete or engage in any line of business or geographic region or with any Person or sell, supply or distribute any product or service or that otherwise has the effect of restricting the Company, any Subsidiary of the Company or any of their respective Affiliates (including Authentic, Parent and its Affiliates after the Effective Time) from the development, marketing, or distribution of products and services, in each case, both (x) in any geographic area and (y) in a manner that is material to the Company and its Subsidiaries, taken as a whole, in each case other than licenses to Company Intellectual Property (other than exclusive manufacturing rights or licenses) granted pursuant to retail store, franchise, distributor, customer or vendor agreements entered into in the Ordinary Course of Business involving one-time or annual payments or income of less than $5 million in the aggregate for any such agreement, (B) grants “most favored nation” status (including with respect to pricing) to any other Person, (C) includes “take or pay” requirements or similar provisions obligating a Person to obtain a minimum quantity of goods or services from another Person or would constitute a “requirements” contract, or (D) grants any right of first refusal, right of first offer, right to purchase or similar right that materially limits the ability of the Company or any Subsidiary to own, operate, sell, transfer, pledge, or otherwise dispose of any material tangible assets of the Company or any of its Subsidiaries, in each case, other than any right of first refusal (or similar right) granted to store licensees in the Ordinary Course of Business with respect to new stores in a particular geographic area;

(xii) any Contract that limits or prohibits the payment of dividends or distributions in respect of the capital stock or other equity interests of the Company or any of its Subsidiaries, the pledging of the capital stock or other equity interests of the Company or any of its Subsidiaries or the incurrence of Indebtedness by the Company or any of its Subsidiaries;

(xiii) any Contract between the Company or any of its Subsidiaries, on the one hand, and (A) any present or former director or officer of the Company, (B) any Person beneficially owning five percent or more of the outstanding Shares of the Company or five percent or more of the common stock of any of the Company’s Affiliates or (C) any of the Rolling Stockholders or their respective Affiliates, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of shareholders; and

(xiv) any Contract which involves commitments to make capital expenditures in respect of assets or properties or which provide for the purchase of goods or services by any member of the Company from any one Person under which the undelivered balance of such products or services has a purchase price in excess of $10 million in any one-year period, in each case which cannot be cancelled without penalty or without more than 90 days’ notice, other than any such Contracts in the Ordinary Course of Business (together with each Contract constituting any of the foregoing types of Contracts described in clauses (i) through (xii) of this Section 5.11(a) and any other Contract that has been or would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (other than those agreements or arrangements described in Item 601(b)(10)(iii)) or disclosed as a “material contract” on a Current Report on Form 8-K or has been or would be required to be disclosed pursuant to Item 404 of Regulation S-K under the U.S. Securities Act, a “Material Contract”).

(b) Each Material Contract (other than any Material Contract that has expired in accordance with its terms) is in full force and effect, valid and binding on, and enforceable against the Company or each Subsidiary of the Company that is a party thereto, as the case may be, and, to the Knowledge of the Company, each other party thereto, except as would not have a Material Adverse Effect, subject to the Bankruptcy and Equity Exception.

(c) Except as set forth in Section 5.11(c) of the Company Disclosure Schedule, (i) there is no breach or violation of, or default under, any Material Contract by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto, and (ii) no event has occurred that with or without notice, lapse of time or both, would constitute or result in a breach or violation of, or default under, any such Material Contract by the Company or any of its Subsidiaries, in each case of clauses (i) and (ii), except for such breaches, violations and defaults that would not have a Material Adverse Effect.

5.12. Customers and Suppliers; Royalties.

(a) Customers.

(i) Section 5.12(a)(i) of the Company Disclosure Schedule sets forth a correct and complete list of the top 10 customers (including wholesale, retail and commercial partners) of the Company and its Subsidiaries determined on the basis of the revenue received by the Company and its Subsidiaries, taken as a whole, during the fiscal year ended February 1, 2025 (each, a “Top Customer”).

(ii) No single Top Customer accounted for more than ten percent of the revenue received by the Company and its Subsidiaries, taken as a whole, during the fiscal year ended February 1, 2025.

(iii) Since February 3, 2024, (A) there has been no (1) suspension or termination of, or materially adverse change to, the business relationship of the Company or its Subsidiaries with any Top Customer, (2) material reduction in purchase of products or services from the Company or its Subsidiaries or materially adverse changes to the terms and conditions on which any Top Customer purchases products or services from the Company or its Subsidiaries or (3) written, or to the Knowledge of the Company, oral notice from any Top Customer received by the Company or its Subsidiaries to initiate or effect any of the foregoing; and (B) neither the Company nor any of its Subsidiaries have engaged or are currently engaging in a material dispute with any Top Customer.

(b) Suppliers.

(i) Section 5.12(b)(i) of the Company Disclosure Schedule sets forth a correct and complete list of the top ten suppliers of the Company and its Subsidiaries determined on the basis of the amounts paid for goods and services by the Company and its Subsidiaries, taken as a whole, during the fiscal year ended February 1, 2025 (each, a “Top Supplier”).

(ii) No single Top Supplier accounted for more than ten percent of the amounts paid for goods and services by the Company and its Subsidiaries, taken as a whole, during the fiscal year ended February 1, 2025.

(iii) Since February 3, 2024: (A) there has been no (1) suspension or termination of, or materially adverse change to, the business relationship of the Company or its Subsidiaries with any Top Supplier, (2) material reduction in supply of products or services to the Company or its Subsidiaries or materially adverse changes to the terms and conditions on which any Top Suppliers supply products or services to the Company or its Subsidiaries or (3) written, or to the Knowledge of the Company, oral notice from any Top Supplier received by the Company or its Subsidiaries to initiate or effect any of the foregoing; and (B) neither the Company nor any of its Subsidiaries have engaged or are currently engaging in a material dispute with any Top Supplier.

(c) Licensees.

(i) Section 5.12(c)(i) of the Company Disclosure Schedule sets forth a correct and complete list of the net revenue paid by the top ten retail store, manufacturing, franchise, distributor, or similar licensees of the Company and its Subsidiaries determined on the basis of the net revenue received by the Company and its Subsidiaries, taken as a whole, during the fiscal year ended February 1, 2025 (each, a “Top Licensee”).

(ii) No single Top Licensee accounted for more than ten percent of the revenue received by the Company and its Subsidiaries, taken as a whole, during the fiscal year ended February 1, 2025.

(iii) Since February 3, 2024, (A) there has been no (1) suspension or termination of, or materially adverse change to, the business relationship of the Company or its Subsidiaries with any Top Licensee, (2) material reduction in the receipt of revenues from any Top Licensee by the Company or its Subsidiaries, or materially adverse changes to the terms and conditions on which any Top Licensee makes payments to the Company or its Subsidiaries for applicable licenses, or (3) written, or to the Knowledge of the Company, oral notice from any Top Licensee received by the Company or its Subsidiaries to initiate or effect any of the foregoing; and (B) neither the Company nor any of its Subsidiaries have engaged in, or are currently engaging in, a material dispute with any Top Licensee.

5.13. Employee Benefits.

(a) Section 5.13(a) of the Company Disclosure Schedule sets forth a correct and complete list of each material Company Benefit Plan for the benefit of any Company Employee currently or previously employed by the Company or one of its Subsidiaries in the United States; provided, that with respect to any such material Company Benefit Plan that is an employment, severance or consulting agreement, Section 5.13(a) of the Company Disclosure Schedule sets forth only such agreements with current and former persons that the Company has determined to be an “officer” of the Company within the meaning of Section 16a-1(f) of the Exchange Act (each, a “Section 16 Officer”).

(b) Except in each case as would not have a Material Adverse Effect:

(i) Each Company Benefit Plan (including any related trusts), excluding for avoidance of doubt any Multiemployer Plans and Non-U.S. Company Benefit Plans, has at all times since the Applicable Date been established, operated and administered in compliance with its terms and applicable Laws, including (to the extent applicable) ERISA and the Code; and there are no, and since the Applicable Date there have been no, Proceedings (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened by a Governmental Entity by, on behalf of or against any Company Benefit Plan or any trust related thereto.

(ii) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code is the subject of an IRS determination letter or can rely upon an IRS opinion or advisory letter issued to the prototype plan sponsor that the Company Benefit Plan has been determined by the IRS to be so qualified and, to the Knowledge of the Company, nothing has occurred that would reasonably be expected to materially and adversely affect the qualification or Tax exemption of any such Company Benefit Plan or any trust related thereto.

(iii) Neither the Company nor any of its Subsidiaries has incurred any liability or penalty under Sections 4975 through 4980 of the Code or Title I of ERISA with respect to any ERISA Plan.

(iv) Except as required by applicable Law, no Company Benefit Plan provides retiree or post-employment medical, disability, life insurance or other welfare benefits to any Person.

(v) Each Company Benefit Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) and not otherwise exempt from Section 409A of the Code is in documentary compliance in all respects with, and has been operated and administered in compliance in all respects with, Section 409A of the Code and the guidance issued by the IRS provided thereunder.

(vi) Neither the Company nor any Subsidiary thereof has any obligation to provide, and no Company Benefit Plan or other agreement or arrangement provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional Taxes incurred in connection with compensation or benefits, including pursuant to Section 409A (other than any such Taxes pursuant to Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code).

(c) Neither the Company nor any Subsidiary thereof has any obligation to provide, and no Company Benefit Plan or other agreement or arrangement provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional Taxes incurred pursuant to Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.

(d) Neither the Company nor any Company ERISA Affiliate has in the last six years contributed (or has had any obligation to contribute) to a plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA, any Multiemployer Plan, or a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).

(e) Except as otherwise set forth in Section 5.13(c) of the Company Disclosure Schedule or as provided in Section 4.3 of this Agreement, none of the execution and delivery of or the performance under this Agreement, nor the consummation of the transactions contemplated by this Agreement is reasonably expected, either alone or in combination with any other event (that would not in and of itself trigger such payment or benefit), to (i) entitle any Company Employee, director or independent contractor of the Company or any of its Subsidiaries to severance pay or any material increase in severance pay, (ii) accelerate the time of payment or vesting, or materially increase the amount of compensation or benefits due to any such Company Employee, director or independent contractor of the Company or any of its Subsidiaries, or (iii) cause the Company or any of its Subsidiaries to transfer or set aside (or be required to transfer or set aside) any material assets to fund any material benefits under any Company Benefit Plan or (iv) result in any obligation of the Company, Authentic, Parent or any of their Affiliates to adopt or assume any benefit or compensation plan, program, policy, practice, agreement, arrangement or other obligation that would be a Company Benefit Plan if in effect on the date hereof.

(f) Except as otherwise set forth in Section 5.13(d) of the Company Disclosure Schedule, none of the execution and delivery of or the performance under this Agreement, nor the consummation of the transactions contemplated by this Agreement could reasonably be expected, either individually or in combination with another related event, to result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.

5.14. Labor Matters.

(a) Except as set forth on Section 5.14(a) of the Company Disclosure Schedule, during the past three years, neither the Company nor any of its Subsidiaries (i) has been or is a party to, bound by or otherwise subject to any collective bargaining agreement or other Contract with a union, labor organization, works council or similar organization (“Labor Agreement”), and (ii) to the Knowledge of the Company, has been subject to any pending or threatened labor organizing activities or decertification petitions or proceedings with respect to any current Company Employees with regard to their employment with the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is negotiating or obligated to negotiate a Labor Agreement.

(b) Except in each case as would not have a Material Adverse Effect:

(i) There is no strike, lockout, slowdown, work stoppage, unfair labor practice, other labor dispute, arbitration or grievance pending or, to the Knowledge of the Company, threatened directly against the Company or any of its Subsidiaries that did or may (A) interfere with the respective business activities of the Company or any of its Subsidiaries or (B) prevent, materially delay or materially impair the ability of the Company or any of its Subsidiaries to consummate the transactions contemplated by this Agreement. None of the Company or any of the Company’s Subsidiaries has experienced any strike, lockout, slowdown or work stoppages, unfair labor practice charge, arbitration or material grievance by or with respect to any current or former Company Employee in the past three years.

(ii) The Company and each of its Subsidiaries is and has been for the past three years in compliance with all applicable Laws regarding labor, employment, employment practices (including equal employment opportunity laws), or terms and conditions of employment, including all Laws regarding wages, hours, classification of employees under wage and hour Laws, classification of independent contractors and other non-employee workers as such, discrimination, harassment, retaliation, authorization to work, immigration, leaves of absence, equitable pay practices, and occupational safety and health. Neither the Company nor any of its Subsidiaries has incurred any obligation or liability under the Worker Adjustment and Retraining Notification Act or any similar state or local Law that remains unsatisfied as of the date of this Agreement.

(iii) There are no Proceedings pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries in any forum by or on behalf of any present or former Company Employee, any applicant for employment, or any individual independent contractor or other non-employee service provider, or classes of the foregoing alleging (i) violation of any Law governing or regarding employment or engagement or termination thereof, or (ii) breach of any Contract with any of the foregoing.

(iv) Neither the Company nor any of its Subsidiaries has any liability, with respect to any misclassification of any Person as an independent contractor rather than as an employee, with respect to any misclassification of any Company Employee as exempt versus non-exempt, or with respect to any employee leased from another employer, and neither the Company nor any of its Subsidiaries has received any written notice of any pending or, to the Company’s Knowledge, threatened claim by any Person who is performing or has performed services for the Company or any of its Subsidiaries that he/she is or was misclassified for any purpose.

(c) Except as would not have a Material Adverse Effect, since the Applicable Date, (i) to the Company’s Knowledge, no allegations of workplace sexual harassment or illegal retaliation or discrimination have been made known to the Company or any of the Company’s Subsidiaries, or raised in any Proceedings initiated, filed or threatened against the Company or any of the Company’s Subsidiaries or any current or former Company Employee at or above the level of Vice President and (ii) none of the Company or any of the Company’s Subsidiaries has entered into any material settlement agreement related to allegations of sexual harassment or illegal retaliation or discrimination by any current or former Company Employee at or above the level of Vice President.

5.15. Environmental Matters. Except as would not have a Material Adverse Effect:

(a) The Company and its Subsidiaries are, and during the past three years have been, in compliance with all applicable Environmental Laws.

(b) Neither the Company nor any of its Subsidiaries has Released any Hazardous Substance at, in, on, under or from any location, and no Hazardous Substances have been Released by the Company or any of its Subsidiaries, and, to the Knowledge of the Company, any other Person, at the Real Property, in either case in a manner or concentration that would reasonably be expected to result in a liability of the Company or any if its Subsidiaries.

(c) Neither the Company nor any of its Subsidiaries is subject to obligation or liability for any Hazardous Substance disposal or contamination on any third-party property.

(d) Neither the Company nor any of its Subsidiaries has received any written, or to the Knowledge of the Company, oral notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or subject to any obligation or liability under any Environmental Law.

(e) Neither the Company nor any of its Subsidiaries has assumed or is subject to any Order or other agreement with any Governmental Entity or any indemnity or other agreement with any third party relating to any obligations or liabilities under any Environmental Law or any obligation for cleanup or remedial action.

5.16. Tax Matters. Except as would not have a Material Adverse Effect:

(a) The Company and each of its Subsidiaries (i) have prepared and duly and timely filed (taking into account any valid extension of time within which to file) all Tax Returns required to be filed by or on behalf of any of them with the appropriate Taxing Authority and all such filed Tax Returns are true, correct and complete, (ii) have timely paid all Taxes that are required to be paid (whether or not shown on any Tax Returns), except for Taxes being contested in good faith by appropriate proceedings and for which adequate reserves would have been established if such reserves meet the requirements set forth in accordance with GAAP, (iii) have duly and timely withheld and paid or remitted all Taxes to the appropriate Taxing Authority required to have been withheld and paid in connection with amounts paid or owing to any employee, stockholder, supplier, creditor, independent contractor or third party (each as determined for Tax purposes), (iv) have complied with all information reporting (and related withholding) and record retention requirements, (v) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency (except for automatic extensions of time to file income Tax Returns obtained in the Ordinary Course of Business and in cases that the auditors require more time to complete the audit) which waiver or extension remains in effect, and (vi) have not received in the last three years from any Taxing Authority in a jurisdiction where the Company and its Subsidiaries have not filed a particular type of Tax Return (or pay a specified type of Tax) any written claim that the Company and its Subsidiaries are or may be subject to such type of taxation by that jurisdiction, which claim is not fully resolved.

(b) No deficiency or adjustment with respect to Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries and there are no audits, claims or proceedings regarding any Taxes of the Company and its Subsidiaries or the properties or assets of the Company and its Subsidiaries which are ongoing, pending or threatened in writing.

(c) There are no Encumbrances for Taxes (other than any Permitted Encumbrance) on any of the properties or assets of the Company or any of its Subsidiaries.

(d) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or to exclude any item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any closing agreement, installment sale or open transaction on or prior to the Closing Date, or (ii) any accounting method change or agreement with any Tax authority on or prior to the Closing Date. Neither the Company nor any of its Subsidiaries will have any liability for Taxes under Section 965(h) of the Code after the Closing Date due to an election made prior to the Closing Date.

(e) At no time since the date that precedes the date of this Agreement by five (5) years has the Company or any of its Subsidiaries been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(f) Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation, indemnification or similar agreement or arrangement (other than such an agreement or arrangement solely between or among the Company and its Wholly Owned Subsidiaries, or any customary provisions of any commercial, leasing, financing or employment agreement entered into in the ordinary course of business no principal purpose of which relates to Taxes).

(g) Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any obligation or liability for the Taxes of any person (other than the Company or any of its Subsidiaries) under (x) Treasury Regulation Section 1.1502-6 (or any similar provision of U.S. state, local or non-U.S. Law), (y) as transferee or successor or (z) otherwise by operation of Law.

(h) Since the date that precedes by two years the date of this Agreement, neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(i) Neither the Company nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b) or any other transaction requiring disclosure under analogous provisions of Tax Law.

Notwithstanding any other provisions of this Agreement to the contrary, the provisions of Section 5.13 (to the extent expressly relating to Taxes) and the above provisions of this Section 5.16 constitute the sole and exclusive representation and warranties by the Company with respect to all matters relating to Taxes.

5.17. Real Property.

(a) Section 5.17(a) of the Company Disclosure Schedule sets forth a true, correct and complete list (including the address) of all Owned Real Property and Leased Real Property.

(b) With respect to the Owned Real Property, to the Knowledge of the Company, (i) the Company or one or more of its Subsidiaries, as applicable, has good and marketable title to such property, free and clear of any Encumbrance (other than Permitted Encumbrances), (ii) there are no outstanding options, rights of first offer or rights of first refusal or other similar rights to purchase such property, or any portion thereof or interest therein, (iii) there are no Persons other than the Company or its Subsidiaries in possession thereof, and (iv) the Company and its Subsidiaries are not party to any agreement or option to purchase any real property or interest therein relating to the business of the Company and its Subsidiaries.

(c) With respect to the Leased Real Property, except as would not have a Material Adverse Effect: (i) each Lease for such property is valid, legally binding, enforceable and in full force and effect in accordance with its terms, (ii) neither the Company nor any of its Subsidiaries is in breach or violation of, or default under, any such Leases by the Company or any of its Subsidiaries, and, no event has occurred that with or without notice, lapse of time or both would constitute or result in a breach or violation of, or default under, any such Leases by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto, and no event has occurred that with or without notice, lapse of time or both, require any consent of, the provision of notice to or other action by any person under, would constitute or result in a breach or violation of, or default under, any such Leases by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto or would permit or cause the termination, non-renewal or modification thereof or acceleration or creation of any right or obligation thereunder, and (iii) there are no written or oral subleases, concessions, licenses, occupancy agreements or other Contracts or arrangements granting to any Person other than the Company or its Subsidiaries the right to use or occupy any such property.

(d) The Real Property has been maintained in accordance with normal industry practice, is in good operating condition and repair and is suitable for the purposes for which it is currently used, in each case, except as would not result in a Material Adverse Effect.

(e) Neither the Company nor any of its Subsidiaries has received any written, or to the Knowledge of the Company, oral notice of any pending or threatened condemnation or eminent domain of any Real Property by any Governmental Entity, nor, to the Knowledge of the Company, is there any condemnation or eminent domain proceeding threatened with respect to any Real Property.

5.18. Tangible Property. Except as would not have a Material Adverse Effect: (a) each of the Company and its Subsidiaries has good and valid title to, or a valid leasehold interest in all the tangible properties and assets which it owns or leases or purports to own or lease, including all the tangible properties and assets reflected on consolidated balance sheets included in or incorporated by reference into the Company Reports filed since the Applicable Date and prior to the date of this Agreement, free and clear of all Encumbrances (other than Permitted Encumbrances); and (b) such tangible properties and assets are, in the aggregate, reasonably sufficient to carry on the respective businesses of the Company and each of its Subsidiaries as conducted as of the date of this Agreement.

5.19. Intellectual Property.

(a) Section 5.19(a) of the Company Disclosure Schedule sets forth, as of the date hereof, a true, correct and complete list of (i) all Company Intellectual Property (other than domain names) that is Registered and (ii) all domain names and social media accounts included within Company Intellectual Property ((i) and (ii), collectively, the “Company Registered IP”), indicating for each item of Company Registered IP, as applicable, the record owner (including the co-owner(s), if any) and, if different, the beneficial owner, registration, patent or application number, registration, issuance or application date, the applicable filing jurisdiction or domain name registrar.

(b) All material Company Registered IP is subsisting, and, to the Knowledge of the Company, the Company Registered IP that has been Registered or issued is valid and enforceable. Other than office actions by the relevant Governmental Entity in connection with the application for, or prosecution of, any Company Registered IP, there is no outstanding Order or Proceeding pending or, to the Knowledge of the Company, threatened challenging or adversely affecting the scope, validity or enforceability of any material Company Intellectual Property, or the Company’s or its Subsidiaries’ ownership or rights in any material Company Intellectual Property. Since the Applicable Date, neither the Company nor any of its Subsidiaries has received any written notice or claim challenging the ownership, validity, registrability, enforceability or scope of any material Company Intellectual Property. Neither the Company nor any of its Subsidiaries has granted to any Person any exclusive right to use any Company Intellectual Property, except with respect to its retail store, manufacturing, franchise, or distributor agreements, entered into in the Ordinary Course of Business, or any right to control the prosecution or maintain any Company Registered IP, or to control, or commence, defend or otherwise control any proceeding with respect to any Company Intellectual Property, other than rights granted to counsel or brand protection managers appointed by the Company to control such actions on the Company’s behalf.

(c) The Company or one of its Subsidiaries solely and exclusively owns all right, title and interest in and to all Company Intellectual Property purported to be owned by the Company or any of its Subsidiaries, free and clear of all Encumbrances (except for Permitted Encumbrances). The Intellectual Property owned by the Company and its Subsidiaries, together with any Intellectual Property licensed to the Company or its Subsidiaries from third parties or which the Company or its Subsidiaries otherwise have a right to use, constitute all Intellectual Property used in and necessary to conduct the business of the Company and its Subsidiaries as currently conducted. Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated by this Agreement, will result in the loss, limitation, termination, or other impairment of, or require the payment of additional royalties or other consideration for the continued use of, any rights of the Company or any of its Subsidiaries in any Company Intellectual Property.

(d) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries (taken as a whole), (i) neither the Company nor any of its Subsidiaries, nor the conduct of the respective businesses of the Company and its Subsidiaries as presently conducted, is infringing, misappropriating, diluting or otherwise violating or has, since the Applicable Date infringed, misappropriated, diluted or otherwise violated, the Intellectual Property of any third Person, and (ii) since the Applicable Date, to the Knowledge of the Company, no Person is infringing, misappropriating, diluting or otherwise violating or has infringed, misappropriated, diluted or otherwise violated any of the Company Intellectual Property. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company or any of its Subsidiaries, since the Applicable Date, neither the Company nor any of its Subsidiaries has sent to or received from a third Person any notice or claim alleging any such infringement, misappropriation, dilution or other violation.

(e) All current and former officers, directors, employees, consultants and contractors of the Company or any of its Subsidiaries who have developed material Intellectual Property that is purported to be owned by the Company or any of its Subsidiaries have assigned or otherwise vested ownership of such Intellectual Property in the Company or its Subsidiaries through (i) written agreements providing for the effective, irrevocable assignment to the Company or one of its Subsidiaries of all material Intellectual Property created, developed, conceived or reduced to practice by such Person in the course of his, her, or its employment or engagement with the Company or any of its Subsidiaries, without further consideration or any restrictions or obligations on the use, practice or ownership of such Intellectual Property (each, an “IP Assignment”) or (ii) by operation of applicable law, and all such Intellectual Property constitutes Company Intellectual Property owned by the Company or one of its Subsidiaries. No current or former officer, director, employee, consultant, contractor, advisor or agent of the Company or any of its Subsidiaries (i) has made any written claim with respect to any ownership right, title or interest in or with respect to any material Company Intellectual Property, or (ii) to the Knowledge of the Company, is in violation of any IP Assignment.

(f) The Company and its Subsidiaries take and have taken commercially reasonable (i) measures to protect, maintain and enforce each item of material Company Intellectual Property, and (ii) to protect and maintain the confidentiality of the material Trade Secrets owned, held for use or otherwise used by the Company or any of its Subsidiaries. No such material Trade Secrets have been disclosed by the Company or any of its Subsidiaries to any Person other than pursuant to a valid and enforceable written agreement restricting the disclosure and use thereof. Since the Applicable Date, to the Knowledge of the Company, (i) no such material Trade Secret has been accessed, disclosed or used without authorization, and (ii) no present or former officer, director, employee, consultant, contractor, advisor or agent of the Company or any of its Subsidiaries has misappropriated any material Trade Secrets of any other Person in the course of the performance of responsibilities or services to the Company or any of its Subsidiaries.

5.20. Privacy. Except as would not have a Material Adverse Effect, since the Applicable Date, (i) the Company and its Subsidiaries have complied with all Privacy Requirements, (ii) neither of Company nor its Subsidiaries has received any notice, claim or other written communication from any Governmental Entity regarding any unauthorized or unlawful use, collection, transfer or other processing of Personal Information or other violation of any Privacy Requirements, and (iii) to the Knowledge of the Company, there has been no unauthorized or unlawful use, collection, transfer or other processing of any Personal Information collected or otherwise processed by or on behalf of the Company or its Subsidiaries. To the Knowledge of the Company, the consummation of the transactions contemplated by this Agreement will not result in any breach or other violation of any Privacy Requirements, except as would not have a Material Adverse Effect.

5.21. Insurance. The Insurance Policies constitute all of the policies of insurance that is customarily carried by Persons conducting business similar to that of the Company and its Subsidiaries, in each case except for such failures to maintain such policies as would not have a Material Adverse Effect. Each Insurance Policy is in full force and effect, and all premiums due with respect to all Insurance Policies have been paid, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action (including with respect to the transactions contemplated by this Agreement) that, with or without notice, lapse of time or both, would constitute or result in a breach or violation of, or default under, any of the Insurance Policies or would permit or cause the termination, non-renewal or modification thereof or acceleration or creation of any right or obligation thereunder, in each case, except as would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice regarding any cancellation or invalidation, premium increase with respect to, or material alteration of coverage under, any insurance policy.

5.22. Title to and Sufficiency of Company IPCo Assets. The Company or one of its Subsidiaries or Affiliates exclusively owns all of the Company IPCo Assets other than those licensed from third parties pursuant to Contracts set forth in Exhibit C, free and clear of any Encumbrances other than Permitted Encumbrances. The Company and its Affiliates have a valid right to use the material Company IPCo Assets licensed from third parties in connection with the current conduct of the business of the Company and its Subsidiaries and the Company IPCo Assets constitute all of the material Intellectual Property used in and necessary for the conduct of the business of the Company and its Subsidiaries as conducted as of the date hereof. Following the consummation of the Phase I Restructuring and the Pre-Closing Restructuring, Company Swiss IPCo and Company US IPCo will collectively have good and valid title to and be the sole and exclusive owners of all the Company IPCo Assets owned by the Company or any of its Subsidiaries or Affiliates, free and clear of any Encumbrances, other than Permitted Encumbrances.

5.23. Takeover Statutes. Assuming that the representations of Parent and Merger Sub set forth in Section 6.7 and the representations of Authentic set forth in Section 7.6 are true and correct, the Company Board or the Special Committee has taken all appropriate and necessary actions to render inapplicable to this Agreement or the transactions contemplated by this Agreement, the provisions of any Takeover Statute. There is no stockholder rights plan, “poison pill,” anti-takeover plan or other similar agreement or plan in effect to which the Company or any of its Subsidiaries is a party or is otherwise bound.

5.24. Brokers and Finders. Neither the Company nor any of its Subsidiaries has employed or retained any broker, finder or investment bank in connection with the transactions contemplated by this Agreement which would be entitled to any fee or any commission in connection with or upon consummation of the Merger, except that the Special Committee has retained Solomon Partners as its financial advisor, whose fees and expenses will be paid by the Company. The Company has delivered to Authentic (through its designated Representative) true, complete and correct copies of any agreements with Solomon Partners.

5.25. No Other Representations or Warranties; Non-Reliance. The Company acknowledges and agrees that, (a) except for the express written representations and warranties made by Parent and Merger Sub in Article VI or made by Authentic in Article VII, none of Parent, Merger Sub, Authentic or any other Person makes any express or implied representation or warranty regarding Parent, Merger Sub, Authentic or any of their respective Subsidiaries or any of its or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects in connection with this Agreement or the transactions contemplated by this Agreement, (b) each of Parent, Merger Sub and Authentic expressly disclaims any other representations or warranties, and (c) none of the Company or its Affiliates or its or their respective Representatives has relied on and none are relying on any representations or warranties regarding Parent, Merger Sub, Authentic or any of their respective Affiliates, or any of its or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, other than the express written representations and warranties expressly set forth in Article VI and Article VII.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub each hereby represent and warrant to the Company that:

6.1. Organization, Good Standing and Qualification; Subsidiaries. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary power and authority to conduct its business in the manner in which its business is currently being conducted, except as would not have a Parent Material Adverse Effect. Each of Parent and Merger Sub is qualified or licensed to do business as a foreign entity and is in good standing, in each jurisdiction where the nature of its business requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing would not have a Parent Material Adverse Effect. Other than Merger Sub, Parent does not have and has not had any Subsidiaries and does not own nor has it agreed to acquire, directly or indirectly, any ownership interests or securities convertible into ownership interests in the capital of any Person.

6.2. Capitalization and Business of Merger Sub. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock of Merger Sub, par value $0.01 per share. As of the date of this Agreement, all such shares were issued and outstanding. All of the outstanding shares of capital stock of Merger Sub have been duly authorized and are validly issued, fully paid and non-assessable and owned by Parent. Merger Sub has not conducted any business and has no properties, assets, obligations or liabilities of any nature, in each case other than those incident to its organization and pursuant to this Agreement and the transactions contemplated by this Agreement.

6.3. Corporate Authority. Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform under this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due execution and delivery by the Company, constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

6.4. Governmental Filings; No Violations.

(a) Other than Consents (i) required under the HSR Act or any other Antitrust Laws or the Foreign Subsidies Regulation, (ii) required by the DGCL, (iii) required to be made with or obtained from the SEC, (iv) required to be made with or by NYSE, or (v) under the Takeover Statutes and state securities and “blue sky” Laws (collectively, the “Parent Approvals”), no Consent of, with or to any Governmental Entity is required on the part of Parent or Merger Sub in connection with the execution and delivery of and performance under this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated by this Agreement, except as would not have a Parent Material Adverse Effect.

(b) The execution and delivery of and performance under this Agreement by Parent and Merger Sub do not, and the consummation of the transactions contemplated by this Agreement, will not: (i) assuming (solely with respect to the consummation of the transactions contemplated by this Agreement) the satisfaction of the obligations contemplated by Section 8.4, constitute or result in a breach or violation of or a contravention or conflict with or default under the Organizational Documents of Parent or any of its Subsidiaries; (ii) assuming (solely with respect to the performance under this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated by this Agreement) the satisfaction of the obligations contemplated by Section 8.4 and the Consents contemplated by Section 6.4(a) are made or obtained, as applicable, with or without notice, lapse of time or both, constitute or result in a breach or violation of or a contravention or conflict with any Law to which Parent or any of its Subsidiaries is subject; or (iii) assuming (solely with respect to the performance under this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated by this Agreement) the Consents contemplated by Section 6.4(a) are made or obtained, as applicable, with or without notice, lapse of time or both, constitute or result in a breach or violation of, or default under, or cause or permit a termination, non-renewal or modification of or acceleration or creation of any right or obligation under or the creation of an Encumbrance on any of the rights, properties or assets of Parent or any of its Subsidiaries pursuant to, any Contract or any License necessary to conduct of the business of Parent or any of its Subsidiaries as currently conducted, except, in the case of clauses (ii) and (iii) of this Section 6.4(b), as would not have a Parent Material Adverse Effect.

6.5. Litigation.

(a) Since the Applicable Date, there have been no Proceedings to which the Parent or any of its Subsidiaries is a party pending, or, to the Knowledge of Authentic, threatened in writing that would have a Parent Material Adverse Effect.

(b) Neither Parent nor any of its Subsidiaries (nor any of their respective properties, assets or businesses) is a party to or subject to the provisions of any Order that would have a Parent Material Adverse Effect.

6.6. Brokers and Finders. Neither Parent, nor any of its Subsidiaries, has employed or retained any broker, finder or investment bank in connection with the transactions contemplated by this Agreement which would be entitled to any fee or any commission in connection with or upon consummation of the Merger.

6.7. Ownership of Shares. As of the date of this Agreement, none of Parent, Merger Sub or any of their respective Affiliates beneficially own (as defined in Rule 13d-3 of the Exchange Act) any capital stock of the Company. As of the date of this Agreement, except pursuant to any agreement, arrangement or understanding expressly approved in writing by the Special Committee prior to the entry thereof, none of Parent, Merger Sub or any of their respective “affiliates” or “associates” is an “interested stockholder” of the Company (as such terms are defined in Section 203 of the DGCL).

6.8. Certain Contracts. As of the date hereof, other than the Interim Investors Agreement and the Voting Agreement, none of Parent, Merger Sub, or any of their Affiliates is a party to any Contract with any stockholder, director, officer or employee of the Company or its Subsidiaries (a) that relate to the transactions contemplated by this Agreement or (b) pursuant to which any stockholder of the Company has agreed to vote such stockholder’s Shares to approve this Agreement or the Merger or has agreed to vote against any Superior Proposal.

6.9. Solvency. Immediately after giving effect to the consummation of the transactions contemplated by this Agreement (including any financings being entered into in connection therewith), assuming the satisfaction of the conditions set forth in Section 9.2 and the accuracy of the representations and warranties set forth in Article V, (i) the Fair Value of the assets of Parent and its Subsidiaries, taken as a whole, shall be greater than the total amount of Parent’s and its Subsidiaries’ liabilities (including all liabilities, whether or not reflected in a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), taken as a whole; (ii) Parent and its Subsidiaries, taken as a whole, shall be able to pay their debts and obligations in the Ordinary Course of Business as they become due; and (iii) Parent and its Subsidiaries, taken as a whole, shall have adequate capital to carry on their businesses and all businesses in which they are about to engage. No transfer of property is being made, and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Authentic, Parent, Merger Sub, the Company or any of their respective Subsidiaries. For the purposes of this Section 6.9, “Fair Value” means the amount at which the assets (both tangible and intangible), in their entirety, of Parent and its Subsidiaries would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

6.10. No Other Representations or Warranties; Non-Reliance. Parent and Merger Sub acknowledge and agree that, (a) except for the express written representations and warranties made by the Company in Article V, neither the Company nor any other Person makes any express or implied representation or warranty regarding the Company or any of its Affiliates or any of its or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects in connection with this Agreement or the transactions contemplated by this Agreement, (b) the Company expressly disclaims any other representations or warranties, and (c) none of Parent, Merger Sub or any of their respective Affiliates or its or their respective Representatives has relied on and none are relying on any representations or warranties regarding the Company or any of its Affiliates or any of its or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, other than the express written representations and warranties expressly set forth in Article V.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF AUTHENTIC

Except as set forth in the corresponding sections of the confidential disclosure schedule delivered to the Company by Authentic prior to the execution and delivery of this Agreement (the “Authentic Disclosure Schedule”), Authentic hereby represents and warrants to the Company that:

7.1. Organization, Good Standing and Qualification. Authentic is duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary power and authority to conduct its business in the manner in which its business is currently being conducted, except as would not have an Authentic Material Adverse Effect. Authentic is qualified or licensed to do business as a foreign entity and is in good standing, in each jurisdiction where the nature of its business requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing would not have an Authentic Material Adverse Effect.

7.2. Corporate Authority. Authentic has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform under this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Authentic and, assuming due execution and delivery by the Company, constitutes a valid and binding agreement of Authentic, enforceable against Authentic in accordance with its terms, subject to the Bankruptcy and Equity Exception.

7.3. Governmental Filings; No Violations.

(a) Other than Consents (i) required under the HSR Act or any other Antitrust Laws or the Foreign Subsidies Regulation, (ii) required by the DGCL, (iii) required to be made with or obtained from the SEC, (iv) required to be made with or by NYSE, (v) under the Takeover Statutes and state securities and “blue sky” Laws and (vi) set forth in Section 7.3(a)(vi) of the Authentic Disclosure Schedule (collectively, the “Authentic Approvals”), no Consent of, with or to any Governmental Entity is required on the part of Authentic in connection with the execution and delivery of and performance under this Agreement by Authentic and the consummation of the transactions contemplated by this Agreement, except as would not have an Authentic Material Adverse Effect.

(b) The execution and delivery of and performance under this Agreement by Authentic do not, and the consummation of the transactions contemplated by this Agreement, will not: (i) assuming (solely with respect to the consummation of the transactions contemplated by this Agreement) the satisfaction of the obligations contemplated by Section 8.4, constitute or result in a breach or violation of or a contravention or conflict with or default under the Organizational Documents of Authentic; (ii) assuming (solely with respect to the performance under this

Agreement by Authentic and the consummation of the transactions contemplated by this Agreement) the satisfaction of the obligations contemplated by Section 8.4 and the Consents contemplated by Section 7.3(a) are made or obtained, as applicable, with or without notice, lapse of time or both, constitute or result in a breach or violation of or a contravention or conflict with any Law to which Authentic is subject; or (iii) assuming (solely with respect to the performance under this Agreement by Authentic and the consummation of the transactions contemplated by this Agreement) the Consents contemplated by Section 7.3(a) are made or obtained, as applicable, with or without notice, lapse of time or both, constitute or result in a breach or violation of, or default under, or cause or permit a termination, non-renewal or modification of or acceleration or creation of any right or obligation under or the creation of an Encumbrance on any of the rights, properties or assets of Authentic pursuant to, any Contract or any License necessary to conduct of the business of Authentic as currently conducted, except, in the case of clauses (ii) and (iii) of this Section 7.3(b), as would not have an Authentic Material Adverse Effect.

7.4. Litigation.

(a) Since the Applicable Date, there have been no Proceedings to which Authentic or any of its Subsidiaries is a party pending, or, to the Knowledge of Authentic, threatened in writing that would have an Authentic Material Adverse Effect.

(b) Neither Authentic nor any of its Subsidiaries (nor any of their respective properties, assets or businesses) is a party to or subject to the provisions of any Order that would have an Authentic Material Adverse Effect.

7.5. Brokers and Finders. Neither Authentic, nor any of its Subsidiaries, has employed or retained any broker, finder or investment bank in connection with the transactions contemplated by this Agreement which would be entitled to any fee or any commission in connection with or upon consummation of the Merger.

7.6. Ownership of Shares. As of the date of this Agreement, none of Authentic or any of its controlled Affiliates beneficially own (as defined in Rule 13d-3 of the Exchange Act) any capital stock of the Company. Except pursuant to any agreement, arrangement or understanding expressly approved in writing by the Special Committee prior to the entry thereof, none of Authentic or any of its “affiliates” or “associates” is an “interested stockholder” of the Company (as such terms are defined in Section 203 of the DGCL).

7.7. Certain Contracts. Authentic has, on or prior to the date of this Agreement, delivered to the Company a true, correct and complete copy of each of the Interim Investors Agreement and the Voting Agreement. As of the date hereof, other than the Interim Investors Agreement and the Voting Agreement, none of Authentic or any of its Affiliates is a party to any Contract with any stockholder, director, officer or employee of the Company or its Subsidiaries (a) that relate to the transactions contemplated by this Agreement or (b) pursuant to which any stockholder of the Company has agreed to vote such stockholder’s Shares to approve this Agreement or the Merger or has agreed to vote against any Superior Proposal.

7.8. Solvency. Immediately after giving effect to the consummation of the transactions contemplated by this Agreement (including any financings being entered into in connection therewith), assuming the satisfaction of the conditions set forth in Section 9.2 and the accuracy of the representations and warranties set forth in Article V, (i) the Fair Value of the assets of Authentic and its Subsidiaries, taken as a whole, shall be greater than the total amount of Authentic’s and its Subsidiaries’ liabilities (including all liabilities, whether or not reflected in a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), taken as a whole; (ii) Authentic and its Subsidiaries, taken as a whole, shall be able to pay their debts and obligations in the Ordinary Course of Business as they become due; and (iii) Authentic and its Subsidiaries, taken as a whole, shall have adequate capital to carry on their businesses and all businesses in which they are about to engage. No transfer of property is being made, and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Authentic, Parent, Merger Sub, the Company or any of their respective Subsidiaries. For the purposes of this Section 7.8, “Fair Value” means the amount at which the assets (both tangible and intangible), in their entirety, of Authentic and its Subsidiaries would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

7.9. Sufficiency of Funds. Authentic has, and as of the Condition Satisfaction Date, Authentic will have, the financial capability and access to and/or sufficient cash or other immediately available funds to perform all of its obligations under this Agreement and to consummate the Merger, including to make all payments required to be made by it, Parent, Merger Sub or the Surviving Corporation pursuant to this Agreement, including the Authentic Contribution, assuming (i) the accuracy of the Company’s representations and warranties set forth in this Agreement and performance by the Company of its obligations hereunder and (ii) the Excess Company Cash is equal to zero. The obligations of Authentic hereunder are not subject to any condition regarding Authentic’s ability to obtaining financing.

7.10. No Other Representations or Warranties; Non-Reliance. Authentic acknowledges and agrees that, (a) except for the express written representations and warranties made by the Company in Article V, neither the Company nor any other Person makes any express or implied representation or warranty regarding the Company or any of its Affiliates or any of its or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects in connection with this Agreement or the transactions contemplated by this Agreement, (b) the Company expressly disclaims any other representations or warranties, and (c) none of Authentic or any of its respective Affiliates or its or their respective Representatives has relied on and none are relying on any representations or warranties regarding the Company or any of its Affiliates or any of its or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, other than the express written representations and warranties expressly set forth in Article V.

ARTICLE VIII

COVENANTS

8.1. Interim Operations.

(a) The Company shall, and shall cause each of its Subsidiaries to, from the period commencing on the delivery and execution of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to Article XI (the “Interim Period”), unless (I) Authentic shall otherwise approve in writing, which approval shall not be unreasonably withheld, conditioned or delayed, (II) expressly required by this Agreement, including the Pre-Closing Restructuring Plan, or applicable Law, or otherwise expressly permitted by this Section 8.1, or (III) as set forth in Section 8.1(a) of the Company Disclosure Schedule (the exceptions set forth in the foregoing clauses (I) – (III), the “Interim Covenant Exceptions”), use commercially reasonable efforts to (x) conduct its business in the Ordinary Course of Business and in compliance with applicable Laws, (y) maintain and preserve intact in all material respects the business of the Company and its Subsidiaries, the relations and goodwill with customers, suppliers, licensors, licensees, distributors, creditors, lessors, employees, consultants, agents and business associates and (z) keep available, in all material respects, the services of the employees and consultants of the Company and its Subsidiaries (but excluding for these purposes the Rolling Stockholders) and all other Persons with which it has business relations that are material to the Company and its Subsidiaries (taken as a whole). At all times during the Interim Period, except pursuant to any Interim Covenant Exception, the Company shall not (and shall cause its Subsidiaries not to):

(i) adopt any change in its Organizational Documents, other than immaterial amendments to applicable organizational documents of its Subsidiaries that would not reasonably be expected to be adverse to Authentic or Parent;

(ii) (A) merge or consolidate with any other Person, or restructure, reorganize or completely or partially liquidate, in each case except for any such transactions solely between or among the Company and its Wholly Owned Subsidiaries or (B) enter into a material new line of business;

(iii) acquire, directly or indirectly by merger, consolidation, acquisition of stock or assets or otherwise, any business, Person, properties or assets from any other Person with a fair market value or purchase price in excess of $5 million in the aggregate, in each case, including any amounts or value reasonably expected to be paid in connection with a future earn-out, purchase price adjustment, release of “holdback” or similar contingent payment obligation, or that would reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement, other than acquisitions of inventory or assets, goods or properties or in connection with the development of stores in the Ordinary Course of Business;

(iv) transfer, sell, lease, sublease, license, pledge, mortgage, assign, divest, cancel or otherwise dispose of, or incur, permit or suffer to exist the creation of any Encumbrance, in each case, other than Permitted Encumbrances, upon, any properties or assets (tangible or intangible, but other than Intellectual Property which is addressed in Section 8.1(a)(xviii)), product lines or businesses of the Company or any of its Subsidiaries, including capital stock or other equity interests of any of its Subsidiaries, except in connection with (A) sales, leases or other dispositions of inventory (including on consignment) in the Ordinary Course of Business, (B) sales or other dispositions of store locations as contemplated by the Restructuring, (C) sales, leases, or other dispositions of store locations or other assets and rights (including transfers between or among the Company and its Subsidiaries) that are not material to the Company and its Subsidiaries, taken as a whole and are not reasonably expected to adversely impact or delay the Phase I Restructuring or the Pre-Closing Restructuring and (D) the termination or settlement of Convertible Hedge Call Options and Convertible Hedge Warrants in the Ordinary Course of Business and in compliance with Section 8.17.

(v) issue, sell, deliver, pledge, dispose of, grant, transfer or agree or commit to issue, sell, deliver, pledge, dispose of, grant or transfer any shares of capital stock of the Company (including, for the avoidance of doubt, Shares) or capital stock or other equity or equity-based interests of any of its Subsidiaries, securities convertible or exchangeable into or exercisable for any such shares of capital stock or other equity interests, or any options, warrants or other rights of any kind to acquire any such shares of capital stock, other equity interests or such convertible or exchangeable securities (other than (A) the Voting Agreement, (B) the issuance of shares of such capital stock, other equity securities or convertible or exchangeable securities (1) in respect of Company Equity Awards outstanding as of the date of this Agreement as required in accordance with their terms and, as applicable, the Stock Plans and (2) in respect of the Convertible Notes, Convertible Hedge Call Options and Convertible Hedge Warrants in the Ordinary Course of Business and in accordance with their terms), and (C) Encumbrances under Existing Indebtedness;

(vi) make any loans, advances, guarantees or capital contributions to or investments in any Person (other than to or from the Company and any of its Subsidiaries) in excess of $2.5 million individually or $5 million in the aggregate, except for (A) to the extent permitted by applicable Law, reasonable and documented advances to directors, officers and other employees for travel and other business-related expenses, in each case, in the Ordinary Course of Business, (B) loans, advances or capital contributions to, or investments in, Wholly Owned Subsidiaries of the Company that are not reasonably expected to adversely impact or delay the Phase I Restructuring or the Pre-Closing Restructuring, or (C) advances pursuant to any advancement obligations under the Company’s or its Subsidiaries’ Organizational Documents or under any Contract existing on the date of this Agreement;

(vii) declare, set aside, establish a record date for, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other equity interests (including with respect to the Company, for the avoidance of doubt, Shares), except (A) for dividends or other distributions paid by any Subsidiary to the Company or to any other Subsidiary of the Company that are not reasonably expected to adversely impact or delay the Phase I Restructuring or the Pre-Closing Restructuring and (B) the Company’s regular quarterly dividends that are payable to the holders of Shares following the date of this Agreement until the Closing, payable in cash in an amount not to exceed $0.225 per Share per quarter (which is the current “Dividend Threshold” (as defined in the Convertible Notes Indenture) of the Convertible Notes);

(viii) reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, or offer to do any of the foregoing with respect to, any of its capital stock, other equity interests or securities convertible or exchangeable into or exercisable for any shares of its capital stock or other equity interests (including with respect to the Company, for the avoidance of doubt, Shares), except for (A) in connection with the forfeiture or cancellation of such interest and (B) in connection with the exercise, vesting or settlement of any Company Equity Awards that are outstanding as of the date of this Agreement;

(ix) incur, assume, repurchase or prepay or guarantee or endorse or otherwise become responsible for any Indebtedness for borrowed money (including the issuance of any debt securities, warrants or other rights to acquire any debt security), except for (A) trade payables incurred in the Ordinary Course of Business, (B) pursuant to Existing Indebtedness (including, for the avoidance of doubt, using available cash of the Company or its Subsidiaries to repay any amounts under Existing Indebtedness prior to the Effective Time), (C) any refinancing, extension, renewal or replacement of any outstanding Indebtedness of the Company, in the case of this subclause (C), that does not increase the aggregate commitments of Indebtedness thereunder, or (D) the incurrence of Indebtedness for borrowed money in the Ordinary Course of Business, not to exceed $10 million in the aggregate in the case of this subclause (D);

(x) make or authorize any payment of, or accrual or commitment for, capital expenditures, in excess of $10 million, except to the extent set forth in the line items of the Company’s capital budget set forth in Section 8.1(a)(x) of the Company Disclosure Schedule;

(xi) enter into any Contract that would have been a Material Contract of the types described in clauses (viii) (solely with respect to any such Contract that impacts any Company IPCo Assets), (ix), (x) (solely with respect to any such Contract that impacts any Company IPCo Assets) or (xi) (but solely to the extent such Contract would limit Authentic’s or its Affiliates’ freedom of action with respect to, or its or their ability to retain or freely operate, one or more of the businesses, licenses, rights, product lines, or assets of Authentic or any of its Affiliates, in each case following the Closing) of Section 5.11(a) had it been entered into prior to this Agreement;

(xii) terminate, fail to renew or amend, let lapse or otherwise modify or waive or assign, convey, encumber (other than with a Permitted Encumbrance) or otherwise transfer, in whole or in part, rights or interest pursuant to or in, any Material Contract, other than (A) expirations or non-renewals of any such Material Contract, (B) amendments or modifications providing for the extension of any such Material Contract (other than any such Material Contract described in clauses (iv) – (v) of Section 5.11(a)), in each case of clauses (A) and (B), in the Ordinary Course of Business and in accordance with the terms of such Material Contract, (C) as contemplated by the Restructuring, (D) terminations of any such Material Contract due to a material breach of such Material Contract by the counterparty thereto, or (E) in a manner that would not be material and adverse to the Company and its Subsidiaries, taken as a whole;

(xiii) cancel, modify or waive any debts or claims held by or owed to the Company or any of its Subsidiaries having in each case a value in excess of $1 million individually or $2 million in the aggregate;

(xiv) except as would not be material to the Company and its Subsidiaries, taken as a whole, adversely amend or modify, or terminate, cancel or let lapse any insurance policy of the Company and its Subsidiaries that is in effect as of the date hereof, unless simultaneously with such termination, cancellation or lapse replacement coverage equal to or greater than the existing coverage is in full force and effect with no gap in coverage;

(xv) other than (A) with respect to Transaction Litigation (which shall be governed by the terms of Section 8.14) or (B) with respect to any Proceeding with respect to which an insurer or other third party (but neither the Company nor any of its Subsidiaries) has the right to control the decision to compromise or settle such Proceeding (except to the extent that delaying, conditioning or withholding such consent would not be unreasonable), or the Company or its Subsidiary is contractually obligated not to unreasonably delay, condition or withhold its consent to such third party’s decision to compromise or settle such Proceeding, settle, pay, discharge or compromise any Proceeding for an amount in excess of $2 million individually or $5 million in the aggregate during any calendar year, in each case, net of any reasonably expected insurance recovery and excluding amounts reflected and reserved against in the financial statements included or incorporated by reference into the most-recent Company Report, or on a basis that would result in the imposition of any Order that would restrict in any material respect the future activity or conduct of the Company or any of its Subsidiaries or a finding or admission of a violation of Law, or which would reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement;

(xvi) make any material changes with respect to financial accounting policies or procedures, except to the extent required by GAAP or Law (or any interpretation thereof, including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization);

(xvii) (A) make (inconsistent with past practice), change or revoke any material Tax election or change any material Tax accounting method, (B) file any material amended Tax Return, (C) file any Tax Return in a matter materially inconsistent with the most recent past practices of the Company or applicable Subsidiary, (D) enter into, cancel or modify any closing agreement with respect to a material amount of Taxes, (E) settle or otherwise compromise any Tax claim, audit, assessment or dispute with respect to a material amount of Taxes, in the case of this clause (E), for an amount materially in excess of the amount reserved for Taxes on the financial statements of the Company, (F) surrender any right to claim a refund with respect to a material amount of Taxes, (G) request any material ruling with respect to Taxes, (H) agree to an extension or waiver of the statute of limitations with respect to any material Taxes (in each case, other than in connection with extensions of time to file Tax Returns that are automatic or automatically granted or otherwise constitute ordinary course extensions) or (I) enter into any material Tax indemnification, sharing, allocation or similar agreement or arrangement (other than customary provisions under any commercial, leasing, financing, employment or other agreement entered into in the ordinary course of business no principal purpose of which relates to Taxes);

(xviii) transfer, sell, lease, sublease, license, sublicense, assign, convey or otherwise dispose of, pledge, encumber, grant a covenant not to sue or other right under, abandon, dedicate to the public, cancel or allow to lapse or expire any Company Intellectual Property, other than (A) abandonments, cancellation, lapses or expiration of Company Intellectual Property that is no longer used in and is not material to the business of the Company or any of its Subsidiaries’ respective businesses, individually or collectively, or at the expiration of the applicable non-renewable statutory period, (B) non-exclusive licenses granted to vendors to manufacture product in the Ordinary Course of Business or (C) licenses or sublicenses between or among the Company and its Subsidiaries in the Ordinary Course of Business, provided, that any such licenses or sublicenses (i) are on substantially the same terms as other such licenses or sublicenses made available to Authentic and (ii) do not adversely affect the rights of Company Swiss IPCo or Company US IPCo, as applicable, in or to the Company IPCo Assets following and in connection with the Phase I Restructuring or the Pre-Closing Restructuring;

(xix) except as required by applicable Law or pursuant to the terms of any Company Benefit Plan in effect as of the date of this Agreement, (A) materially increase in any manner the cash compensation or consulting fees, bonus opportunity, severance or termination pay of any Company Employee, except for (1) in respect of those Company Employees who are not Section 16 Officers, increases in annual salary, wage rate or consulting fees in the Ordinary Course of Business (provided, that any such increase does not exceed 20% for any such Company Employee with an annual salary in excess of $300,000), and any consequent incentives and in severance or termination pay, and (2) in respect of all Company Employees, the payment of cash bonuses and any incentives for completed periods based on actual performance in the Ordinary Course of Business (but excluding any discretionary actions that result in a material increase in such bonuses or incentives for any Section 16 Officer), (B) become a party to, establish, adopt, amend, commence participation in or terminate the Stock Plan or any other material Company Benefit Plan, except for (x) health and welfare plan renewals in the Ordinary Course of Business or (y) entering into or amending any employment agreements with Company Employees with an annual salary of $1 million or less, (C) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment of any compensation or benefits under any Stock Plan, except as contemplated under the terms of this Agreement, (D) hire any Company Employee with an annual salary in excess of $1 million, or (E) terminate without cause the employment of any Company Employee with an annual salary in excess of $1 million, other than terminations upon expiration of an employment term pursuant to an employment agreement;

(xx) become a party to, establish, adopt, amend, commence participation in, negotiate or terminate any collective bargaining agreement or other similar agreement with a labor union, works council or similar organization, except (A) for such agreements in the Ordinary Course of Business outside of the United States or (B) as required by applicable Law or industry custom; or

(xxi) agree, authorize or commit to do any of the foregoing.

(b) Nothing set forth in this Agreement shall give Authentic or Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time or give the Company, directly or indirectly, the right to control or direct Authentic’s, Parent’s or their respective Subsidiaries’ operations. Prior to the Effective Time, the Company shall exercise, subject to and consistent with the terms and conditions of this Agreement, complete control and supervision of its and its Subsidiaries’ respective operations.

8.2. Acquisition Proposals; Change of Recommendation.

(a) No Solicitation. At all times during the period commencing with the execution and delivery of this Agreement and continuing during the Interim Period, except as permitted by this Section 8.2, the Company shall not, and shall cause its and its Subsidiaries’ officers and directors not to, and shall direct its Representatives engaged in connection with the transactions contemplated by this Agreement not to, directly or indirectly:

(i) initiate, solicit, or propose an Acquisition Proposal or knowingly encourage, knowingly assist or otherwise knowingly facilitate any action that constitutes or would reasonably be expected to lead to or result in an Acquisition Proposal;

(ii) engage in, continue, knowingly facilitate, respond to or otherwise participate in any discussions or negotiations relating to any Acquisition Proposal or any action that would reasonably be expected to lead to or result in an Acquisition Proposal;

(iii) provide or make available any non-public information or data concerning the Company or its Subsidiaries or access to the Company or its Subsidiaries’ properties, books and records to any third Person (other than the Rolling Stockholders, Authentic, Parent, Merger Sub or any of their respective Representatives or designees) in connection with any Acquisition Proposal; or

(iv) recommend, authorize, approve, adopt, endorse, declare advisable (or make any public statement recommending, authorizing, approving, adopting, endorsing, or declaring advisable) or enter into any Alternative Acquisition Agreement.

(b) Exceptions to No Solicitation. Notwithstanding anything to the contrary set forth in Section 8.2(a), prior to the time the Requisite Company Vote is obtained, in response to an unsolicited, bona fide written Acquisition Proposal that (A) is made after the date of this Agreement, (B) did not arise from a material breach of the obligations set forth in Section 8.2(a), and (C) the Company Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with outside legal counsel and its or the Special Committee’s financial advisor, (x) constitutes or would reasonably be expected to lead to or result in a Superior Proposal and (y) the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law, the Company may (provided, that clause (C) above shall not apply to clause (i) below):

(i) contact the Person or Group making such Acquisition Proposal to clarify the terms and conditions thereof or inform such Person or Group of the existence of the provisions in this Section 8.2;

(ii) provide information and data concerning the Company and its Subsidiaries and access to the Company and its Subsidiaries’ properties, books and records in response to a request by the Person or Group who made such an Acquisition Proposal; provided that correct and complete copies of such information or data or such access has previously been made available to Authentic, or is made available to Authentic promptly (but, in any event, within twenty-four hours) following the time such information or access is made available to such Person or Group, and prior to providing any such information or data or access, the Company and the

Person or Group making such Acquisition Proposal shall have entered into a legally binding confidentiality agreement (x) with terms not less restrictive to such Person or Group than the terms in the Confidentiality Agreement are on Authentic (it being understood that such agreement need not have comparable standstill provisions or otherwise prohibit the making of any Acquisition Proposal) and (y) that permits the Company and its Representatives to comply with the terms of this Agreement and (z) does not contain any exclusivity or expense reimbursement provisions (a confidentiality agreement meeting such specifications, a “Permitted Confidentiality Agreement”);

(iii) take any action to exempt the Person or Group making such Acquisition Proposal from any applicable Takeover Statute or otherwise cause such restrictions not to apply; and

(iv) engage or otherwise participate in any discussions or negotiations with any such Person or Group regarding such Acquisition Proposal.

(c) Notice of Acquisition Proposals. During the Interim Period, the Company shall promptly (but, in any event, within twenty-four hours) give notice to Authentic if an Acquisition Proposal or an Inquiry is received by the Company, its Subsidiaries or, any of their respective Representatives, setting forth in such notice the name of the applicable Person or names of Persons that, to the Knowledge of the Company, comprise the applicable Group, the material terms and conditions of any such Acquisition Proposal or Inquiry (including copies of any such written Acquisition Proposals or of any written materials relating thereto (or where no written materials are provided, a reasonably detailed written description thereof)), and thereafter shall keep Authentic informed, on a reasonably current basis of any material changes, modifications, status or updates as to the terms and conditions of any such Acquisition Proposals or Inquiries (including any material amendments or supplements thereto) and the status of any such discussions or negotiations.

(d) No Change of Recommendation or Alternative Acquisition Agreement.

(i) Except as expressly permitted by Section 8.2(d)(iii) and subject to Section 8.2(e), the Company Board and the Special Committee, shall not:

(A) fail to include the Company Recommendation or the Special Committee Recommendation in the Proxy Statement;

(B) withhold, withdraw, change, qualify, amend or modify (or publicly propose or resolve to withhold, withdraw, change, qualify, amend or modify) the Company Recommendation or the Special Committee Recommendation in a manner adverse to Authentic;

(C) make any recommendation in support of, or, within ten Business Days following its commencement, fail to recommend against, a tender or exchange offer pursuant to Rule 14d-2 of the Exchange Act that constitutes an Acquisition Proposal;

(D) following the public disclosure of an Acquisition Proposal, fail to publicly reaffirm the Company Recommendation or the Special Committee Recommendation within ten Business Days (provided, that such period shall be extended if the Parties are in a Notice Period or if negotiations between the Parties pursuant to Section 8.2(d)(iii) or Section 8.2(d)(iv) are ongoing) after receipt of any written request to do so from Authentic (provided, that the Company shall not be required to so reaffirm more than once per Acquisition Proposal (unless the terms of such Acquisition Proposal change in any material respects and such change is publicly announced or disclosed));

(E) approve, recommend, declare advisable or publicly propose to approve any Acquisition Proposal or approve, recommend, declare advisable or propose to enter into, any Alternative Acquisition Agreement; or

(F) agree, authorize or commit to do any of the foregoing.

(ii) Except as permitted by Section 8.2(d)(iii), the Company Board and the Special Committee, shall not cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement or agree, authorize or commit to do so.

(iii) Notwithstanding anything to the contrary set forth in this Section 8.2, prior to the time the Requisite Company Vote is obtained, each of the Company Board (acting on the recommendation of the Special Committee) and the Special Committee, may, in response to an unsolicited, bona fide written Acquisition Proposal that is made after the date of this Agreement and which did not result from a material breach by the Company of its obligations set forth in Section 8.2(a), effect a Change of Recommendation or terminate this Agreement to enter into an Alternative Acquisition Agreement if and only if (A) the Company Board (acting on the recommendation of the Special Committee) or the Special Committee, as applicable, determines in good faith, after consultation with outside legal counsel and its or the Special Committee’s financial advisor, if applicable, that such Acquisition Proposal constitutes a Superior Proposal, (B) the Company Board (acting on the recommendation of the Special Committee) or the Special Committee, as applicable, has given Authentic written notice (“Acquisition Proposal Notice”) (which shall not constitute a Change of Recommendation) at least three Business Days in advance (the “Notice Period”) of the Change of Recommendation, which notice shall set forth in writing that it intends to take such action and a reasonably detailed description of the basis therefor and shall also include all information required by Section 8.2(c), mutatis mutandis, (C) during the Notice Period, the Special Committee on behalf of the Company shall, and shall cause its Representatives to, if requested by Authentic, negotiate in good faith with Authentic, including providing Authentic the opportunity to make a presentation to the Company Board and the Special Committee regarding this Agreement and, to the extent applicable, any proposed revisions to revise this Agreement in response to such Acquisition Proposal, and (D) at the end of the Notice Period, the Company Board (acting on the recommendation of the Special Committee) or the Special Committee, as applicable, determines in good faith, after consultation with its outside legal counsel and its or the Special Committee’s financial advisor (and taking into account any adjustment or modification of the terms of this Agreement to which Authentic has irrevocably and in writing agreed to make), that the Acquisition Proposal continues to be a Superior Proposal and, after consultation with its outside legal counsel, that the failure to effect a Change of Recommendation would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law. Any material amendment or modification to any Acquisition Proposal shall require a new Acquisition Proposal Notice and the Notice Period shall be extended by an additional two Business Days from the date of receipt of such new Acquisition Proposal Notice.

(iv) Notwithstanding anything to the contrary set forth in this Section 8.2, prior to the time the Requisite Company Vote is obtained, each of the Company Board (acting on the recommendation of the Special Committee) and the Special Committee may make a Change of Recommendation in respect of an Intervening Event if and only if (A) the Company Board (acting on the recommendation of the Special Committee) or the Special Committee, as applicable, determines in good faith, after consultation with outside legal counsel and its or the Special Committee’s financial advisor, if applicable, that the failure to make a Change of Recommendation in response to such Intervening Event would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law, (B) the Company Board (acting on the recommendation of the Special Committee) or the Special Committee, as applicable, has given Authentic written notice (which shall not constitute a Change of Recommendation) at least three Business Days in advance of the Change of Recommendation, which notice shall set forth in writing that it intends to take such action and a reasonably detailed description of the basis therefor, (C) during the Notice Period, the Special Committee on behalf of the Company shall, and shall cause its Representatives to, if requested by Authentic, negotiate in good faith with Authentic, including providing Authentic the opportunity to make a presentation to the Company Board and the Special Committee regarding this Agreement and, to the extent applicable, any proposed revisions thereto, to revise this Agreement in response to such Intervening Event, and (D) at the end of the Notice Period, the Company Board (acting on the recommendation of the Special Committee) or the Special Committee, as applicable, determines in good faith, after consultation with its outside legal counsel and its or the Special Committee’s financial advisor (and taking into account any adjustment or modification of the terms of this Agreement to which Authentic has irrevocably and in writing agreed to make), that the failure to effect a Change of Recommendation in response to such Intervening Event would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law.

(e) Certain Permitted Disclosure. Nothing set forth in this Agreement shall prohibit the Company from (i) disclosing a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A under the Exchange Act, (ii) making any “stop, look and listen” statement or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, or (iii) informing any Person or Group of the existence of the provisions contained in this Section 8.2; provided, however, that nothing in this Section 8.2(e) will be deemed to permit the Company, the Company Board (acting on the recommendation of the Special Committee) or the Special Committee to effect a Change of Recommendation other than in accordance with Section 8.2(d); it being understood that a disclosure that constitutes only a “stop, look and listen” statement or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act shall not be deemed to be a Change of Recommendation if it reaffirms the Company Recommendation and includes a factually accurate public statement that describes the Company’s receipt of an Acquisition Proposal, that no position has been taken by the Company Board or the Special Committee as to the advisability or desirability of an Acquisition Proposal and the operation of this Agreement with respect thereto will not be deemed a Change of Recommendation.

(f) Existing Discussions. The Company (i) shall immediately cease and cause to be terminated any activities, solicitations, discussions and negotiations with any Person conducted within twelve months prior to the date of this Agreement with respect to an Acquisition Proposal or any inquiry, proposal or offer that would reasonably be likely to lead to an Acquisition Proposal and (ii) shall promptly (but in any event within five Business Days of the execution and delivery of this Agreement): (A) deliver a written notice to each such Person providing that the Company (1) is ending all activities, discussions and negotiations with such Person with respect to an Acquisition Proposal or any inquiry, proposal or offer that could lead to an Acquisition Proposal and (2) is requesting the prompt return or destruction of all confidential information concerning the Company and any of its Subsidiaries; and (B) if applicable, terminate any physical and electronic data or other diligence access granted to such Persons; provided that the Company shall have no obligation to deliver such notice to any Person with whom the Company is not conducting discussions or negotiations on the date of the execution and delivery of this Agreement and from whom the Company has already requested the prompt return or destruction of confidential information and, if applicable, terminated such access.

(g) Standstill Provisions. During the Interim Period, the Company shall not terminate, amend or otherwise modify or waive any provision of any confidentiality, “standstill” or similar agreement to which the Company or any of its Subsidiaries is a party and shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement.

(h) Compliance by Affiliates and Representatives. The Company agrees that any violation of the Company’s obligations pursuant to Section 8.2 by any Subsidiary of the Company or any of the Company’s or its Subsidiaries’ respective Representatives (solely to the extent acting on behalf of the Company or any of its Subsidiaries) shall be deemed a breach of this Section 8.2 by the Company; provided that the Rolling Stockholders (but excluding the Chief Executive Officer of the Company when acting in such capacity) shall not, for purposes of this Section 8.2, be deemed to be officers, directors or Representatives of the Company or its Subsidiaries unless they are acting at the direction of the Special Committee.

8.3. Company Stockholders Meeting.

(a) The Company shall take, in accordance with applicable Law and its Organizational Documents, all action necessary to (i) duly convene, give notice of, and hold the Company Stockholders Meeting as promptly as reasonably practicable following (but in any event within forty-five days following) the completion of the mailing of the definitive Proxy Statement and the Schedule 13E-3 to the Company’s stockholders, (ii) cause a vote regarding the adoption of this Agreement and approval of the Disposition to be taken thereat, (iii) solicit from its stockholders proxies and votes in favor of adoption of this Agreement and approval of the Disposition and secure the Requisite Company Vote and (iv) seek advisory approval of a proposal in connection with a non-binding, advisory vote to approve certain compensation that may become payable to the Company’s named executive officers in connection with the consummation of the Merger.

(b) The Company Stockholders Meeting shall not be postponed, recessed or adjourned by the Company without Authentic’s prior written consent; provided, that: (i) the Company may postpone, recess or adjourn the Company Stockholders Meeting, (A) as required by applicable Law (including to allow the dissemination to Company stockholders of any supplement to the Proxy Statement or Schedule 13E-3), or (B) prior to the time for which the Company Stockholders Meeting is originally scheduled, as set forth in the definitive Proxy Statement (the “Original Date”), or if at any time and date that the Company Stockholders Meeting is scheduled to be held thereafter in accordance with the terms of this Section 8.3(b), the Company or Authentic, respectively reasonably believes there will be insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting or to obtain the Requisite Company Vote; provided that, without the prior written consent of Authentic, the Company may not postpone or adjourn the Company Stockholders Meeting pursuant to this clause (B) more than two times or for more than ten Business Days for each event giving rise to such a postponement or adjournment.

(c) Unless the Company Board (acting upon the recommendation of the Special Committee) or the Special Committee has made a Change of Recommendation in accordance with Section 8.2, the Company shall take all lawful action to obtain the Requisite Company Vote. The Company agrees that, unless this Agreement is terminated pursuant to Article XI, its obligations to hold the Company Stockholders Meeting pursuant to this Section 8.3(c) shall not be affected in any manner, including in connection with (i) the making of a Change of Recommendation or (ii) the commencement of or announcement or disclosure of or communication to the Company of any Acquisition Proposal.

(d) Once the Company, in consultation with Authentic, has established a record date for the Company Stockholders Meeting (including by conducting, as promptly as practicable after the date hereof, one or more “broker searches” in accordance with Rule 14a-13 of the Exchange Act to enable such record date to be so set), the Company shall not change or establish a different record date for the Company Stockholders Meeting without the prior written consent of Authentic (such consent not to be unreasonably withheld, delayed or conditioned).

(e) The Company agrees to provide Authentic reasonably detailed periodic updates concerning proxy solicitation results on a timely basis (including, if requested, promptly providing daily voting reports to the extent reasonably practicable).

(f) Without the prior written consent of Authentic, the adoption of this Agreement and approval of the Disposition shall be the only matters (other than a “say on pay” proposal and procedural matters, including any adjournment matters) that the Company may propose to be acted on by the Company’s stockholders at the Company Stockholders Meeting.

8.4. Obligations of Authentic, Parent and Merger Sub. Authentic shall perform, Parent shall perform, Parent shall cause Merger Sub and the Surviving Corporation to perform and prior to the Parent Equity Transfer, Authentic shall cause Parent and Merger Sub to perform, their respective obligations pursuant to this Agreement, and whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub (and prior to the Parent Equity Transfer, an undertaking on the part of Authentic to cause Parent and Merger Sub) to take such action. The Parties acknowledge and agree that, under the terms of the Voting Agreement, from and after the consummation of the Parent Equity Transfer, the Rolling Stockholders shall cause Parent, Merger Sub and the Surviving Corporation to comply with their respective obligations pursuant to the terms of this Agreement.

8.5. Proxy Statement; Schedule 13E-3 and Other Regulatory Matters.

(a) Proxy Statement; Schedule 13E-3.

(i) The Company shall prepare and file with the SEC, as promptly as practicable after the date of this Agreement, but in any event within thirty Business Days after the date of this Agreement, a proxy statement in preliminary form relating to the Company Stockholders Meeting (such proxy statement, including, for the avoidance of doubt, any amendments or supplements thereto, and the definitive proxy statement related thereto, the “Proxy Statement”). Except under the circumstances expressly permitted by Section 8.2, the Proxy Statement shall include the Company Recommendation and the Special Committee Recommendation. The Company, Authentic and Parent shall cooperate to, concurrently with the preparation and filing of the Proxy Statement, jointly prepare and file with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3 (such transaction statement, including any amendment or supplement thereto, the “Schedule 13E-3”) relating to the transactions contemplated by this Agreement.

(ii) The Company shall use reasonable best efforts to cause the Proxy Statement to comply as to form and substance with the provisions of the Exchange Act in all material respects. The Company, Authentic and Parent shall use reasonable best efforts to cause, as to themselves and their Affiliates, the Schedule 13E-3 to comply as to form and substance with the provisions of the Exchange Act in all material respects. The Company, Authentic and Parent shall furnish all information required by the Exchange Act or other applicable Law concerning it and its’ Affiliates, respectively, as the other Party may reasonably request or as customarily included in a Proxy Statement or a Schedule 13E-3 prepared in connection with a transaction of the type contemplated by this Agreement, and the Company, Authentic and Parent shall ensure that none of the information supplied by it or any of its Affiliates or their respective Representatives for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3 shall, at the date of mailing to stockholders of the Company, at the time of the Company Stockholders Meeting or at the time of filing with the SEC (as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii) If at any time prior to the Company Stockholders Meeting, any information relating to the Company, Authentic or Parent, or any of their respective Affiliates or its or their respective Representatives, should be discovered by a Party, which information should be set forth in an amendment or supplement to the Proxy Statement or the Schedule 13E-3, so that either the Proxy Statement or the Schedule 13E-3, as applicable, would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall as promptly as practicable following such discovery notify the other Party or Parties (as the case may be) and after such notification (A) the Company shall, as and to the extent required by applicable Law, promptly prepare an amendment or supplement to the Proxy Statement, (B) the Company, Authentic and Parent shall as and to the extent required by applicable Law, promptly prepare an amendment or supplement to the Schedule 13E-3 and (C) the Company shall cause the Proxy Statement or Schedule 13E-3 as so amended or supplemented to be filed with the SEC and, if required by applicable Law, to be disseminated to its stockholders.

(iv) The Company shall (A) provide Authentic and its Representatives with a reasonable opportunity to review and comment on drafts of the Proxy Statement and other documents and communications related to the Company Stockholders Meeting prior to filing, furnishing or delivering such documents with or such communications to the applicable Governmental Entity and dissemination of such documents or communications to the Company’s stockholders and (B) consider in good faith any comments thereto reasonably proposed by Authentic and its Representatives, and the Company agrees that all information relating to Authentic, Parent, their Subsidiaries and its and their respective Representatives included in the Proxy Statement shall be in form and content reasonably satisfactory to Authentic. The Company and Authentic shall (1) provide each other with a reasonable opportunity to review and comment on drafts of the Schedule 13E-3 prior to filing it with the SEC and (2) consider in good faith any comments thereto reasonably proposed by the other Party and its Representatives, and each of the Company and Authentic agrees that all information relating to the other Party, its Affiliates and its and their respective Representatives included in the Schedule 13E-3 shall be in form and content satisfactory to such other Party.

(v) Each Party shall promptly notify each other Party of the receipt of any comments from the SEC with respect to the Proxy Statement or the Schedule 13E-3 and of any request by the SEC for any amendment or supplement to the Proxy Statement or the Schedule 13E-3 or for additional information and shall as promptly as reasonably possible following receipt thereof provide the other Party with copies of all written correspondence between itself or any of its Representatives and the SEC with respect to the Proxy Statement or the Schedule 13E–3 (or where the correspondence is not written, a reasonably detailed description thereof) and provide the other Party and its Representatives a reasonable opportunity to participate in any discussions or meetings with the SEC (or portions of any such discussions or meetings that relate to the Proxy Statement or the Schedule 13E-3) unless pursuant to a telephone call initiated by the SEC or with respect to procedural or administrative matters. Each of the Company, Authentic and Parent (as the case may be) shall, subject to the requirements of Section 8.5(a)(iv), promptly provide responses to the SEC with respect to any comments received on the Proxy Statement or the Schedule 13E-3 by the SEC and any requests by the SEC for any amendment or supplement to the Proxy Statement or the Schedule 13E-3 or for additional information. The Company shall cause the definitive Proxy Statement and the Schedule 13E-3 to be mailed as promptly as reasonably possible after the date the SEC staff confirms that the SEC does not intend to review the preliminary Proxy Statement or advises that it has no further comments thereon or that the Company may commence mailing of the Proxy Statement.

(b) Other Regulatory Matters.

(i) The Company, Authentic and Parent shall cooperate with each other and shall use (and shall cause their respective Subsidiaries and their respective Affiliates to use) their respective reasonable best efforts to take or cause to be taken all actions necessary or advisable on its part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement (including the Phase I Restructuring and Pre-Closing Restructuring) as promptly as practicable after the date of this Agreement, including preparing and delivering or submitting filings, notices and documentation to effect the expirations of all required statutory waiting periods under applicable Antitrust Laws, including under the HSR Act and the Foreign Subsidies Regulation as promptly as practicable after the date of this Agreement.

(ii) Each of the Company, Authentic and Parent, as applicable, shall (and shall cause their respective Affiliates to):

(A) prepare and file, with respect to the transactions contemplated by this Agreement an appropriate filing of a Notification and Report Form pursuant to the HSR Act as promptly as practicable, and in any event within twenty-five Business Days following the date hereof (or such later date as may be agreed in writing between antitrust counsel for each Party) and make, deliver or submit, as applicable, all other initial or, for the Foreign Subsidies Regulation, draft filings, notices, and reports under the Antitrust Laws and the Foreign Subsidies Regulation identified in Schedule 8.5(b)(ii)(A) as promptly as practicable after the date of this Agreement, and in connection therewith, request, early termination of the statutory waiting period under the HSR Act, and to the extent applicable, under the other applicable Antitrust Laws and the Foreign Subsidies Regulation, and provide confirmation to each other of any such filings and requests;

(B) not, without prior good faith consultation with the other Party or Parties, as the case may be, (1) cause any filing, delivery or submission contemplated by Section 8.5(b)(i) or Section 8.5(b)(ii)(A) applicable to it to be withdrawn, refiled, or redelivered or resubmitted for any reason, or (2) consent to any voluntary extension of any statutory waiting period or, if applicable, any contractual waiting period applicable to the consummation of the transactions contemplated by this Agreement or to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Entity; provided, that the each of the Company, Authentic and Parent, as applicable, shall (and shall cause their respective Affiliates to) refile any pulled HSR filing within two Business Days of any such withdrawal;

(C) make an appropriate response to any request for information and documents by any Governmental Entity as promptly as practicable following any such request; and

(D) use reasonable best efforts to (1) avoid the entry of, (2) vacate, reverse or suspend any permanent, preliminary or temporary Order and (3) litigate any Order or Proceeding, that, in the case of each of the foregoing clauses (1)-(3) of this Section 8.5(b)(ii)(D), would prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement;

provided, however, that notwithstanding anything to the contrary contained in this Agreement, in no event shall the Company, Authentic, Parent or any of their respective Affiliates be required to (and the Company and its Affiliates shall not, without Authentic’s prior written consent) offer, negotiate, agree to, commit to or effect, by consent decree, hold separate order or otherwise, (I) the sale, lease, license, divestiture or disposition of any assets, rights, intellectual property, product lines, or businesses of the Company, Authentic, Parent or any of their respective Affiliates, (II) the termination of existing relationships, contractual rights or obligations of the

Company, Authentic, Parent or any of their respective Affiliates, (III) the termination of any venture or other arrangement, (IV) the creation of any relationship, contractual rights or obligations of the Company, Authentic, Parent or any of their respective Affiliates, (V) the effectuation of any other change or restructuring of the Company, Authentic, Parent or any of their respective Affiliates, (VI) any actions or commitments (including committing to seek prior approval from any Governmental Entity for any future transaction) with respect to the businesses, product lines or assets of the Company, Authentic, Parent or any of their respective Affiliates that after the Closing Date would limit Authentic’s, the Company’s or their respective Affiliates’ freedom of action with respect to, or its or their ability to retain or freely operate, one or more of the businesses, licenses, rights, product lines, or assets of the Company, Authentic, Parent, or any of their respective Affiliates or (VII) any other remedy, condition, commitment or undertaking of any kind; except, that Authentic, Parent and their respective Affiliates shall be required to offer, negotiate, agree to, commit to or effect, an amendment to the Pre-Closing Restructuring Plan to exclude certain Company IPCo Assets from being transferred to Company Swiss IPCo and Company US IPCo if (and only if) (x) the exclusion of such specified Company IPCo Assets is necessary to obtain a Required Regulatory Approval and (y) implementation of such amendment is conditioned upon the consummation of the other transactions contemplated by this Agreement. The Company shall, and shall cause its Affiliates to, if requested by Authentic, offer, negotiate, agree to, commit to and effect (conditioned upon the consummation of the transactions contemplated by this Agreement) any action described in clause (I) – (VII) of the foregoing sentence to the extent that such action relates solely to the Company and its Subsidiaries.

(iii) Review. Parent, Authentic and the Company shall each have the right to review in advance and, to the extent practicable, each shall consult with the other on and consider in good faith the views of the other in connection with, all the information relating to Parent, Authentic or the Company, as the case may be, any of their respective Affiliates and any of its or their respective Representatives, that appears in any filing made with, or written materials delivered or submitted to, any Governmental Entity in connection with the transactions contemplated by this Agreement. None of Parent, Authentic or the Company shall permit any of its Affiliates or any of its or their respective Representatives to participate in any material discussions or meetings with any Governmental Entity in respect of the transactions contemplated by this Agreement unless it consults with the other in advance and, to the extent permitted by such Governmental Entity, gives the other the opportunity to attend and participate thereat, other than when a Governmental Entity directly calls a Party.

(iv) During the Interim Period, Authentic and Parent shall not, and shall ensure that none of their respective Affiliates shall, consummate, enter into any agreement providing for, or announce, any investment, acquisition, divestiture or other business combination that would reasonably be expected to impose any material delay in or material impairment of, or prevent, the consummation of the transactions contemplated by this Agreement; provided, however, that for purposes of this clause (iv), Authentic’s “Affiliates” shall specifically exclude any direct and indirect equity holders of Authentic and their respective Affiliates (other than Authentic and its Subsidiaries).

(v) Filing Fees. Authentic and Parent shall be responsible for all filing fees required to be paid to any Governmental Entity in connection with all filings, notices, and reports made by Authentic or Parent under any applicable Antitrust Laws and the Foreign Subsidies Regulation in connection with the transactions contemplated by this Agreement (the “Regulatory Filing Fees”).

8.6. Third-Party Consents. Separate and apart from the obligations set forth in Section 8.5 (which shall control with respect to all matters relating to the HSR Act and other Antitrust Laws and the Foreign Subsidies Regulation), upon the written request of Authentic, the Company shall use its, and shall cause its Subsidiaries to use their, commercially reasonable efforts to give, obtain or effect (as the case may be as promptly as reasonably practicable), following the date of this Agreement, all notices, acknowledgments, waivers, consents, amendments, supplements or other modifications required under any Contract to which the Company or any of its Subsidiaries is a party to or bound (the “Third-Party Consents”) and that are necessary to be given, obtained or effected from any counterparty to such Contract in order to consummate the transactions contemplated by this Agreement; provided, that in connection therewith, neither the Company nor any of its Subsidiaries shall (a) make any payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments) or concede anything of value, (b) amend or otherwise modify any such Contract or (c) agree or commit to do any of the foregoing, in each case for the purposes of giving, obtaining or effecting any Third-Party Consents without the prior consent of Authentic.

8.7. Information and Access.

(a) The Company shall (and shall cause its Subsidiaries to), upon reasonable prior written notice (and in any event not less than one Business Days’ notice), during normal business hours, afford Authentic and its Representatives reasonable access from the date of this Agreement and continuing until the earlier of the Effective Time and the termination of this Agreement pursuant to Article XI, to its employees, Representatives, properties, offices and other facilities, Contracts, books and records, in each case, for purposes of consummating the Merger and the other transactions contemplated hereby, and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Authentic all other information and documents concerning or regarding its businesses, properties and assets and personnel as may reasonably be requested by or on behalf of Authentic for purposes of consummating the Merger and the other transactions contemplated hereby; provided, however, that, subject to compliance with the obligations set forth in Section 8.7(b) neither the Company nor any of its Subsidiaries shall be required to provide such access or furnish such information or documents to the extent doing so would, in the reasonable opinion of the Company, reasonably be expected to result in (i) a violation of applicable Law, (ii) a waiver of the protection of attorney-client privilege or other privilege or trade secret protection or the work product doctrine, (iii) disclosure of such documents or information that are reasonably pertinent to any pending litigation, suit, action or proceeding between the Company and its Affiliates, on the one hand, or Authentic and its Affiliates, on the other hand (but without limiting any rights to discovery in any legal proceeding according to the applicable rules of the forum), (iv) a violation or default under, or acceleration of a third-party right under, any Contract, (v) disclosure of any trade secret of third parties, (vi) disclosure of any information to the extent related to the negotiation and execution of this Agreement or to transactions potentially competing with or alternative to the transactions contemplated by this Agreement or proposals from other third parties relating to any competing or alternative transactions (including Acquisition Proposals) and the actions of the Special Committee or the Company Board (or any other committee thereof) with respect to any of the foregoing, whether prior to or after execution of this Agreement, or (vii) subject to, and without limiting, the requirements of Section 8.2, disclosure of any information related to a Change of Recommendation or the actions of the Special Committee or the Company Board (or any other committee thereof) with respect thereto; provided, further, in the event any of the restrictions in clauses (i) or (v) above shall apply, the Company shall advise Authentic of the subject matter of any such information that cannot be disclosed and shall use its reasonable best efforts to make appropriate alternate disclosure arrangements to the fullest extent practicable. Any such access or investigation by Authentic or its Representatives shall be conducted subject to the Company’s reasonable security measures, policies and insurance requirements, under reasonable supervision of appropriate personnel of the Company and in such a manner as not to unreasonably interfere with the normal business or operations of the Company or its Subsidiaries or otherwise result in any unreasonable burden with respect to the prompt and timely discharge by employees of the Company or its Subsidiaries of their normal duties, and Authentic shall use its commercially reasonable efforts to minimize to the extent reasonably practicable any disruption to the businesses of the Company that may result from any such requests for access and any access pursuant to this Section 8.7 will not include the right to sample soil, sediment, groundwater, surface water, air or building materials or conduct any other environmental sampling or analysis. Nothing in this Section 8.7 will be construed to require the Company or its Subsidiaries or any of their Representatives to prepare any reports, analysis, appraisals, opinions or other information.

(b) In the event that the Company objects to any request submitted pursuant to Section 8.7(a) on the basis of the matters set forth in clauses (i) or (ii) of Section 8.7(a), it must do so by reasonably promptly providing Authentic the reasons therefor, and prior to preventing such access or withholding such information or documents from Authentic and its Representatives, the Company shall cooperate with Authentic and use commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the impediments expressly set forth in clauses (i) and (ii) of Section 8.7(a), including through taking such actions and implementing appropriate and mutually agreeable measures to as promptly as practicable permit such access and the furnishing of such information and documents in a manner to remove the basis for the objection, including by arrangement of appropriate “counsel-to-counsel” disclosure, clean room procedures, redaction and other customary procedures, and entry into a customary joint defense agreement.

(c) For the avoidance of doubt, Authentic hereby agrees that all information provided to its, its Subsidiaries or its or their Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect in accordance with its terms. Notwithstanding anything in the Confidentiality Agreement to the contrary, the term “Representatives” (as defined in the Confidentiality Agreement) shall hereafter be deemed to include any actual or potential financing sources of Authentic, Parent, Merger Sub and their respective Representatives (as defined in the Confidentiality Agreement), including the Debt Financing Sources, without the need for prior written consent of the Company; provided, however, that Authentic shall inform the Company in writing of the identity of any such actual or potential financing sources prior to providing such information and all such parties shall be deemed to be Representatives of Authentic under this Agreement.

8.8. Notification of Certain Matters.

(a) Notification by the Company. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article XI and the Effective Time, the Company will give prompt notice to Authentic upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy, or failure would reasonably be expected to cause any of the conditions to the obligations of Authentic, Parent and Merger Sub to consummate the Merger set forth in Article IX or Article X to fail to be satisfied by the Condition Satisfaction Date or at the Closing, respectively, except that no such notification will affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or the conditions to the obligations of Authentic, Parent and Merger Sub to consummate the Merger or the remedies available to the Parties under this Agreement.

(b) Notification by Authentic. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article XI and the Effective Time, Authentic or Parent will give prompt notice to the Company upon becoming aware that any representation or warranty made by Authentic, Parent or Merger Sub, as applicable, in this Agreement has become untrue or inaccurate in any material respect, or of any failure by Authentic, Parent or Merger Sub, as applicable, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the Merger set forth in Article IX or Article X to fail to be satisfied by the Condition Satisfaction Date or at the Closing, respectively, except that no such notification will affect or be deemed to modify any representation or warranty of Authentic, Parent or Merger Sub, as applicable, set forth in this Agreement or the conditions to the obligations of the Company to consummate the Merger or the remedies available to the Parties under this Agreement.

(c) Impact of Non-Compliance. The Company’s, Authentic’s or Parent’s failure to comply with this Section 8.8 will not be taken into account for purposes of determining whether any conditions set forth in Article IX or Article X to consummate the Merger have been satisfied or whether any termination rights set forth in Article XI are available.

8.9. Publicity. The initial press releases with respect to the transactions contemplated by this Agreement shall be separate press releases by each of the Company and Authentic, the text of each of which has been agreed to by each of Authentic and the Company. The Company and Authentic shall consult with each other, provide each other with a reasonable opportunity for review and give due consideration to reasonable comments by each other, prior to issuing any other press releases or otherwise making public statements, disclosures or communications with respect to the transactions contemplated by this Agreement and shall not issue any such press release or otherwise make such public statements, disclosures or communications prior to such consultation except as may be required or rendered impractical by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange, interdealer quotation service or NYSE or with respect to any Change of Recommendation made in accordance with this Agreement or Authentic’s responses thereto, in which case the issuing party shall use reasonable best efforts to consult with the other party before issuing any press release or making any such public statement. Notwithstanding the foregoing or the terms of the Confidentiality Agreement, each of the Company and Authentic may make any public statements, disclosures or communications in response to inquiries from the press, analysts, investors, customers or suppliers or via industry conferences or analyst or investor conference calls, so long as such statements, disclosures or communications are not inconsistent in tone and substance with public statements, disclosures or communications previously made by the Company or Authentic. Notwithstanding the foregoing, (a) Authentic and its respective Affiliates may, without such consultation or consent, make disclosures and communications (i) to equityholders and investors of such Person or any Affiliates of such Person, in each case who are subject to customary confidentiality restrictions, and (ii) on such Person’s website in the Ordinary Course of Business so long as such statements are consistent with previous press releases, public disclosures or public statements made jointly by the parties hereto (or individually) in accordance with this Section 8.9 and are filed with the SEC as required by Law, and (b) the Company and its Affiliates may, without such consultation or consent, make disclosures and communications in filings with the SEC in the Ordinary Course of Business so long as such statements are consistent with previous press releases, public disclosures or public statements made jointly by the parties hereto (or individually) in accordance with this Section 8.9.

8.10. Employee Benefits

(a) Parent shall provide, or shall cause to be provided, to the Continuing Employees who remain employed by Parent or one of its Subsidiaries, during the period commencing at the Effective Time and ending on the one-year anniversary of the Effective Time, (i) annual base salary or base wages, and target annual cash bonus opportunities, employee benefits, including pension and welfare benefits (excluding equity awards and long-term incentive opportunities), and severance benefits that, in each case, are no less favorable than those provided to such Continuing Employees immediately prior to the Effective Time; provided, however, that the requirements of this Section 8.10(a) shall not apply to the Continuing Employees, if any, who are covered by a collective bargaining agreement.

(b) Parent shall use commercially reasonable efforts to (i) cause any pre-existing and actively at work conditions or limitations and eligibility and participation waiting periods under any group health plans or other welfare benefit plans, programs and arrangements maintained, sponsored or contributed to by Parent or any of its Subsidiaries in which Continuing Employee may participate after the Effective Time to be waived with respect to the Continuing Employees and their eligible spouse, dependents and beneficiaries and (ii) give each Continuing Employee and their eligible spouse, dependents and beneficiaries credit for the plan year in which they first participate in any Parent Benefit Plans that are group health plans or other welfare benefit plans, programs and arrangements maintained, sponsored or contributed to towards applicable deductibles, co-payments, and annual out-of-pocket limits for medical expenses incurred prior to their participation for which payment has been made. Parent shall give, or cause to be given to, each Continuing Employee service credit for such Continuing Employee’s employment with the Company and its Subsidiaries that is no less than that to which such Continuing Employee was entitled before the Effective Time, for purposes of vesting, benefit accrual and eligibility to participate under each applicable Parent Benefit Plan (including without limitation for purposes of level of vacation, paid time-off and severance to which the Continuing Employee may be entitled), as if such service had been performed with Parent, except for benefit accrual under defined benefit pension plans, for purposes of qualifying for subsidized early retirement benefits or to the extent it would result in a duplication of benefits.

(c) Prior to making any broad-based written or formal oral communications to the employees (including any officers) of the Company or any of its Subsidiaries pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, the Company shall provide Parent with a copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication, and the Company shall cooperate in providing any such mutually agreeable communication.

(d) Nothing set forth in this Agreement is intended to (i) be treated as an amendment of any particular Company Benefit Plan or Parent Benefit Plan, (ii) prevent Parent, the Surviving Corporation or any of their Affiliates from amending or terminating any of their benefit plans or, after the Effective Time, any Company Benefit Plan or Parent Benefit Plan in accordance with their terms and applicable Law, (iii) prevent Parent, the Surviving Corporation or any of their Affiliates, after the Effective Time, from terminating the employment of any Continuing Employee, or (iv) without limiting the generality of Section 12.8, create any third-party beneficiary rights in any Continuing Employee, any spouse, beneficiary or dependent thereof or any other Person, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment or benefits that may be provided to any Continuing Employee or any such other Person under any Company Benefit Plan, Parent Benefit Plan or otherwise by Parent, the Surviving Corporation or any of their Affiliates or under any benefit plan which Parent, the Surviving Corporation or any of their Affiliates may maintain.

8.11. Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, Authentic, Parent and IPCo Holdings shall, and shall cause the Surviving Corporation to, in each case to the fullest extent that the Company would have been permitted under the Company’s Organizational Documents and applicable Law in effect as of the date of this Agreement, (i) indemnify, defend and hold harmless the Indemnified Parties (acting in their capacities as such or as employees or agents of the Company or any Subsidiary thereof) against any reasonable and documented costs or expenses (including reasonable and documented attorneys’ fees), judgments, fines, losses, claims, damages, amounts paid in settlement, penalties or liabilities incurred in connection with, arising out of or otherwise related to any actual or threatened Proceeding arising out of, related to or in connection with matters existing or any action or omission occurring or alleged to have occurred at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matter relating to the Merger and the other transactions contemplated by this Agreement and the process leading thereto, the Phase I Restructuring and the Pre-Closing Restructuring, and any Proceeding relating in whole or in part to the enforcement of this Section 8.11 or any other indemnification or advancement right of any Indemnified Party), and (ii) advance reasonable, documented out-of-pocket expenses as incurred in connection with any such Proceeding, including in connection with the enforcement of this Section 8.11 or any other indemnification or advancement right of any Indemnified Party (upon receipt from such Indemnified Party of a request therefor, accompanied by invoices or other relevant documentation); provided that, solely to the extent required by Law, any Person to whom expenses are so advanced provides an undertaking to repay such advances if it is ultimately determined by final adjudication by the Chosen Courts that such Person is not entitled to be indemnified in connection with such Proceeding as authorized by the DGCL. During the Tail Period, Authentic, Parent and IPCo Holdings shall cause the Surviving Corporation to maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company’s and any of its Subsidiary’s Organizational Documents in effect as of the date hereof, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were Indemnified Parties; provided, further, that all rights to indemnification and advancement in respect of any Proceeding pending or asserted or any claim made within such period shall continue until the disposition of such Proceeding or resolution of such claim. Authentic, Parent, IPCo Holdings and the Surviving Corporation and their respective Affiliates will cooperate with each applicable Indemnified Party in the defense of any applicable Proceeding and none of Authentic, Parent, IPCo Holdings the Surviving Corporation or their respective Affiliates will settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Proceeding for which indemnification may be sought by an Indemnified Party pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Parties from all liability arising out of such Proceeding (and no Indemnified Party will be liable to Authentic, Parent, IPCo Holdings, the Surviving Corporation or their respective Affiliates for any settlement effected without his or her prior written consent).

(b) Prior to the Effective Time, the Company shall use commercially reasonable efforts to obtain and fully pay the premium for “tail” insurance policies for the extension of the directors’ and officers’ liability and fiduciary coverage of the Company’s existing directors’ and officers’ insurance policies (“D&O Insurance”), in each case for claims reporting or discovery period of the Tail Period with respect to any claim related to matters existing or occurring at or prior to the Effective Time (including covering the Merger and the other transactions contemplated by this Agreement and the process leading thereto) from the Company’s D&O Insurance carrier as of the date of this Agreement or one or more insurance carriers with the same or better credit rating as such carrier with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as the Company’s existing policies, and Authentic, Parent and IPCo Holdings will cause such “tail” insurance policy to be maintained in full force and effect for the duration of the Tail Period; provided, however, that in no event shall the premium amount for such policies exceeds 300% of the current aggregate annual premium paid by the Company in respect of such coverage; provided, further, that in the event the annual premium of such insurance exceed such amount, the Company may obtain as much coverage as is possible for amounts not to exceed such maximum annual amount in aggregate annual premiums; provided, further, that the Company shall reasonably cooperate and consult with Authentic, Parent and IPCo Holdings prior to the purchase of any such tail policy. The Company shall give Authentic, Parent and IPCo Holdings a reasonable opportunity to participate in the selection of such “tail” insurance policy and the Company shall give reasonable and good faith consideration to any comments made by Authentic, Parent and IPCo Holdings with respect thereto. If the Company for any reason fails to obtain or Authentic for any reason fails to cause to be obtained such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Authentic, Parent and IPCo Holdings shall cause the Surviving Corporation to, continue to maintain in effect for the Tail Period the D&O Insurance in place as of the date of this Agreement with the Company’s D&O Insurance carrier as of the date of this Agreement or with or one or more insurance carriers with the same or better credit rating as such carrier with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in the Company’s existing policies as of the date of this Agreement, or the Surviving Corporation shall, and Authentic, Parent and IPCo Holdings shall cause the Surviving Corporation to, purchase comparable D&O Insurance for the Tail Period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date of this Agreement and from an insurance carrier with the same or better credit rating as the Company’s D&O Insurance carrier as of the date of this Agreement, in each case providing coverage with respect to any matters existing or occurring at or prior to the Effective Time (including covering the Merger, the other transactions contemplated hereby and the process leading thereto).

(c) If Authentic, Parent, IPCo Holdings or the Surviving Corporation or any of their respective legal successors or permitted assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger, (ii) shall transfer or convey all or substantially all of its properties and assets to any Person or (iii) shall wind up or dissolve, then, and in each such case and as a condition thereto, proper provisions shall be made so that the legal successors and permitted assigns of Authentic, Parent, IPCo Holdings or the Surviving Corporation shall assume all the obligations set forth in this Section 8.11.

(d) The provisions of this Section 8.11 are intended to be for the benefit of, and from and after the Effective Time shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives, who shall be third-party beneficiaries of this Section 8.11. The rights of each Indemnified Party under this Section 8.11 shall be in addition to, and not in substitution for, any other rights such individual may have under the Laws of the State of Delaware, any applicable indemnification agreement to which such Person is a party or the Company’s Organizational Documents, and Authentic, Parent and IPCo Holdings acknowledge and agree that all rights to indemnification, advancement of expenses and exculpation from liabilities now existing in favor of any Indemnified Party for actions or omissions occurring at or prior to the Effective Time shall continue in full force and effect in accordance with their terms.

8.12. Financing Cooperation.

(a) From the date of this Agreement and continuing until the earlier of the Closing and the termination of this Agreement pursuant to Article XI, the Company shall use commercially reasonable efforts to, and shall cause its Subsidiaries and its and their respective Representatives to, use commercially reasonable efforts to provide such cooperation and information as is customary in connection with the arrangement of debt financing for transactions that are substantially similar to the transactions contemplated by this Agreement and as may be reasonably requested by Authentic in writing, to assist Authentic in connection with arranging, obtaining and consummating any Debt Financing, including:

(i) assist Authentic in its preparation and execution (solely by directors and officers of the Company and its Subsidiaries who will continue in such roles (or similarly situated roles) following the Closing) of any credit agreement, guarantees, security agreements, closing certificates (including solvency certificates) and other certificates, resolutions, letters and documents, in each case, subject to the occurrence of the Closing;

(ii) (A) facilitate the pledging of collateral, effective no earlier than the Closing, including using commercially reasonable efforts to facilitate the delivery to any Debt Financing Source following the Closing of all certificates representing outstanding equity interests of the Company and its Subsidiaries requested by Authentic to be delivered to such Debt Financing Source and (B) take all reasonable actions that are necessary and customary to facilitate the release of all Encumbrances securing Existing Indebtedness which is being repaid at Closing;

(iii) reasonably cooperate with the external and internal counsel of Authentic and any Debt Financing Sources in connection with providing back-up certificates and factual information related to any legal opinion that such counsel may be required to deliver in connection with any Debt Financing and using commercially reasonable efforts to cause the local and internal counsel of the Company and its Subsidiaries to provide assistance to Authentic;

(iv) furnish to Authentic and any Debt Financing Sources, at least five Business Days prior to the Closing Date (to the extent requested at least seven Business Days prior to the Closing Date), all documentation and other information about the Company and its Subsidiaries requested by Authentic for purposes of satisfying requirements of bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including, without limitation, the PATRIOT Act and, if applicable, the Beneficial Ownership Regulation); and

(v) take all corporate actions (solely by directors and officers of the Company and its Subsidiaries who will continue in such roles (or similarly situated roles) following the Closing), subject to the occurrence of the Closing, reasonably requested by Authentic to permit the consummation of any Debt Financing and the proceeds thereof to be made available on the Closing Date.

(b) The foregoing notwithstanding, none of the Company nor any of its Affiliates shall be required to take or permit the taking of any action that would reasonably be expected to (i) require the Company or its Subsidiaries or any of their respective Affiliates or any persons who are officers or directors of such entities to pass resolutions or consents to approve or authorize the execution of any Debt Financing or enter into, execute or deliver any certificate, document, instrument or agreement or agree to any change or modification of any existing certificate, document, instrument or agreement, (ii) cause any representation or warranty in this Agreement to be breached by the Company or any of its Affiliates or require any waiver or amendment of any terms of this Agreement, (iii) require the Company or any of its Affiliates to pay any commitment or other similar fee or incur any other expense, liability or obligation in connection with any Debt Financing prior to the Closing or otherwise incur any obligation under any agreement, certificate, document or instrument (except to the extent the effectiveness of such obligation under such agreement, certificate, document or instrument is subject to and conditioned upon the occurrence of Closing), (iv) cause any director, officer, employee or stockholder of the Company or any of its Affiliates to incur any personal liability, (v) conflict with the documentation governing the Existing Indebtedness, the Organizational Documents of the Company or any of its

Affiliates or any Laws, (vi) result in a material violation or breach of, or a default (with or without notice, lapse of time, or both) under, any Contract to which the Company or any of its Affiliates is a party, (vii) provide access to or disclose information that the Company or any of its Affiliates reasonably determines would jeopardize any attorney-client privilege or other applicable privilege or protection of the Company or any of its Affiliates, (viii) require the delivery of any opinion of counsel or accountants’ cold comfort letters or reliance letters, (ix) require the Company to prepare or deliver any financial statements or information that are not available to it and prepared in the ordinary course of its financial reporting practice or any Excluded Information, or (x) unreasonably interfere with the conduct of the business of the Company and its Affiliates or create unreasonable risk of damage or destruction to any property or assets of the Company and its Affiliates. Nothing contained in this Agreement shall require the Company or any of its Affiliates, prior to the Closing, to be an issuer or other obligor with respect to any Debt Financing.

(c) Promptly upon the request of the Company and no later than the earlier of (i) the Closing and (ii) the valid termination of this Agreement in accordance with Article XI, Authentic will reimburse the Company for any reasonable and documented out-of-pocket costs and expenses (including documented and reasonable attorneys’ fees) incurred by the Company and its Subsidiaries in connection with the cooperation contemplated by this Section 8.12 (other than in respect of the preparation of any financial statements or data that would be prepared by the Company, its Subsidiaries, or any of their respective Representatives notwithstanding this Section 8.12).

(d) The Company, its Subsidiaries and their respective Representatives (collectively, the “Financing Indemnified Parties”) will be indemnified and held harmless by Authentic from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with any cooperation provided pursuant to this Section 8.12 or the provision of information utilized in connection therewith; in each case, except to the extent arising from the gross negligence, willful misconduct or Fraud of the Financing Indemnified Parties (as determined in a final, nonappealable judgment of a court of competent jurisdiction).

(e) Authentic and Parent acknowledge and agree that obtaining any Debt Financing is not a condition to the Closing. If any Debt Financing has not been obtained, Authentic and Parent will continue to be obligated, until such time as this Agreement is terminated in accordance with its terms pursuant to Article XI and subject to the waiver or fulfillment of the conditions set forth herein, to complete the transactions contemplated by this Agreement.

(f) Notwithstanding anything to the contrary in this Agreement, the parties hereto agree that the condition set forth in Section 9.2(b), as it applies to the Company’s obligations under this Section 8.12, shall be deemed satisfied unless the failure of such condition to be satisfied was caused by the knowing and willful material breach by the Company of its obligations under this Section 8.12.

8.13. Takeover Statutes. Subject to the representations of Parent and Merger Sub set forth in Section 6.7 being true and correct and the representations of Authentic set forth in Section 7.6 being true and correct, if the restrictions of any Takeover Statute are, become, or are deemed applicable to the transactions contemplated by this Agreement, the Company Board (acting on the recommendation of the Special Committee) or the Special Committee shall take such action as is within their power to eliminate or minimize the effects of any such restrictions.

8.14. Transaction Litigation. In the event that any stockholder litigation related to this Agreement, the Merger or the transactions contemplated by this Agreement or alternative transactions contemplated by the Company, the Company Board or the Special Committee is brought against the Company or any Indemnified Party or other Representatives from and following the date of this Agreement and prior to the Effective Time (such litigation, other than any Proceeding in connection with, arising out of or otherwise related to a demand for appraisal under Section 262 of the DGCL, which shall be governed by Section 4.2(f), “Transaction Litigation”), (a) the Company shall promptly notify Authentic thereof (and, in any event within two Business Days of becoming aware thereof) and keep Authentic reasonably informed with respect to the status thereof, (b) the Company shall give Authentic a reasonable opportunity to participate in the defense (at its sole cost and subject to a joint defense agreement) of any Transaction Litigation; provided that the Company shall direct and control such defense, and Authentic shall not direct or control such defense, (c) the Company and Authentic shall timely and mutually consult with each other with respect to the defense or settlement of any Transaction Litigation, (d) the Company and Authentic shall mutually consider in good faith each other party’s advice and recommendations with respect to such Transaction Litigation, in each case only to the extent that attorney-client privilege between each party and its counsel is not jeopardized, and (e) the Company shall not settle or agree to settle any Transaction Litigation without the prior written consent of Authentic. After the Effective Time, none of Authentic, Parent or the Surviving Corporation (or any of their respective Affiliates) shall settle any Transaction Litigation that includes an admission of liability or wrongdoing on the part of, or imposes any monetary or non-monetary remedy or relief against, any of the Indemnified Parties without such Indemnified Party’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) and such Indemnified Parties shall, from and after the Effective Time, be third-party beneficiaries of this sentence.

8.15. Section 16 Matters. Prior to the Effective Time, the Company Board, or a duly authorized committee of non-employee directors thereof, will adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company who is a covered Person of the Company for purposes of Section 16 of the Exchange Act of Shares and Company Equity Awards pursuant to this Agreement and the Merger will be an exempt transaction under Rule 16b-3 under the Exchange Act, to the extent permitted by applicable Law.

8.16. Delisting and Deregistration. Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary or advisable on its part under applicable Law, including, for the avoidance of doubt, the rules and policies of NYSE, to enable the delisting by the Surviving Corporation of the Shares from NYSE and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.

8.17. Convertible Notes; Convertible Hedge Call Options; Convertible Hedge Warrants.

(a) On the Closing Date, Authentic, Parent, Merger Sub and the Company shall, as and to the extent required by the Convertible Notes Indenture or the Convertible Notes, execute, and use reasonable best efforts to cause the trustee to execute, any supplemental indenture(s) required by the Convertible Notes Indenture and deliver any certificates and other documents required by the Convertible Notes Indenture to be delivered by such persons in connection with such supplemental indenture(s). Prior to the Effective Time, the Company, Authentic and Parent shall use commercially reasonable efforts to deliver all notices, cause the delivery of all opinions of counsel, and take all other actions, in each case as required under the terms of the Convertible Notes or the Convertible Notes Indenture (or in each case as required by applicable Law with respect to the Convertible Notes or the Convertible Notes Indenture), including, without limitation, the giving of any notices that may be required thereunder in connection with the Merger, including with respect to the rights of any holder of the Convertible Notes to cause any repurchases or conversions of the Convertible Notes occurring as a result of or in connection with the Merger, and the Company will provide copies of substantially complete drafts of such notice or other document to Authentic and Parent a reasonable time (and in any event at least two Business Days) prior to delivering any such notice or other document and shall reasonably consider all comments provided by Authentic and Parent with respect thereto. After the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, comply with its obligations (including any conversion or repurchase obligations) under the Convertible Notes Indentures and the Convertible Notes. For the avoidance of doubt, the transactions contemplated by this Agreement, wherever referred to in this Agreement (other than as set forth in Section 7.9 (Sufficiency of Funds)), shall be deemed to include effecting any repurchases or conversions and taking all other actions required under the terms of the Convertible Notes and the Convertible Notes Indentures. Notwithstanding anything to the contrary in this Section 8.17(a), nothing herein shall require the Company to make any payment with respect to the Convertible Notes in connection with the Merger (including in connection with the settlement of any conversion obligations), prior to the occurrence of the Effective Time. Notwithstanding anything to the contrary in this Agreement, prior to the Effective Time, the Company may make any settlement election with respect to any Conversion Date (as defined in the Convertible Notes Indenture) under the Convertible Notes Indenture and settle conversions or effect redemption of the Convertible Notes pursuant to the terms of the Convertible Notes Indenture.

(b) Prior to the Effective Time, the Company shall use its reasonable best efforts to (i) take actions reasonably requested by Authentic or Parent in connection with making elections under, amending, negotiating adjustments, obtaining waivers or unwinding or otherwise settling the Convertible Hedge Call Options and the Convertible Hedge Warrants effective as of, at or after the Effective Time, (ii) promptly advise Authentic and Parent of any notices or other communications with the counterparties to the Convertible Hedge Call Options and Convertible Hedge Warrants in respect of any settlement or termination thereof or adjustment thereto (including notices of adjustments received by the Company arising out of an Announcement Event (as defined in the Convertible Hedge Warrants Documentation)), and (iii) cooperate with Authentic and Parent with respect to its efforts to settle, terminate or amend the Convertible Hedge Call Options Documentation and Convertible Hedge Warrants Documentation effective as of, at or after the Effective Time and the negotiation of any termination or settlement payment or valuation related thereto or the negotiation of any amendment thereto, as applicable; provided that the Company shall not agree to amend, modify or supplement the terms relating to, or agree to any amount due upon, the termination or settlement thereof without the prior written consent of Authentic and Parent, such consent not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, nothing in this Section 8.17(b) shall require the Company to (x) pay any fees, incur or reimburse any costs or expenses, or make any payment in connection with any Convertible Hedge Call Options or Convertible Hedge Warrants prior to the occurrence of the Effective Time (other than to the extent expressly required under such Convertible Hedge Call Options or Convertible Hedge Warrants), (y) enter into or effect any settlement, termination, instrument or agreement, or agree to any settlement, termination or any other change or modification to any instrument or agreement, in each case with respect to any Convertible Hedge Call Options or Convertible Hedge Warrants, that is effective prior to the occurrence of the Effective Time, or (z) refrain from delivering, or delay the delivery of, any document required by the terms of the Convertible Hedge Call Options Documentation or Convertible Hedge Warrants Documentation (it being understood that to the extent reasonably practicable the Company will provide Authentic and Parent with prior notice of any such delivery with an opportunity to comment on the relevant document).

8.18. Debt Payoff Documents. Subject to the terms set forth in Section 8.18 of the Company Disclosure Schedule, on or prior to the Condition Satisfaction Date, the Company shall deliver to Authentic in escrow executed copies of the Debt Payoff Documents, in each case, substantially final drafts of which shall be delivered no later than three Business Days prior to the Condition Satisfaction Date and the executed copies of which shall be delivered no later than one Business Day prior to the Closing, in each case, unless the Debt Payoff (or a portion thereof) is waived in writing by Authentic (in its absolute sole discretion) prior to the Condition Satisfaction Date.

8.19. FIRPTA Certificate. At the Condition Satisfaction Date, the Company shall deliver to Authentic (a) a duly executed certification of the Company, prepared in accordance with Treasury Regulations Sections 1.897-2(g) and (h) and 1.1445-2(c), dated as of the Closing Date, certifying that no interest in the Company is a “United States real property interest” within the meaning of Section 897(c) of the Code, and (b) a form of notice to the IRS prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2). The Company hereby authorizes Authentic to deliver such certificate and notice to the IRS on behalf of the Company upon the Closing; provided that the only consequence of the failure to provide the certificates set forth in this Section 8.19 is for the parties set forth in Section 4.2(g) to withhold Tax as set forth in Section 4.2(g).

8.20. Termination of Certain Agreements. Effective at the Closing, the Company shall terminate the agreements set forth on Section 8.20 of the Company Disclosure Schedule without any party having any continuing obligations or liabilities.

8.21. Tax Ruling Cooperation. Authentic shall have the right to direct the Company and its Subsidiaries to seek Tax rulings from or agreements with Governmental Entities as to tax matters relating to the Pre-Closing Restructuring Plan. Such Tax rulings and agreements shall be prepared by Authentic, and without limitation of its obligations under Section 8.7, the Company shall provide all information reasonably requested by Authentic in connection therewith. Authentic shall use reasonable best efforts to provide drafts of any ruling submissions to the

Company at least ten (10) days prior to the date on which such ruling submission is proposed to be submitted, and Authentic shall consider in good faith any written comments provided by the Company in the five (5) days after its receipt. The Company and its Subsidiaries shall execute and file each such ruling submission or agreement or, at the option of Authentic, execute a power of attorney to permit Authentic to file such ruling submission or agreement, and in either case shall take such other actions reasonably requested by Authentic. Notwithstanding anything to the contrary in this Section 8.21, the Company shall not be obligated to take any action described in this Section 8.21 if such ruling or agreement (i) is reasonably expected to be binding upon the Company and its Subsidiaries prior to the Condition Satisfaction Date, (ii) is reasonably expected to adversely affect the Company and its Subsidiaries if the Condition Satisfaction Date were not to occur and (iii) cannot be revoked or rescinded after it is issued by the applicable Governmental Entity without material cost or expense. The Company shall be deemed to be in compliance with its obligations under this Section 8.21 if it has made all reasonable best efforts to fulfill such obligations and is not in Willful and Material Breach of such obligations.

8.22. 228 Consent. Immediately following execution of this Agreement, Parent, as sole stockholder of Merger Sub, shall duly execute and deliver to the Company a stockholder consent adopting this Agreement pursuant to Section 228 of the DGCL (the “228 Consent”)

ARTICLE IX

CONDITIONS TO EFFECT THE PRE-CLOSING RESTRUCTURING

9.1. Conditions to Each Party’s Obligation to Effect the Pre-Closing Restructuring. The respective obligations of each Party to effect the Pre-Closing Restructuring is subject to the satisfaction or, to the extent permitted by applicable Law, waiver, of each of the following conditions:

(a) Company Stockholder Approval. The Requisite Company Vote shall have been obtained.

(b) Regulatory Approvals. All waiting periods (and any extensions thereof) applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act, and any commitment to, or agreement with, any Governmental Entity to delay the consummation of, or not to consummate before a certain date, the transactions contemplated by this Agreement, shall have expired or been terminated, and all approvals, clearances, consents and authorizations set forth on Schedule 9.1(b) (all of the consents, clearances, approvals, expirations, terminations, Orders and authorizations described in this Section 9.1(b), the “Required Regulatory Approvals”) shall have been obtained and shall remain in full force and effect.

(c) No Legal Prohibition. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) that is in effect and enjoins, prohibits, makes unlawful or prevents the consummation of the transactions contemplated by this Agreement.

9.2. Conditions to Authentic’s, Parent’s and Merger Sub’s Obligation to Effect the Pre-Closing Restructuring. The obligations of Authentic, Parent and Merger Sub to effect the Pre-Closing Restructuring are also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by Authentic of the following additional conditions:

(a) Representations and Warranties. Each of the representations and warranties set forth in: (i) Section 5.10(b) (Absence of Certain Changes) shall be true and correct as of the Condition Satisfaction Date; (ii) Section 5.2 (Capital Structure) shall be true and correct as of the Condition Satisfaction Date, in each case, except for de minimis inaccuracies, as though made as of the Condition Satisfaction Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time); (iii) Section 5.1(a) (Organization, Good Standing and Qualification), Section 5.3 (Corporate Authority; Approval and Fairness), Section 5.22 (Title to and Sufficiency of Company IPCo Assets), Section 5.23 (Takeover Statute) and Section 5.24 (Brokers and Finders), without giving effect to any “materiality” or “Material Adverse Effect” qualifiers or qualifiers of similar import set forth therein, shall be true and correct in all material respects as of the Condition Satisfaction Date as though made as of the Condition Satisfaction Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct in all material respects as of such particular date or period of time); and (iv) Article V (other than those set forth in the foregoing clauses (i), (ii) and (iii) of this Section 9.2(a)), without giving effect to any “materiality” or “Material Adverse Effect” qualifiers or qualifiers of similar import set forth therein, shall be true and correct as of the Condition Satisfaction Date as though made as of the Condition Satisfaction Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except, in the case of this clause (iv), for any failure of any such representation and warranty to be so true and correct that would not result in a Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects each of its obligations required to be performed by it under this Agreement at or prior to the Condition Satisfaction Date (provided, that with respect to covenants and agreements that are qualified by materiality, the Company shall have performed such covenants and agreements, as so qualified, in all respects).

(c) No Material Adverse Effect. Since the date of this Agreement and through the Condition Satisfaction Date, there shall not have occurred any Material Adverse Effect and which is continuing.

(d) Company Certificate as of the Condition Satisfaction Date. Authentic shall have received on the Condition Satisfaction Date and prior to the consummation of the Parent Equity Transfer a certificate duly executed on behalf of the Company by an executive officer of the Company certifying that the conditions set forth in Section 9.2(a), Section 9.2(b) and Section 9.2(c) have been satisfied.

9.3. Conditions to the Company’s Obligation to Effect the Pre-Closing Restructuring. The obligation of the Company to effect the Pre-Closing Restructuring is also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Company of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of Authentic, Parent and Merger Sub set forth in this Agreement (other than the representations and warranties set forth in Section 6.9 (Solvency)), without giving effect to any “materiality” qualifiers or qualifiers of similar import set forth therein, shall be true and correct as of the Condition Satisfaction Date, in each case as though made as of the Condition Satisfaction Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), in each case, except for any failure of any such representations and warranties to be so true and correct that would not have a Parent Material Adverse Effect or an Authentic Material Adverse Effect.

(b) Performance of Obligations of Authentic, Parent and Merger Sub. Authentic, Parent and Merger Sub shall have performed in all material respects each of its obligations required to be performed by it under this Agreement, at or prior to the Condition Satisfaction Date (provided, that with respect to covenants and agreements that are qualified by materiality, Authentic, Parent or Merger Sub, as applicable, shall have performed such covenants and agreements, as so qualified, in all respects).

(c) Authentic Certificate as of the Condition Satisfaction Date. The Company shall have received on the Condition Satisfaction Date and prior to the consummation of the Parent Equity Transfer a certificate duly executed on behalf of Authentic by an executive officer of Authentic certifying that the conditions set forth in Section 9.3(a) and Section 9.3(b), each with respect to Authentic, Parent and Merger Sub, have been satisfied as of the Condition Satisfaction Date.

ARTICLE X

CONDITIONS TO EFFECT THE CLOSING

10.1. Conditions to Each Party’s Obligation to Effect the Closing. The respective obligations of each Party to effect the Closing is subject to the satisfaction or, to the extent permitted by applicable Law, waiver at or prior to the Closing of each of the following conditions:

(a) Regulatory Approvals. All Required Regulatory Approvals shall have been obtained and shall remain in full force and effect.

(b) No Legal Prohibition. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) that is in effect and enjoins, prohibits, makes unlawful or prevents the consummation of the transactions contemplated by this Agreement.

10.2. Conditions to Authentic’s, Parent’s and Merger Sub’s Obligation to Effect the Closing. The obligations of Authentic (and, with respect to clause (b), Parent and Merger Sub) to effect the Closing are also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by Authentic (and, with respect to clause (b) only, Parent and Merger Sub) at or prior to the Closing of the following additional conditions:

(a) Performance of Obligations of the Company. The Company shall have performed in all material respects each of its obligations required to be performed by it under this Agreement from and after the Condition Satisfaction Date until the Closing (provided, that with respect to covenants and agreements that are qualified by materiality, the Company shall have performed such covenants and agreements, as so qualified, in all respects).

(b) Pre-Closing Restructuring. The Phase I Restructuring and the Pre-Closing Restructuring (including the Parent Equity Transfer) shall have been consummated in all material respects as set forth on Exhibit B (as such Exhibit B may be modified from time to time in accordance with the terms of this Agreement).

(c) Representations and Warranties. Each of the representations and warranties set forth in Section 5.2 (Capital Structure) shall be true and correct as of the Closing, in each case, except for de minimis inaccuracies, as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time).

(d) Company Certificate as of the Closing. Authentic shall have received at the Closing a certificate duly executed on behalf of the Company by an executive officer of the Company certifying that the condition set forth in Section 10.2(a) has been satisfied.

10.3. Conditions to the Company’s Obligation to Effect the Closing. The obligation of the Company to effect the Closing is also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Company at or prior to the Closing of the following additional conditions:

(a) Performance of Obligations of Authentic, Parent and Merger Sub. Each of Authentic, Parent and Merger Sub shall have performed in all material respects each of its obligations required to be performed by it under this Agreement from and after the Condition Satisfaction Date until the Closing (provided, that with respect to covenants and agreements that are qualified by materiality, Authentic, Parent and Merger Sub shall have performed such covenants and agreements, as so qualified, in all respects).

(b) Representations and Warranties of Parent and Merger Sub. The representations and warranties of Parent and Merger Sub set forth in Section 6.9 (Solvency), without giving effect to any “materiality” qualifiers or qualifiers of similar import set forth therein, shall be true and correct as of the Closing, as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), in each case, except for any failure of any such representations and warranties to be so true and correct that would not have a Parent Material Adverse Effect.

(c) Authentic Certificate as of the Closing. The Company shall have received at the Closing a certificate duly executed on behalf of Authentic by an executive officer of Authentic certifying that the condition set forth in Section 10.3(a), with respect to Authentic, has been satisfied as of the Closing and that the Parent Equity Transfer has been consummated pursuant to Section 2.1.

(d) Parent Certificate as of the Closing. The Company shall have received at the Closing a certificate duly executed on behalf of Parent and Merger Sub by an executive officer of each of Parent and Merger Sub certifying that the condition set forth in Section 10.3(a) and Section 10.3(b), with respect to Parent and Merger Sub, has been satisfied as of the Closing and that the Parent Equity Transfer has been consummated pursuant to Section 2.1.

ARTICLE XI

TERMINATION

11.1. Termination by Mutual Written Consent. Subject to the other provisions of this Article XI, this Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, whether before or after the Requisite Company Vote has been obtained, by the mutual written consent of the Company (acting with the prior approval of the Special Committee) and Authentic.

11.2. Termination by Either the Company or Authentic. Subject to the other provisions of this Article XI, this Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time by either the Company or Authentic if:

(a) the transactions contemplated by this Agreement shall not have been consummated by 5:00 p.m. (New York time) on August 20, 2026 or such other date and time as agreed to in writing by the Company and Authentic (the “Outside Date”), whether before or after the Requisite Company Vote has been obtained; provided, however, that the right to terminate this Agreement pursuant to this Section 11.2(a) shall not be available to either the Company or Authentic, respectively, if such Party has breached any representation, warranty, covenant or agreement set forth in this Agreement and such breach shall have proximately caused the failure of the Closing to occur on or prior to the Outside Date (for the purposes of this Section 11.2(a), any breach by Parent or Merger Sub prior to the Parent Equity Transfer Effective Time or any breach by the Rolling Stockholders of their obligations under any Transaction Document which shall have proximately caused the failure of the Closing to occur on or prior to the Outside Date shall be deemed a breach by Authentic solely for purposes of determining termination rights under this Section 11.2(a));

(b) the Requisite Company Vote shall not have been obtained at the Company Stockholders Meeting (as it may be postponed, recessed or adjourned in accordance with this Agreement); or

(c) any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order that is in effect and permanently enjoins, prohibits, makes unlawful or permanently prevents the consummation of the transactions contemplated by this Agreement and such Law or Order shall have become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 11.2(c) shall not be available to the Company or Authentic, respectively, if such Party has breached any representation, warranty, covenant or agreement set forth in this Agreement and such breach shall have proximately caused the occurrence of such final and non-appealable Law or Order (for the purposes of this Section 11.2(c), any breach by Parent or Merger Sub prior to the Parent Equity Transfer Effective Time or any breach by the Rolling Stockholders of their obligations under any Transaction Document which shall have proximately caused the occurrence of such final and non-appealable Law or Order shall be deemed a breach by Authentic solely for purposes of determining termination rights under Section 11.2(c)).

11.3. Termination by the Company. Subject to the other provisions of this Article XI, this Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time by the Company:

(a) if there has been a breach of any representation, warranty, covenant or agreement made by Authentic, Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Authentic, Parent or Merger Sub shall have become untrue or incorrect following the date of this Agreement, in either case such that the conditions in Section 9.3(a) or Section 9.3(b) would not as of the Condition Satisfaction Date or the condition in Section 10.2(a) would not as of the Closing, be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured prior to the earlier of (i) thirty days after the giving of written notice of such breach or failure by the Company to Authentic and Parent and (ii) three Business Days prior to the Outside Date); provided that the right to terminate this Agreement pursuant to this Section 11.3(a) shall not be available to the Company if it has breached any representation, warranty, covenant or agreement set forth in this Agreement and such breach shall have proximately caused the occurrence of the failure of a condition to the Closing to occur; or

(b) in order for the Company Board (acting on the recommendation of the Special Committee) or the Special Committee to cause or permit the Company or any of the Company’s Subsidiaries to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, in each case, so long as the Company has complied with the obligations contemplated by Section 8.2(d)(iii) and the Company pays or causes to be paid to Authentic the Termination Fee by wire transfer of immediately available funds in accordance with Section 11.5(c)(ii).

11.4. Termination by Authentic. Subject to the other provisions of this Article XI, this Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time by Authentic:

(a) if there has been a breach of any representation, warranty, covenant or agreement made by the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue or incorrect following the date of this Agreement, in either case such that the conditions in Section 9.2(a) or Section 9.2(b) would not as of the Condition Satisfaction Date or the condition in Section 10.2(a) would not as of the Closing be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured prior to the earlier of (i) thirty days after the giving of written notice of such breach or failure by Authentic to the Company and (ii) three Business Days prior to the Outside Date); provided that the right to terminate this Agreement pursuant to this Section 11.4(a) shall not be available to Authentic if (x) Authentic, Parent or Merger Sub (prior to the Parent Equity Transfer Effective Time) has breached any representation, warranty, covenant or agreement set forth in this Agreement or (y) the Rolling Stockholders have breached their obligations under any Transaction Document (and, in the case of clause (x) or (y), such breach shall have proximately caused the occurrence of the failure of a condition to the Closing to occur); or

(b) at any time prior to the time the Requisite Company Vote is obtained, if the Company Board (acting on the recommendation of the Special Committee) or the Special Committee shall have effected a Change of Recommendation.

11.5. Notice of Termination; Effect of Termination.

(a) In the event the Company or Authentic intends to terminate this Agreement pursuant to Section 11.2, Section 11.3 or Section 11.4, as applicable, the Company or Authentic, as applicable, shall give written notice to the other Party specifying the provision or provisions of this Agreement pursuant to which such termination is intended to be effected and the facts and circumstances forming the basis for such termination pursuant to such provision.

(b) In the event this Agreement is terminated pursuant to this Article XI, this Agreement shall become void and of no effect with no liability to any Person on the part of any Party (or any of its Affiliates or its or their respective Representatives); provided, however, that (i) subject to the terms set forth in Section 11.5(c) and Section 11.5(d), no such termination shall relieve any Party of any liability or damages resulting from any Fraud or Willful and Material Breach prior to such termination of such Party (including, in the case of a breach by Authentic, Parent or Merger Sub, and pursuant to Section 261(a)(1) of the DGCL, damages payable to the Company based on the loss of the premium or right to receive the Per Share Merger Consideration that the stockholders of the Company would have received if the Merger were consummated pursuant to the terms of the Agreement) (“Benefit of the Bargain Damages”); (ii) the provisions set forth in this Section 11.5(b), Section 5.25 (No Other Representations or Warranties; Non-Reliance), Section 6.10 (No Other Representations or Warranties; Non-Reliance), Section 7.10 (No Other Representations or Warranties; Non-Reliance), Section 8.7(c) (Confidentiality), Section 8.12(c)—8.12(d) (Financing Cooperation Reimbursement Obligations), Section 11.5(c) (Termination Fee), Section 11.5(d) (Termination Expenses), Section 11.5(f) (Pre-Closing Restructuring Indemnification and Reimbursement Obligations) and Article XII (Miscellaneous) shall survive any termination of this Agreement; and (iii) the Confidentiality Agreement shall survive any termination of this Agreement in accordance with its terms. For the avoidance of doubt, (x) only the Company (and not its stockholders) may bring an action pursuing liability for such Fraud or Willful and Material Breach by Authentic, Parent or Merger Sub and (y) the Company may retain, without distribution to its stockholders, any Benefit of the Bargain Damages received.

(c) In the event this Agreement is terminated pursuant to this Article XI:

(i) by either the Company or Authentic pursuant to Section 11.2(a) (Outside Date) or Section 11.2(b) (Requisite Company Vote) or by Authentic pursuant to Section 11.4(a) (Company Breach) and in each case (A) after the date hereof, an Acquisition Proposal shall have been made to the Company Board or the Special Committee, the Company or any Subsidiaries of the Company or to the stockholders of the Company or publicly disclosed or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal prior to, and not withdrawn (including publicly if publicly disclosed) at least five Business Days prior to, (1) the date of termination, with respect to any termination pursuant to Section 11.2(a) (Outside Date) or Section 11.4(a) (Company Breach) or (2) the Company Stockholders Meeting (including any postponement, recess or adjournment thereof taken in accordance with this Agreement), with respect to termination pursuant to Section 11.2(b) (Requisite Company Vote) and (B) within twelve months after any such termination, (1) the Company or any of its Subsidiaries shall have entered into an Alternative Acquisition Agreement for such Acquisition Proposal that is subsequently consummated, or (2) such Acquisition Proposal shall have been consummated (with “fifty percent” being substituted in lieu of “twenty percent” in each instance thereof in the definition of “Acquisition Proposal” referenced in the definition of “Alternative Acquisition Agreement” or otherwise for purposes of this Section 11.5(c)(i)(B)), then the Company shall pay or cause to be paid to Authentic the Termination Fee by wire transfer of immediately available funds within three Business Days of the consummation of such Acquisition Proposal;

(ii) by Company pursuant to Section 11.3(b) (Alternative Acquisition Agreement), then the Company shall pay or cause to be paid to Authentic the Termination Fee by wire transfer of immediately available funds prior to or concurrently with the date of such termination; or

(iii) by Authentic pursuant to Section 11.4(b) (Change of Recommendation), then the Company shall pay or cause to be paid to Authentic the Termination Fee by wire transfer of immediately available funds within three Business Days following the date of such termination.

(d) The Parties acknowledge and agree that (i) in no event shall the Company be required to pay the Termination Fee on more than one occasion and (ii) the agreements set forth in this Section 11.5 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other Parties would not enter into this Agreement, and accordingly, if the Company fails to promptly pay or cause to be paid the Termination Fee if and to the extent the same becomes due and payable by the Company pursuant to this Article XI, and, in order to obtain such amount, Authentic commences a Proceeding that results in a judgment against the Company for the Termination Fee (or any portion thereof), the Company shall pay or cause to be paid to Authentic its costs and expenses (including reasonable and documented attorneys’ fees) actually incurred in connection with such Proceeding, together with compounding interest on the Termination Fee (or any portion thereof), as the case may be, at the annual rate of two percent plus the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date of payment (or such lesser rate as is the maximum permitted by applicable Law). Notwithstanding anything to the contrary in this Agreement, absent Fraud or Willful and Material Breach, Authentic’s right to receive the Termination Fee from the Company, shall, to the extent the Termination Fee is owed, constitute the sole and exclusive remedy of Parent, Merger Sub, Authentic, their respective Affiliates and any of their respective current or former Representatives against the Non-Recourse Parties affiliated with the Company for any breach, loss or damage suffered as a result of or relating to or arising out of this Agreement or any agreement executed in connection herewith or the transactions contemplated hereby or thereby, including for any matters forming the basis for the termination of this Agreement and abandonment of the transactions contemplated hereby or thereby.

(e) Upon the valid termination of this Agreement in accordance with this Article XI (other than due to Section 11.4(a)), Authentic will reimburse the Company for any reasonable and documented out-of-pocket costs and expenses (including documented and reasonable attorneys’ fees) incurred by the Company and its Subsidiaries in connection with the Phase I Restructuring or the Pre-Closing Restructuring. Further, in the event of the valid termination of this Agreement in accordance with this Article XI (other than due to Section 11.4(a)), the Company, its Subsidiaries and their respective Representatives (collectively, the “Pre-Closing Restructuring Indemnified Parties”) will be indemnified and held harmless by Authentic from and against any and all liabilities, losses, damages, claims, costs, expenses (including reasonable and documented out-of-pocket attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with any action or transaction contemplated by or taken, or refrained from being taken, in connection with the Phase I Restructuring or the Pre-Closing Restructuring, except to the extent arising from the gross negligence, willful misconduct or Fraud of the Pre-Closing Restructuring Indemnified Parties (as determined in a final, nonappealable judgment of a court of competent jurisdiction).

ARTICLE XII

MISCELLANEOUS AND GENERAL

12.1. Survival. Those covenants and agreements set forth in this Agreement that by their terms apply, or that are to be performed in whole or in part, after the Effective Time, shall survive the Effective Time in accordance with their respective terms. All other representations, warranties, covenants and agreements in this Agreement or in any instrument or other document delivered pursuant to this Agreement, including rights in connection with, arising out of or otherwise related to any breach of such representations, warranties, covenants and agreements, shall not survive the Effective Time.

12.2. Notices . All notices and other communications given or made hereunder by one or more Parties to one or more of the other Parties shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. (New York time) (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by nationally recognized overnight courier service upon the Party or Parties for whom it is intended or (b) sent by email. Such communications must be sent to the respective Parties at the following street addresses or email addresses (as may be amended, supplemented or modified from time to time in writing) (it being understood that rejection or other refusal to accept or the inability to deliver because of changed street address or email address of which no notice was given in accordance with this Section 12.2 shall be deemed to be receipt of such communication as of the date of such rejection, refusal or inability to deliver):

if to the Company:

Guess?, Inc.

1444 South Alameda Street

Los Angeles, California 90021

Attention: Anne Deedwania

Email: [Separately provided]

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention: Adam M. Turteltaub and Amanda M. Burke

Email: aturteltaub@willkie.com and aburke@willkie.com

and

O’Melveny & Myers LLP

400 South Hope Street, 19th Floor

Los Angeles, CA 90071

Attention: John A. Laco, Brad Finkelstein and Adam Ackerman

Email: jlaco@omm.com, bfinkelstein@omm.com and aackerman@omm.com if to Authentic, Parent or Merger Sub:

c/o Authentic Brands Group LLC

1411 Broadway, 21st Floor

New York, New York 10018

Attention: Jay Dubiner

Email: [Separately provided]

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention: Michael Anastasio and Ian Nussbaum

Email: Michael.Anastasio@lw.com and Ian.Nussbaum@lw.com

and

Jones Day

250 Vesey Street

New York, NY 10281

Attention: Andy Levine and Braden McCurrach

Email: amlevine@jonesday.com and bmccurach@jonesday.com

From time to time any Party may provide notice to the other Parties of a change in its address through notice given in accordance with this Section 12.2.

12.3. Expenses. Except as otherwise expressly provided herein, whether or not the transactions contemplated by this Agreement are consummated, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement including all costs, fees and expenses of its Representatives, shall be paid by the Party incurring such cost, fee or expense.

12.4. Transfer Taxes. Except as otherwise provided in Section 4.2(b)(iv), all Transfer Taxes incurred in connection with the Merger shall be borne by Authentic and Parent.

12.5. Amendment or Other Modification; Waiver.

(a) At any time prior to the Effective Time, this Agreement may be amended or otherwise modified only by a written instrument duly executed and delivered by Authentic, Parent and the Company (and in the case of the Company, by action taken or authorized by the Company Board (acting on the recommendation of the Special Committee)); provided, that after the receipt of the Requisite Company Vote, no amendment shall be made that by applicable Law requires further approval by the holders of Shares without obtaining such further approval.

(b) The conditions to each of the respective Parties’ obligations to consummate the transactions contemplated by this Agreement are for the sole benefit of such Party and may be waived by such Party. At any time prior to the Effective Time, any Party may, to the extent permitted by applicable Law and subject to the provisions of Section 8.11, waive any provision of this Agreement in whole or in part (including by extending the time for the performance of any of the obligations or other acts of the other Parties); provided, however, that any such waiver shall only be effective if made in a written instrument duly executed and delivered by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law except to the extent provided for otherwise in Section 11.5(d) and Section 11.5(e).

12.6. Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.

(a) This Agreement and all Proceedings against any other Party in connection with, arising out of or otherwise relating to this Agreement, shall be interpreted, construed, governed by, and enforced in accordance with, the Laws of the State of Delaware, including, subject to Section 12.1, its statutes of limitations, without regard to the conflict of laws provisions, rules or principles thereof (or any other jurisdiction) to the extent that such provisions, rules or principles would direct a matter to another jurisdiction.

(b) Each of the Parties agrees that: (i) it shall bring any Proceeding against any other Party in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement exclusively in the Chosen Courts; and (ii) solely in connection with such Proceedings, (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) irrevocably waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (C) irrevocably waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) agrees that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 12.2 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 12.6(b)(ii) or that any Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

(c) Each Party acknowledges and agrees that any Proceeding against any other Party which may be connected with, arise out of or otherwise relate to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement is expected to involve complicated and difficult issues, and therefore each Party irrevocably and unconditionally waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any such Proceeding. Each Party hereby acknowledges and certifies that (i) no Representative of the other Parties has represented, expressly or otherwise, that such other Parties would not, in the event of any Proceeding, seek to enforce the foregoing waiver, (ii) it understands and has considered the implications of this waiver, (iii) it makes this waiver voluntarily and (iv) it has been induced to enter into this Agreement, the instruments and other documents delivered pursuant to this Agreement and the transactions contemplated by this Agreement by, among other things, the mutual waivers, acknowledgments and certifications set forth in this Section 12.6(c).

12.7. Specific Performance.

(a) Each of the Parties acknowledges and agrees that the rights of each Party to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached or threatened to be breached, immediate and irreparable harm or damage would be caused for which money damages (including Benefit of the Bargain Damages) would not be an adequate remedy. Accordingly, each Party agrees that in addition to any other available remedies a Party may have in equity or at law and subject to the terms set forth in Section 12.7(b), each Party shall be entitled to (x) enforce specifically the terms and provisions of this Agreement or (y) an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement, consistent with the provisions of Section 12.6(b), in the Chosen Courts, without proof of actual damages or the inadequacy of monetary relief and without posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law or in equity.

(b) Notwithstanding the foregoing, it is explicitly agreed that the right of the Company to an injunction, specific performance or other equitable remedies in connection with the Company’s enforcing Authentic’s, Parent’s and Merger Sub’s obligations to effect the Closing shall be subject to the following requirements: (i) all of the conditions set forth in Section 9.1, Section 9.2 and Section 10.2(a) (except for those conditions that by their nature are to be satisfied or waived at the Closing) have been and continue to be satisfied or waived, (ii) the Company has notified Authentic and Parent in writing that all of the conditions set forth in Section 9.1, Section 9.2, Section 10.1 and Section 10.2(a) have been satisfied or, validly waived (or would be satisfied or validly waived if the Closing were to occur on the date of such notice) and it stands ready, willing and able to consummate the Merger at such time, and (iii) Authentic, Parent and Merger Sub have failed to consummate the Closing within three Business Days following the delivery of such notice specified in clause (ii) above.

12.8. Third-Party Beneficiaries. The Parties hereby agree that their respective representations, warranties, covenants and agreements set forth in this Agreement shall be binding upon and are solely for the benefit of the other Parties hereto, subject to the terms and conditions of this Agreement, and this Agreement is not intended to, and does not, confer upon any other Person any rights or remedies, express or implied, hereunder, except (a) from and after the Effective Time, the Indemnified Parties pursuant to this Section 12.8, Section 8.11 and the last sentence of Section 8.14, (b) the Non-Recourse Parties pursuant to this Section 12.8, Section 11.5 and Section 12.14, and (c) from and after the Effective Time, the rights of the holders of Shares and Company Equity Awards, to receive the merger consideration set forth in Article IV.

12.9. Fulfillment of Obligations.

(a) For all purposes of this Agreement, no decision or determination shall be made, or action taken, by the Company or the Company Board (including effecting a Change of Recommendation) under or with respect to this Agreement or the transactions contemplated hereby without first obtaining the approval of the Special Committee. Prior to the Effective Time, without the consent of the Special Committee, the Company Board shall not (i) eliminate, revoke or diminish the authority of the Special Committee or (ii) remove or cause the removal of any director of the Company Board that is a member of the Special Committee as a member of the Special Committee. The Special Committee (and, for so long as the Special Committee is in existence, only the Special Committee) may pursue any Proceeding with respect to breaches of this Agreement on behalf of the Company.

(b) Whenever this Agreement requires a Subsidiary of Authentic or Parent, as applicable, to take any action, such requirement shall be deemed to include an undertaking on the part of Authentic or Parent, as applicable, to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action. Any obligation of one Party to any other Party under this Agreement, which obligation is performed, satisfied or properly fulfilled by a Subsidiary of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

(c) Notwithstanding anything herein to the contrary, all obligations of Authentic, Parent or Merger Sub, or any of their respective Subsidiaries, pursuant to this Agreement with respect to the Company and that are required to be taken prior to the Parent Equity Transfer Effective Time, shall be joint and several.

12.10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. No Party may assign this Agreement, any right to damages for breach of this Agreement or any of its rights or interests or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law, by transfer or otherwise, without the prior written consent of the other Parties not seeking to assign this Agreement, and any attempted or purported assignment or delegation in violation of this Section 12.10 shall be null and void; provided, however, that (a) Authentic may transfer or assign its rights, interests or obligations under this Agreement, in whole or from time to time in part, to one or more of its Wholly Owned Subsidiaries as long as such transfer or assignment would not reasonably be expected to have an Authentic Material Adverse Effect (and any such transfer or assignment will not relieve Authentic of its obligations hereunder) (b) notwithstanding anything to the contrary set forth herein, the Parent Equity Transfer shall be permitted, (c) IPCo Holdings shall be permitted to make the designation described in Section 2.1(e)(ii) so long as such designation shall not result in any incremental withholding Taxes (as compared to the withholding Taxes which would arise were IPCo Holdings not to make such designation, and therefore IPCo Holdings were to act as Investor Holdings), and (d) Parent may designate another Wholly Owned Subsidiary to be a constituent corporation in lieu of Merger Sub, so long as such Wholly Owned Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. In the event any other Wholly Owned Subsidiary of Parent is designated as set forth in the preceding sentence, (x) all references to Merger Sub in this Agreement shall be deemed references to such other Wholly Owned Subsidiary of Parent, except that all representations and warranties made in this Agreement with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Wholly Owned Subsidiary as of the date of such designation, and (y) concurrently with such designation, the sole stockholder of such other Wholly Owned Subsidiary, shall execute and deliver a stockholder consent adopting this Agreement pursuant to Section 228 of the DGCL. Notwithstanding anything in this Agreement to the contrary, Parent shall be responsible for, and shall indemnify and hold harmless the Company and its stockholders from and against, any and all incremental Taxes that result from an assignment by Parent (or any of its Affiliates) to a Person who is not a “United States person” (as defined in Section 7701(a)(30) of the Code), for the avoidance of doubt including any increase in the amount of Tax required to be deducted or withheld pursuant to Section 4.2(g).

12.11. Entire Agreement.

(a) This Agreement (including the Exhibits), the Company Disclosure Schedule, the Authentic Disclosure Schedule, the Interim Investors Agreement, the Voting Agreement and the Confidentiality Agreement (collectively, the “Transaction Documents”) constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior and contemporaneous agreements, negotiations, understandings, representations and warranties, whether oral or written, with respect to such matters.

(b) In the event of (a) any inconsistency between the statements in the body of this Agreement, on the one hand, and any of the Exhibits and Schedules, the Company Disclosure Schedule and the Authentic Disclosure Schedule (other than an exception expressly set forth in the Company Disclosure Schedule or the Authentic Disclosure Schedule (as the case may be)), on the other hand, the statements in the body of this Agreement shall control or (b) any inconsistency between the statements in this Agreement, on the one hand, and any other Transaction Document, on the other hand, the statements in this Agreement shall control.

12.12. Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

12.13. Counterparts; Effectiveness. This Agreement (a) may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement and (b) shall become effective when each Party shall have received one or more counterparts hereof signed by each of the other Parties. An executed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement.

12.14. Non-recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and none of the Company’s, Authentic’s, Parent’s or Merger Sub’s former, current and future Affiliates, assignees, stockholders, limited partners, controlling persons, directors, officers, employees, agents, attorneys or any other Representatives not parties hereto (collectively, the “Non-Recourse Parties”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of (x) the Company against Authentic, Parent or Merger Sub or (y) Authentic, Parent and Merger Sub against the Company, in no event shall any Party or any of its Affiliates, and each Party agrees not to and to cause its controlled Affiliates not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party affiliated with the other Party.

12.15. Company Subsidiaries. Notwithstanding anything to the contrary in this Agreement: (a) with respect to any Non-Wholly Owned Subsidiary of the Company or other joint venture, partnership or similar arrangement to which the Company or any of its Subsidiaries is a party (each, a “Company JV”), the obligations of the Company, its Subsidiaries and their respective Representatives set forth in this Agreement (including Section 8.1) or any of the other documents, agreements or instruments contemplated by this Agreement (including the Restructuring) shall only apply to the extent the Company (directly or indirectly through a Wholly Owned Subsidiary) has the right to cause or direct such Company JV to comply with any such obligation or take or not take any such action (taking into account the rights of any other equityholders or other parties to such Company JV and the obligations of such Company JV and the Company and its Subsidiaries with respect to such Company JV); and (b) no action or omission or other matter with respect to any Company JV contemplated by this Section 12.15 shall constitute a breach of any provision of this Agreement and none of Authentic, Parent or Merger Sub shall have any right to rely on any failure of a condition set forth in Section 9.2 to be satisfied (or terminate this Agreement on the basis thereof) or claim any loss or damage or seek any other remedy (whether at law, in equity or otherwise) to the extent that such failure, loss or damage arises from any action or omission of any Company JV. Notwithstanding the foregoing, the Company shall not, and shall cause their respective Representatives not to, divert, redirect or otherwise transfer to a Company JV any corporate or other business opportunity or activity that would otherwise in the Ordinary Course of Business constitute a corporate opportunity or other business opportunity of the Company or any of its Subsidiaries with the intention of avoiding the restrictions set forth in Section 8.1 as it applies to the Company and its Subsidiaries.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the Parties as of the date first written above.

GUESS?, INC.

By:	/s/ Carlos Alberini
Name: Carlos Alberini
Title: Chief Executive Officer

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the Parties as of the date first written above.

AUTHENTIC BRANDS GROUP LLC

By:	/s/ Jay Dubiner
Name: Jay Dubiner
Title: Chief Legal Officer

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the Parties as of the date first written above.

GLOW HOLDCO 1, INC.

By:	/s/ Jay Dubiner
Name: Jay Dubiner
Title: Treasurer and Secretary

GLOW MERGER SUB 1, INC.

By:	/s/ Jay Dubiner
Name: Jay Dubiner
Title: Treasurer and Secretary

Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of August 20, 2025, is entered into by and among Authentic Brands Group LLC, a Delaware limited liability company (“Authentic”), Guess?, Inc., a Delaware corporation (the “Company”), and each of the stockholders of the Company listed on Schedule A hereto (each, a “Stockholder” and, collectively, the “Stockholders”). Authentic, the Company and the Stockholders are sometimes referred to as “Parties” and each, a “Party”. All capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, each Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of Shares set forth next to such Stockholder’s name on Schedule A hereto (all such Shares collectively, including pursuant to Section 5.4, the “Subject Shares”);

WHEREAS, Authentic, the Company, Glow Holdco 1, Inc., a Delaware corporation (“Parent”), and Glow Merger Sub 1, Inc., a Delaware corporation and an indirectly Wholly Owned Subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, in accordance with its terms, the “Merger Agreement”), pursuant to which, among other things, the parties thereto will consummate the transactions contemplated by the Merger Agreement, upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, prior to the execution and delivery of this Agreement, the Special Committee unanimously (a) determined that the Merger Agreement, this Agreement and the transactions contemplated by the Merger Agreement, including the Merger and the Disposition, are fair to, and in the best interests of, the Unaffiliated Company Stockholders, and (b) resolved to recommend to the Company Board that it (i) determine that the Merger Agreement, this Agreement and the transactions contemplated by the Merger Agreement, including the Merger and the Disposition, are fair to, and in the best interests of, the Unaffiliated Company Stockholders, (ii) approve and declare advisable the Merger Agreement, this Agreement and the transactions contemplated by the Merger Agreement, including the Merger and the Disposition, and (iii) recommend that the holders of the Shares adopt the Merger Agreement and approve the Disposition at any Company Stockholder Meeting; and

WHEREAS, as a condition and inducement to the willingness of Authentic to enter into the Merger Agreement, Authentic has required that each Stockholder agree to, and each Stockholder has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

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ARTICLE I

AGREEMENT TO VOTE

1.1 Agreement to Vote. Subject to the terms of this Agreement, each Stockholder hereby irrevocably and unconditionally agrees that, during the time this Agreement is in effect, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, such Stockholder shall (or shall cause the holder of record of its Subject Shares to), in each case to the fullest extent that such Stockholder’s Subject Shares are entitled to vote thereon: (a) appear at each such meeting or otherwise cause all such Subject Shares to be counted as present thereat for purposes of determining a quorum and (b) be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) any written consents with respect to, all of its Subject Shares (i) in favor of the adoption of the Merger Agreement and the approval of the Merger, the Disposition and the transactions contemplated by the Merger Agreement and any other matters necessary or reasonably requested by Authentic for the timely consummation of the Merger and the transactions contemplated by the Merger Agreement, (ii) against any Acquisition Proposal or any other proposal made in opposition to the Merger Agreement or the transactions contemplated by the Merger Agreement, and (iii) against any other action, agreement or transaction involving the Company that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement. Subject to the terms of this Agreement, until the consummation of the Closing, each Stockholder shall (or shall cause the holder of record of its Subject Shares to), (x) retain at all times the right to vote the Subject Shares in such Stockholder’s sole or shared discretion on any matters other than those set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the Company’s stockholders generally and (y) not consent, in their or its capacity as a stockholder of the Company, to matters inconsistent with the voting obligations set forth in the preceding clauses (b)(ii)—(b)(iii). The obligations of each Stockholder specified in this Section 1.1 shall apply whether or not the Merger or any action described above is recommended by the Special Committee or the Company Board or there has been any Change of Recommendation. Except as set forth in this Section 1.1, nothing in this Agreement shall limit the right of any Stockholder to vote in favor of, against or abstain with respect to any matter presented to the stockholders of the Company. Notwithstanding the foregoing, nothing in this Agreement shall require a Stockholder to exercise any Company Equity Award owned of record or beneficially by such Stockholder at any time.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder represents and warrants to Authentic, severally and not jointly, with respect to such Stockholder and such Stockholder’s ownership of the Subject Shares, that:

2.1 Authorization; Binding Agreement. Such Stockholder has full legal capacity and authority to enter into this Agreement and carry out its obligations hereunder. If such Stockholder is not a natural person, (a) such Stockholder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and (b) the execution and delivery of this Agreement by such Stockholder has been duly and validly authorized by all necessary entity action on the part of such Stockholder, and no other entity proceedings on the part of such Stockholder are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

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2.2 Non-Contravention. Neither the execution and delivery of this Agreement by such Stockholder nor the consummation of the transactions contemplated hereby nor compliance by such Stockholder with any provisions herein will (a) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity on the part of such Stockholder, except for compliance with the applicable requirements of the Securities Act, the Exchange Act or any other United States or federal securities laws and the rules and regulations promulgated thereunder, (b) violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in a default or loss of a benefit (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract or other legally binding instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its assets may be bound, (c) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Encumbrance on any assets (including Subject Shares) of such Stockholder (other than one created by a Parent, Merger Sub or Authentic), or (d) violate any Laws applicable to such Stockholder or by which any of its assets (including Subject Shares) are bound, except as would not, in the case of each of clauses (a) through (d), reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Stockholder’s ability to perform its obligations under this Agreement. Other than the filings and reports pursuant to and in compliance with the Exchange Act and filings under Antitrust Laws as contemplated by the Merger Agreement, no filings, notifications, approvals or other consents are required to be obtained by such Stockholder from, or to be given by such Stockholder to, or be made by such Stockholder with, any Governmental Entity in connection with the execution, delivery and performance by such Stockholder of this Agreement.

2.3 Ownership of Subject Shares; Total Shares. Such Stockholder is, as of the date hereof, and at all times during the term of this Agreement will be, the sole or shared record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of all of such Stockholder’s Subject Shares, free and clear of any Encumbrance, except for (a) any such Encumbrances disclosed in Company Reports filed with or furnished to the SEC prior to the date of this Agreement and which shall be released or terminated prior to the Closing and shall not impact such Stockholder’s ability to comply with its obligations under this Agreement, (b) any such Encumbrance that may be imposed pursuant to this Agreement and (c) Transfer (as defined below) restrictions under the Securities Act or other applicable Laws. The number of Shares set forth next to such Stockholder’s name on Schedule A constitute all of the shares of “voting stock” of the Company of which such Stockholder is the “owner” (as such terms are defined in Section 203 of the Delaware General Corporation Law) as of the time that the Company Board and the Special Committee approved the Merger Agreement. Without limiting the foregoing, as of the date hereof, other than the Subject Shares and, as applicable, Company Equity Awards, such Stockholder and its Affiliates do not own beneficially or of record, and do not have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing), any Shares (or any securities convertible into or exercisable or exchangeable or redeemable for Shares) or any interest therein.

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2.4 Voting Power. Such Stockholder has sole or shared voting power with respect to all of the Subject Shares beneficially owned by such Stockholder, and sole or shared power of disposition, sole or shared power to issue instructions with respect to the matters set forth herein and sole or shared power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares. Other than (a) the certificate of incorporation, bylaws or other similar organizational documents of the Company, (b) the Amended and Restated Voting Agreement, dated March 28, 2024, by and between the Company and Paul Marciano (individually and as trustee of the Paul Marciano Trust), and (c) the Amended and Restated Voting Agreement, dated March 28, 2024, by and between the Company and Maurice Marciano (individually and as trustee of the Maurice Marciano Trust), none of the Subject Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder. Such Stockholder has not entered into any Contract that is inconsistent with, or would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder.

2.5 Reliance. Such Stockholder understands and acknowledges that Authentic is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

2.6 Absence of Litigation. With respect to such Stockholder, as of the date hereof, there is no Proceeding pending against, or, to the actual knowledge of such Stockholder, threatened in writing against it or any of its assets (including Subject Shares beneficially or of record owned by such Stockholder) before or by any Governmental Entity that would reasonably be expected to prevent or materially delay or impair the consummation by such Stockholder of the transactions contemplated by this Agreement or otherwise materially impair such Stockholder’s ability to perform its obligations hereunder.

2.7 Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission from the Company in connection with the transactions contemplated hereby based upon arrangements made by such Stockholder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF AUTHENTIC

Authentic represents and warrants to the Stockholder that:

3.1 Authorization; Binding Agreement. Authentic has full legal capacity and authority to enter into this Agreement and carry out its obligations hereunder. Authentic is a legal entity, duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. The execution and delivery of this Agreement by Authentic has been duly and validly authorized by all necessary limited liability company action on the part of Authentic, and no other limited liability company proceedings on the part of Authentic are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Authentic and constitutes a valid and binding obligation of Authentic enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

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3.2 Non-Contravention. None of the execution and delivery by Authentic of this Agreement, the performance by Authentic of its obligations hereunder or the consummation by Authentic of the transactions contemplated hereby will (a) result in a violation or breach of any agreement to which Authentic is a party or by which Authentic may be bound, (b) violate any Law or Order applicable to Authentic or (c) violate any constituent or organizational documents of Authentic, except as would not, in the case of each of clauses (a) and (b), reasonably be expected to have, individually or in the aggregate, a material adverse effect on Authentic’s ability to perform its obligations under this Agreement.

3.3 Absence of Litigation. As of the date hereof, there is no Proceeding pending against, or, to the Knowledge of Authentic, threatened in writing against Authentic before or by any Governmental Entity that would reasonably be expected to prevent or materially delay or impair the consummation by Authentic of the transactions contemplated by this Agreement or otherwise materially impair the ability of Authentic to perform its obligations hereunder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Stockholder and Authentic that:

4.1 Authorization; Binding Agreement. The Company has full legal capacity and authority to enter into this Agreement and carry out its obligations hereunder. The Company is a legal entity, duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. The execution and delivery of this Agreement by the Company has been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

4.2 Non-Contravention. None of the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby will (a) result in a violation or breach of any agreement to which the Company is a party or by which the Company may be bound, (b) violate any Law or Order applicable to the Company or (c) violate any constituent or organizational documents of the Company, except as would not, in the case of each of clauses (a) and (b), reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company’s ability to perform its obligations under this Agreement.

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ARTICLE V

ADDITIONAL COVENANTS

Each Stockholder hereby agrees that:

5.1 No Transfer; No Inconsistent Arrangements.

(a) From and after the date hereof and until this Agreement is validly terminated in accordance with Section 6.2, each Stockholder agrees that it shall not, directly or indirectly, without the prior written consent of Authentic, (i) create or permit to exist any Encumbrance on any of such Stockholder’s Subject Shares (other than, for the avoidance of doubt, any such Encumbrances disclosed in Company Reports filed with or furnished to the SEC prior to the date of this Agreement and which shall be released or terminated prior to the Closing and shall not impact such Stockholder’s ability to comply with its obligations under this Agreement), (ii) transfer, sell, assign, gift, hedge, lend, pledge or otherwise dispose of (including by sale or merger, by tendering into any tender or exchange offer, by testamentary disposition, by liquidation or dissolution, by dividend or distribution, by operation of Law or otherwise), either voluntarily or involuntarily, or enter into any derivative arrangement with respect to (collectively, “Transfer”) any of such Stockholder’s Subject Shares, or any right, title or interest therein (including any right or power to vote to which such Stockholder may be entitled) (or consent to any of the foregoing), (iii) enter into (or cause to be entered into) any Contract with respect to any Transfer of such Stockholder’s Subject Shares or any interest therein, (iv) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any of such Stockholder’s Subject Shares, (v) deposit or permit the deposit of any of such Stockholder’s Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of such Stockholder’s Subject Shares (other than, for the avoidance of doubt, any existing arrangements described in Section 2.4), (vi) subject to Section 5.6, enter into any Contract or otherwise take any other action that is inconsistent with, or would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder or otherwise make any representation or warranty of such Stockholder herein untrue or incorrect as though made on the date of such Contract or action, or (vii) approve or consent to any of the foregoing. Any action taken in violation of the foregoing sentence shall be null and void ab initio.

(b) If any involuntary Transfer of any of the Subject Shares shall occur (including, but not limited to, a sale by any Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement in accordance with Section 6.2.

(c) Notwithstanding the foregoing, the Stockholder may make Transfers of its Subject Shares (i) as Authentic may agree in writing in its reasonable discretion or (ii) upon prior written notice to Authentic to (A) Paul Marciano, Maurice Marciano, Carlos Alberini or any descendant thereof, (B) any estate, trust, guardianship, custodianship or other fiduciary arrangement for the primary benefit of any one or more individuals named or described in clause (ii)(A) (including any split-interest charitable trust benefiting any such individual), (C) any trust for the benefit of a spouse or surviving spouse of any individuals named or described in clause (ii)(A), provided, that (1) no distributions of Subject Shares are permitted during such spouse’s lifetime and (2) on termination of the trust, its principal (other than any portion of the principal subject to the right of recovery available to such spouse’s estate under Code Section 2207A, to the extent such right of recovery is actually exercised) is distributed only to one or more individuals or entities named or

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described in any other clause of this Section 5.1(c)(ii), (D) any private foundation described in Code Section 509(a), supporting organization described in Code Section 509(a)(3) or donor advised fund described in Code Section 509(a)(1) primarily funded by or controlled by any one or more individuals or entities named or described in this Section 5.1(c)(ii), and (E) any corporation, partnership, limited liability company or other business organization controlled by and substantially all of the interests in which are owned, directly or indirectly, by any one or more individuals or entities named or described in any of the foregoing clauses of this Section 5.1(c)(ii), provided, that, in each case, the transferee of the Transfer shall have, prior to any such Transfer, executed and delivered to Authentic and the Company a counterpart to this Agreement pursuant to which such transferee shall be bound by all of the terms and provisions of this Agreement and agree and acknowledge that such Person shall constitute the applicable “Stockholder” for all purposes of this Agreement. Notwithstanding the foregoing, no Transfer of any Subject Shares may be made pursuant to clause (ii) of this paragraph if such Transfer would (1) result in any Subject Shares no longer being subject to the obligations set forth in Section 1.1 or (2) delay, impair or prevent the consummation of the transactions contemplated by the Merger Agreement, including the Merger (it being agreed that any action taken in violation of this sentence shall be null and void ab initio).

5.2 No Exercise of Appraisal Rights. The Stockholder irrevocably waives and agrees not to exercise any appraisal rights or dissenters’ rights in respect of the Subject Shares that may arise in connection with the Merger and agrees not to commence, participate in, assist or knowingly encourage in any way any Proceeding to seek (or demand or file any petition related to) appraisal rights or dissenters’ rights in connection with the Merger.

5.3 Public Announcements, Documentation and Information. Subject to Section 6.15, except as required by applicable Law (including in a Schedule 13D filing (or amendment thereto), which may include this Agreement as an exhibit thereto), none of the Stockholders or their respective Affiliates or Representatives acting on behalf of a Stockholder shall issue or cause the publication of any press release or otherwise make any public statement, disclosure, or communication with respect to the transactions contemplated hereby (including this Agreement) without the prior written consent of Authentic and the Company (such consent, in each case, not to be unreasonably withheld, conditioned or delayed); provided, that if obtaining prior written consent is rendered impractical by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange, such Stockholder shall use reasonable best efforts to consult with Authentic and the Company before issuing any press release or making any such public statement. Each Stockholder consents to and hereby authorizes the Company to publish and disclose in the Proxy Statement, the Schedule 13E-3 or any other required filings with the SEC or any other Governmental Entity, as applicable, any information concerning such Stockholder that is required or reasonable to be included therein, including the Stockholder’s identity and ownership of the Subject Shares, the existence of this Agreement and the nature of the Stockholder’s commitments and obligations under this Agreement (provided that such Stockholder shall have a reasonable opportunity to review and approve that portion of any disclosure that identifies the Stockholder by name prior to any such filing, such approval not to be unreasonably withheld, conditioned or delayed).

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5.4 New Shares; Adjustments. Any Shares of which a Stockholder acquires record or beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the date of this Agreement and prior to the valid termination of this Agreement in accordance with Section 6.2, whether by purchase, upon exercise or conversion of any securities or otherwise, shall, from and after the date of such acquisition of record or beneficial ownership, and subject to the last sentence of Section 1.1, constitute Subject Shares and be subject to the terms and conditions of this Agreement to the same extent as if they comprised the Subject Shares as of the date hereof. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting any Subject Shares, the terms of this Agreement shall apply to the resulting securities and the term “Subject Shares” shall be deemed to refer to and include such securities.

5.5 Waiver of Certain Legal Proceedings. Each Stockholder hereby agrees not to commence, participate in, assist or knowingly encourage in any way, and agrees to take all actions necessary to opt out of any class in, any class action with respect to, any Proceeding, derivative or otherwise, against Authentic, Parent, Merger Sub, the Company or any of their respective successors or their Affiliates and each of their successors and assigns and their respective directors and officers (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing), except to enforce the terms thereof or (b) alleging a breach of any duty of the Special Committee or the Company Board in connection with the Merger Agreement, this Agreement or the transactions contemplated by the Merger Agreement (including the negotiation or entry into any such agreement); provided, that (i) the foregoing shall not limit any actions taken by such Stockholder in response to any claims commenced against such Stockholder and (ii) the foregoing shall not be deemed a waiver of any rights of such Stockholder for any breach of this Agreement by Authentic, Parent or the Company, or any other breach of any agreement entered into by such Stockholder or any of its Affiliates in connection with the transactions contemplated by the Merger Agreement or this Agreement.

5.6 No Solicitation. Each Stockholder agrees that it shall not, and shall cause its Affiliates and direct its and their respective Representatives not to, directly or indirectly, take any action that would violate Section 8.2(a) (No Solicitation) of the Merger Agreement if such action were taken by the Company or any of its Subsidiaries or its or their respective Representatives. Each Stockholder shall, and shall cause its Affiliates and direct its and their respective Representatives to, immediately terminate and cause to be terminated any discussions and negotiations with any Person conducted heretofore with respect to any Acquisition Proposal or potential Acquisition Proposal, except that, if, pursuant to Section 8.2(b) (Exceptions to No Solicitation) of the Merger Agreement, the Company and its Representatives are permitted to engage with a third party and its Representatives with respect to an Acquisition Proposal, each Stockholder shall, to the extent requested by the Company Board or the Special Committee, be permitted to engage in discussions and negotiations with such third party and its Representatives and take such other actions as the Company or any of its Representatives is permitted to take pursuant to Section 8.2(b) (Exceptions to No Solicitation) of the Merger Agreement.

5.7 Pre-Closing Restructuring. Prior to the Effective Time, but subject to the occurrence of the Condition Satisfaction Date, each Stockholder shall, and each shall cause its applicable Affiliates (which, following the Parent Equity Transfer Effective Time, shall include Parent and Merger Sub with respect to certain of the Stockholders) to, effect the transactions set forth in the Pre-Closing Restructuring Plan, including the Parent Equity Transfer, which are to be

8

effected by such Person; provided, that nothing in the Pre-Closing Restructuring Plan shall require any Stockholder or any of its Affiliates to violate applicable Law or, solely in the case of the Phase I Restructuring, any Contract for which the counterparty’s consent has not been obtained despite the Company’s commercially reasonable efforts. Authentic shall, as promptly as practicable, deliver drafts of the applicable Pre-Closing Restructuring Documentation to the Stockholders for the Stockholders’ review; provided, that the Stockholders shall cooperate with Authentic in requesting information from the Company and its Affiliates as reasonably requested by Authentic in connection with the preparation of the Pre-Closing Restructuring Documentation. Authentic shall implement any timely comments made by the Stockholders to such Pre-Closing Restructuring Documentation in good faith, so long as such comments do not adversely affect Authentic, the Company or any of their respective Affiliates in any material respect, impact the Per Share Merger Consideration or delay, impair or impede the Closing (it being understood that such comments must be consistent with the Pre-Closing Restructuring Plan).

5.8 Certain Obligations.

(a) From and after the date hereof, each Stockholder agrees that such Stockholder shall fully comply with the obligations of Parent or Merger Sub set forth in Section 8.5 (Proxy Statement; Schedule 13E-3 and Other Regulatory Matters) and Section 8.8 (Notification of Certain Matters) of the Merger Agreement as if all references to Parent and Merger Sub therein were instead to such Stockholder.

(b) On the Condition Satisfaction Date, each Stockholder who shall, directly or indirectly, own IPCo Holdings agrees such Stockholder will cause IPCo Holdings to irrevocably accept all of the Parent Equity Interests for no consideration and consummate the Parent Equity Transfer in all respects pursuant to the terms and conditions of the Merger Agreement. From and after the consummation of the Parent Equity Transfer (the “Parent Equity Transfer Effective Time”), each Stockholder who, pursuant to the Parent Equity Transfer, shall directly or indirectly own Parent and Merger Sub, shall cause Parent, Merger Sub and the Surviving Corporation to comply with all of its respective obligations under the Merger Agreement arising from and after the Parent Equity Transfer Effective Time (which shall include, for the avoidance of doubt, the consummation of the Merger upon the terms and subject to the conditions set forth in the Merger Agreement).

(c) Each Stockholder, who, pursuant to the Parent Equity Transfer, shall directly or indirectly own Parent and Merger Sub, agrees that, from and after the Parent Equity Transfer Effective Time, such Stockholder shall cause Parent and Merger Sub to take all actions required by Parent and Merger Sub under the Merger Agreement.

ARTICLE VI

MISCELLANEOUS

6.1 Notices. All notices and other communications given or made hereunder by one or more Parties to one or more of the other Parties shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. (New York time) (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by nationally recognized overnight courier

9

service upon the Party or Parties for whom it is intended or (b) sent by email. Such communications must be sent to the respective Parties at the following street addresses or email addresses (as may be amended, supplemented or modified from time to time in writing) (it being understood that rejection or other refusal to accept or the inability to deliver because of changed street address or email address of which no notice was given in accordance with this Section 6.1 shall be deemed to be receipt of such communication as of the date of such rejection, refusal or inability to deliver):

if to Authentic:

c/o Authentic Brands Group LLC

1411 Broadway, 21st Floor

New York, New York 10018

Attention:	Jay Dubiner
Email:	[Separately provided]

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention:	Michael Anastasio
Ian Nussbaum
Email:	Michael.Anastasio@lw.com
Ian.Nussbaum@lw.com

if to the Company:

Guess?, Inc.

1444 South Alameda Street

Los Angeles, California 90021

Attention:	Anne Deedwania
Email:	[Separately provided]

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention:	Adam M. Turteltaub
Amanda M. Burke
Email:	aturteltaub@willkie.com
aburke@willkie.com

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and

O’Melveny & Myers LLP

400 South Hope Street, 19th Floor

Los Angeles, CA 90071

Attention:	John A. Laco Brad Finkelstein Adam Ackerman
Email:	jlaco@omm.com bfinkelstein@omm.com aackerman@omm.com

if to a Stockholder, to such Stockholder’s address or email address set forth across from such Stockholders name on Schedule A,

with a copy to (which shall not constitute notice):

Jones Day

250 Vesey Street

New York, NY 10281-1047

Attention:	Andy Levine Braden McCurrach
Email:	amlevine@jonesday.com bmccurach@jonesday.com

and

McDermott Will & Schulte

2049 Century Park East, Suite 3200

Los Angeles, CA 90067

Attention: Nicole Pearl

Email: npearl@mwe.com

From time to time any Party may provide notice to the other Parties of a change in its address through notice given in accordance with this Section 6.1.

6.2 Termination. This Agreement shall terminate automatically upon the earlier to occur of (a) the termination of the Merger Agreement in accordance with its terms, and (b) the termination of this Agreement by written agreement of each Party; provided, however, that the provisions of this Article VI shall survive in full force and effect such termination of this Agreement. Without limiting the foregoing, upon the consummation of the Merger and the

11

transactions contemplated by the Merger Agreement, Article I through Article V shall terminate automatically, without notice or action by any Person and no Party shall have any further obligations or liabilities under such Articles; provided, however, that the provisions of Sections 5.2, 5.3 and 5.5 and the applicable definitions contained or referenced therein shall survive in full force and effect. Nothing set forth in this Section 6.2 shall relieve any Party from liability or damages resulting from any intentional and knowing common law fraud under Delaware law in the representations and warranties set forth in this Agreement or Willful and Material Breach (with such definition being deemed to refer to this Agreement, rather than the Merger Agreement) of this Agreement prior to termination of any provision hereof.

6.3 Interpretation and Rules of Construction. Section 1.3 (Interpretation and Construction) of the Merger Agreement shall apply to, and govern, this Agreement, mutatis mutandis.

6.4 Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

6.5 Entire Agreement. This Agreement and the Merger Agreement, and, solely as between Authentic and the Stockholders, the Interim Investors Agreement, constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior and contemporaneous agreements, negotiations, understandings, representations and warranties, whether oral or written, with respect to such matters.

6.6 Counterparts; Effectiveness. This Agreement (a) may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement and (b) shall become effective when each Party shall have received one or more counterparts hereof signed by each of the other Parties. An executed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement.

6.7 Assignability. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. No Party may assign this Agreement, any right to damages for breach of this Agreement or any of its rights or interests or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law, by transfer or otherwise, without the prior written consent of the other Parties not seeking to assign this Agreement, and any attempted or purported assignment or delegation in violation of this Section 6.7 shall be null and void; provided that, Authentic may transfer or assign its rights, interests or obligations under this Agreement, in whole or from time to time in part, to one or more of its Wholly Owned Subsidiaries as long as such transfer or assignment would not reasonably be expected to have an Authentic Material Adverse Effect (and any such transfer or assignment will not relieve Authentic of its obligations hereunder).

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6.8 Third-Party Beneficiaries. The Parties hereby agree that their respective representations, warranties, covenants and agreements set forth in this Agreement shall be binding upon and are solely for the benefit of the other Parties hereto, subject to the terms and conditions of this Agreement, and this Agreement is not intended to, and does not, confer upon any other Person any rights or remedies, express or implied, hereunder.

6.9 Specific Performance. Each of the Parties acknowledges and agrees that the rights of each Party to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached or threatened to be breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that in addition to any other available remedies a Party may have in equity or at law, each Party shall be entitled to (a) enforce specifically the terms and provisions of this Agreement or (b) an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement, consistent with the provisions of Section 6.10, in the Chosen Courts, without proof of actual damages or the inadequacy of monetary relief and without posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law or in equity.

6.10 Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.

(a) This Agreement and all Proceedings against any other Party in connection with, arising out of or otherwise relating to this Agreement, shall be interpreted, construed, governed by, and enforced in accordance with, the Laws of the State of Delaware, including its statutes of limitations, without regard to the conflict of laws provisions, rules or principles thereof (or any other jurisdiction) to the extent that such provisions, rules or principles would direct a matter to another jurisdiction.

(b) Each of the Parties agrees that: (i) it shall bring any Proceeding against any other Party in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement exclusively in the Chosen Courts; and (ii) solely in connection with such Proceedings, (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) irrevocably waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (C) irrevocably waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) agrees that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 6.1 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 6.10(b)(ii) or that any Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

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(c) Each Party acknowledges and agrees that any Proceeding against any other Party which may be connected with, arise out of or otherwise relate to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement is expected to involve complicated and difficult issues, and therefore each Party irrevocably and unconditionally waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any such Proceeding. Each Party hereby acknowledges and certifies that (i) no Representative of the other Parties has represented, expressly or otherwise, that such other Parties would not, in the event of any Proceeding, seek to enforce the foregoing waiver, (ii) it understands and has considered the implications of this waiver, (iii) it makes this waiver voluntarily and (iv) it has been induced to enter into this Agreement, the instruments and other documents delivered pursuant to this Agreement and the transactions contemplated by this Agreement by, among other things, the mutual waivers, acknowledgments and certifications set forth in this Section 6.10(c).

6.11 Amendments and Waivers. This Agreement may not be amended, modified or waived in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment or waiver, as applicable, hereto, signed on behalf of each of the Parties. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

6.12 Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the Parties and no former, current and future Affiliates, assignees, stockholders, limited partners, controlling persons, directors, officers, employees, agents, attorneys or any other Representatives of any Party who are not, themselves, a Party (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. In furtherance and not in limitation of the foregoing, in no event shall any Party or any of its Affiliates, and each Party agrees not to and to cause its controlled Affiliates not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party affiliated with the other Party.

6.13 Expenses. Unless specified otherwise herein, all expenses incurred in connection with this Agreement shall be paid by the Party incurring such expenses, whether or not the Merger or any other transaction contemplated by the Merger Agreement is consummated, except as otherwise set forth in this Agreement or in the Interim Investors Agreement.

6.14 Further Assurances. Upon the reasonable request of Authentic or the Company, each Stockholder will execute and deliver, or cause to be executed and delivered, such further documents and instruments as are reasonably necessary, and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable, in each case, to perform its obligations under this Agreement.

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6.15 Stockholder Capacity. No Person executing this Agreement who is or becomes during the term hereof a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer. Each Stockholder is entering into this Agreement severally and not jointly and with respect to the obligations set forth herein solely in such Stockholder’s capacity as the record holder or beneficial owner of, or as a trust whose beneficiaries are the beneficial owners of, Subject Shares, and nothing herein shall limit or affect any actions taken (or any failures to act) by a Stockholder in such Stockholder’s capacity as a director or officer of the Company.

6.16 Termination of Letter Agreements. In connection with the transactions contemplated by the Merger Agreement, including the Merger, the Company and each of Maurice Marciano, Paul Marciano and Carlos Alberini acknowledges and agrees that the letter agreements, dated as of March 27, 2025, entered into by and between the Company and each of Maurice Marciano, Paul Marciano and Carlos Alberini are hereby terminated effective as of the Closing without any party thereto having any continuing obligations or liabilities.

(Signature Pages Follow)

15

The Parties are executing this Agreement on the date set forth in the introductory clause.

GUESS ?, INC.

By:	/s/ Carlos Alberini
Name: Carlos Alberini
Title: Chief Executive Officer

(Signature Page to Voting and Support Agreement)

The Parties are executing this Agreement on the date set forth in the introductory clause.

AUTHENTIC BRANDS GROUP LLC

By:	/s/ Jay Dubiner
Name: Jay Dubiner
Title: Chief Legal Officer

(Signature Page to Voting and Support Agreement)

The Parties are executing this Agreement on the date set forth in the introductory clause.

PAUL MARCIANO

/s/ Paul Marciano
Name: Paul Marciano

(Signature Page to Voting and Support Agreement)

CARLOS ALBERINI

/s/ Carlos Alberini Name: Carlos Alberini

(Signature Page to Voting and Support Agreement)

NICOLAI MARCIANO

/s/ Nicolai Marciano Name: Nicolai Marciano

(Signature Page to Voting and Support Agreement)

PAUL MARCIANO TRUST

/s/ Paul Marciano Name: Paul Marciano, as trustee of the Paul Marciano Trust, dated February 20, 1986

(Signature Page to Voting and Support Agreement)

PM 2021 EXEMPT TRUST

/s/ Robert E. Armstrong Palma Fiduciary, LLC, as trustee of the PM 2021 Exempt Trust, dated July 12, 2021
By: Robert E. Armstrong
Title: Trust Officer

(Signature Page to Voting and Support Agreement)

MM 2020 EXEMPT TRUST

/s/ Robert E. Armstrong Palma Fiduciary, LLC, as trustee of the MM 2020 Exempt Trust, dated February 19, 2020
By: Robert E. Armstrong
Title: Trust Officer

(Signature Page to Voting and Support Agreement)

MAURICE MARCIANO TRUST

/s/ Paul Marciano Name: Paul Marciano, as trustee of the Maurice Marciano Trust, dated February 24, 1986

(Signature Page to Voting and Support Agreement)

MAURICE MARCIANO FAMILY FOUNDATION, a Nevada nonprofit corporation

By:	/s/ William F. Payne
Name: William F. Payne
Title: President

(Signature Page to Voting and Support Agreement)

ENRG CAPITAL LLC, a California limited liability company

By:	/s/ William F. Payne
Name: William F. Payne
Title: Manager

(Signature Page to Voting and Support Agreement)

G FINANCIAL HOLDINGS, LLC, a California limited liability company

By:	/s/ Michael Karlin
Name: Michael Karlin
Title: Manager

(Signature Page to Voting and Support Agreement)

G FINANCIAL HOLDINGS II, LLC, a California limited liability company

By:	/s/ Michael Karlin
Name: Michael Karlin
Title: Manager

(Signature Page to Voting and Support Agreement)

CAROLEM CAPITAL, LLC, a California limited liability company

By:	/s/ William F. Payne
Name: William F. Payne
Title: Manager

(Signature Page to Voting and Support Agreement)

NEXT STEP CAPITAL LLC, a California limited liability company

By:	/s/ Michael Karlin
Name: Michael Karlin
Title: Manager

(Signature Page to Voting and Support Agreement)

NEXT STEP CAPITAL II LLC, a California limited liability company

By:	/s/ Michael Karlin
Name:	Michael Karlin
Title:	Manager

(Signature Page to Voting and Support Agreement)

NONEXEMPT GIFT TRUST UNDER THE NEXT STEP TRUST

/s/ Paul Marciano
Name: Paul Marciano, as trustee of the Nonexempt Gift Trust under the Next Step Trust, dated July 6, 2011

(Signature Page to Voting and Support Agreement)

EXEMPT GIFT TRUST UNDER THE NEXT STEP TRUST

/s/ Paul Marciano
Name: Paul Marciano, as trustee of the Exempt Gift Trust under the Next Step Trust, dated July 6, 2011

(Signature Page to Voting and Support Agreement)

PAUL MARCIANO FOUNDATION, a Nevada nonprofit corporation

By:	/s/ Paul Marciano
Name:	Paul Marciano
Title:	President

(Signature Page to Voting and Support Agreement)

MAURICE & PAUL MARCIANO ART FOUNDATION, a Nevada nonprofit corporation

By:	/s/ Paul Marciano
Name:	Paul Marciano
Title:	President

(Signature Page to Voting and Support Agreement)

MM CRUT LLC, a Delaware limited liability company

By:	/s/ Mark Silah
Name: Mark Silah Title: Manager

(Signature Page to Voting and Support Agreement)

MM CRUT II LLC, a Delaware limited liability company

By:	/s/ Michael Karlin
Name: Michael Karlin
Title: Manager

(Signature Page to Voting and Support Agreement)

MAURICE MARCIANO CHARITABLE REMAINDER UNITRUST /s/ Robert E. Armstrong
Palma Fiduciary, LLC, as trustee of the Maurice Marciano Charitable Remainder Unitrust, dated October 13, 2014
By: Robert E. Armstrong
Title: Trust Officer

(Signature Page to Voting and Support Agreement)

MAURICE MARCIANO CHARITABLE REMAINDER UNITRUST II

/s/ Robert E. Armstrong
Palma Fiduciary, LLC, as trustee of the Maurice Marciano Charitable Remainder Unitrust II, dated September 30, 2015
By: Robert E. Armstrong
Title: Trust Officer

(Signature Page to Voting and Support Agreement)

G2 TRUST

/s/ David Tordiman
David Tordjman, as trustee of the G2 Trust, dated June 29, 2010

(Signature Page to Voting and Support Agreement)

EXEMPT G2 TRUST

/s/ David Tordiman
David Tordjman, as trustee of the Exempt G2 Trust, dated June 29, 2010

(Signature Page to Voting and Support Agreement)

ALBERINI FAMILY LLC

By:	/s/ Carlos Alberini
Name: Carlos Alberini
Title: Manager

(Signature Page to Voting and Support Agreement)

CARLOS AND ANDREA ALBERINI TRUST

/s/ Carlos Alberini
Name: Carlos Alberini, as trustee of the Carlos and Andrea Alberini Trust

(Signature Page to Voting and Support Agreement)

Schedule A

[Stockholder Share and notice information]

44

Exhibit 99.1

Guess? Co-Founders Maurice and Paul Marciano and CEO Carlos Alberini Partner with

Authentic Brands Group to Take Guess? Private

Guess? Shareholders to Receive $16.75 Per Share in Cash; Transaction Values Guess?

at Approximately $1.4 Billion Representing a Premium of Approximately 73% to Guess?’s Unaffected Closing Common Stock Price on March 14, 20251

As Part of This Transaction, Guess? Will Enter Into a Strategic Partnership with Authentic Brands Group Whereby Authentic Will Own 51% of Guess? IP and the Rolling Stockholders Will Own 49% of Guess? IP; Current Guess? Management Will Continue to Run the Business and Own 100% of the Operating Company

LOS ANGELES, August 20, 2025 – Guess?, Inc. (NYSE: GES) today announced it has signed a definitive agreement for certain existing Guess? shareholders (collectively, the “Rolling Stockholders”), including Maurice Marciano, Paul Marciano, Nicolai Marciano, and Carlos Alberini and certain of their respective trusts, foundations and affiliates, to enter into a strategic partnership with Authentic Brands Group LLC (“Authentic”), under which, in connection with the take-private transaction, Authentic will acquire 51% of substantially all Guess? intellectual property after which all of the outstanding common stock of Guess? not already beneficially owned by the Rolling Stockholders will be acquired in an all-cash transaction that values Guess? at approximately $1.4 billion, including debt. The Rolling Stockholders will own 49% of all Guess? intellectual property, and current Guess? management will continue to run the business and own 100% of the operating company.

Under the terms of the agreement, Guess? shareholders (other than the Rolling Stockholders) will receive $16.75 per share in cash, representing a premium of approximately 73% to Guess?’s unaffected closing common stock price on March 14, 2025, the last trading day prior to Guess?’s press release announcing its receipt of a non-binding acquisition proposal from a third party.

“Today’s announcement is the result of a thoughtful and independent review by the Special Committee of the Guess? Board of Directors to maximize value for Guess? shareholders,” said Alex Yemenidjian, Chairman of the Guess? Board of Directors and Chairman of the Special Committee. “With the assistance of financial and legal advisors, the Special Committee evaluated a number of potential options and unanimously determined that the transaction with Authentic and the Rolling Stockholders is the best path forward for Guess?, providing Guess? shareholders with immediate and certain cash value at a compelling premium.”

“Over our 44-year history, Guess? has established itself as a global leader in the fashion industry, and today marks another significant milestone on our journey,” said Paul Marciano, Guess? Co-Founder and Chief Creative Officer. “Guess? has always worked to create a strong network of licensing partners, and joining forces with Authentic – the world’s second largest licensor with a powerful lifestyle and entertainment platform – will enable us to build on this foundation and expand our reach as a global lifestyle brand. Guess?’s incredible legacy is a direct result of our unparalleled understanding of our customers and commitment to creating innovative and iconic designs that stand the test of time. I am grateful to our world-class team members and partners and look forward to continuing to work closely with Carlos and our talented leaders in this new chapter.”

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Represents a premium of approximately 73% to Guess?’s unaffected closing common stock price on March 14, 2025, the last trading day prior to Guess?’s press release announcing its receipt of a non-binding acquisition proposal from a third party.

“Through this transaction, we look forward to building on the significant progress we have made to strengthen our organization, improve brand awareness and elevate customer engagement,” said Carlos Alberini, Guess? Chief Executive Officer. “As a private company benefiting from the perspectives of a globally recognized licensing partner, Guess? will have enhanced flexibility to navigate today’s complex operating environment and execute on a more targeted, long-term strategy, enabling us to even better serve customers around the world. I want to thank the Special Committee for their diligent work to determine the best value creation opportunity for our shareholders, as well as express my gratitude to Paul for his decades of visionary leadership and continued partnership on the road ahead.”

“Guess? is a powerhouse brand that has defined style and culture for over 40 years,” said Jamie Salter, Founder, Chairman and CEO of Authentic. “We have tremendous respect for the Marcianos and their team, who have built an innovative, heritage-rich brand with incredible global reach and an established ecosystem of partners. We are excited to build on this legacy in partnership with them as Guess? enters its next chapter within our platform.”

Transaction Details

The transaction is expected to close in the fourth quarter of Guess?’s 2026 fiscal year, subject to satisfaction or waiver of regulatory and other customary conditions, including approval by the holders of a majority of Guess?’s outstanding common stock and a majority of the votes cast by the unaffiliated stockholders of Guess?.

The Guess? Board of Directors, with Paul Marciano and Carlos Alberini recusing themselves, unanimously approved the proposed transaction upon the unanimous recommendation of the Special Committee of independent and disinterested directors that led the review and negotiation of this transaction.

The Rolling Stockholders have agreed to roll over their shares of common stock and incentive equity of Guess? in connection with, and vote their shares of common stock in favor of, the proposed merger and the other transactions contemplated by the Merger Agreement, with such voting obligation terminating if the Merger Agreement is validly terminated, including in connection with a “superior proposal.”

The transaction is not subject to a financing condition. The transaction will be financed through a combination of rollover equity by the Rolling Stockholders and cash commitments by Authentic. Under the terms of the Indenture, dated as of April 17, 2023, between Guess? and U.S. Bank Trust Company, National Association, as trustee, holders of Guess?’s 3.75% convertible senior notes due 2028 (the “Convertible Notes”) will have certain rights to cause the repurchase, redemption or conversion of their Convertible Notes in connection with the transaction.

Guess? expects to pay a quarterly cash dividend of $0.225 cents per share through the closing of the transaction.

Upon completion of the transaction, Guess?’s common stock will no longer be listed on any public market.

Advisors

Solomon Partners is acting as financial advisor to the Special Committee, and Willkie Farr & Gallagher LLP and Young Conaway Stargatt & Taylor LLP are acting as legal counsel to the Special Committee.

O’Melveny & Myers LLP and Morris, Nichols, Arsht & Tunnell LLP are acting as legal counsel to Guess? and Joele Frank is serving as strategic communications advisor.

The Sage Group, LLC is acting as financial advisor and Jones Day and Ropes & Gray LLP are acting as legal counsel to the Rolling Stockholders.

J.P. Morgan Securities LLC is acting as financial advisor and Latham & Watkins LLP is acting as legal counsel to Authentic.

About Guess?

Guess? designs, markets, distributes and licenses a lifestyle collection of contemporary apparel, denim, handbags, watches, eyewear, footwear and other related consumer products. Guess? products are distributed through branded Guess? stores as well as better department and specialty stores around the world. As of May 3, 2025, Guess? directly operated 1,074 retail stores in Europe, the Americas and Asia. Guess?’s partners and distributors operated 527 additional retail stores worldwide. As of May 3, 2025, Guess? and its partners and distributors operated in approximately 100 countries worldwide. For more information about Guess?, please visit www.guess.com.

About Authentic Brands Group

Authentic Brands Group (Authentic) is the world’s leading owner of sports, lifestyle and entertainment intellectual property. It acquires and owns iconic brands, positions them for long-term growth and partners with top-tier operators to scale globally, all while delivering bold storytelling and marketing that brings each brand to life.

Authentic owns more than 50 global brands, generating approximately $32 billion in annual systemwide retail sales. These brands have a significant presence in 150 countries, with more than 29,000 freestanding stores and shop-in-shops, as well as 500,000 points of sale worldwide. Authentic’s portfolio of globally recognized brands includes Shaquille O’Neal, David Beckham, Reebok, Champion, Nautica, Elvis Presley, Marilyn Monroe, Sports Illustrated, Eddie Bauer, Aéropostale, Lucky Brand, Nine West, Brooks Brothers, Juicy Couture, Vince Camuto, Dockers, Quiksilver, Billabong, Sperry, Hunter and Ted Baker. Through its joint venture with Saks Global, Authentic Luxury Group (ALG), it drives growth for luxury and accessible luxury brands, including Barneys New York, Judith Leiber, Hervé Léger, Vince, Neiman Marcus, Saks Fifth Avenue and Saks OFF 5TH.

For more information, visit authentic.com.

Follow Authentic on LinkedIn, Instagram and WeChat.

Additional Information Regarding the Transaction and Where to Find It

This press release relates to the proposed transaction (the “Transaction”) involving Guess? and Authentic. In connection with the proposed Transaction, Guess? intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A relating to its special meeting of stockholders (the “Proxy Statement”) . The Proxy Statement will contain important information about the proposed Transaction and related matters. Guess?, affiliates of Guess? and Authentic, Parent and Merger Sub intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) with the SEC. Guess? may also file other relevant documents with the SEC regarding the Transaction. This press release is not a substitute for the Proxy Statement, the Schedule 13E-3 or any other document that Guess? may file with the SEC or send to its stockholders in connection with proposed Transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND STOCKHOLDERS OF GUESS? ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE SCHEDULE 13E-3 AND OTHER RELEVANT MATERIALS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GUESS?, THE PROPOSED TRANSACTION AND RELATED MATTERS.

The Proxy Statement (and any amendments or supplements thereto), Schedule 13E-3 and other relevant materials will be filed with the SEC and mailed or otherwise made available to Guess?’s stockholders. Guess?’s stockholders may obtain free copies of the Proxy Statement (and any amendments or supplements thereto), Schedule 13E-3, and other documents Guess? files with the SEC from the SEC’s website at www.sec.gov or through the Investors portion of Guess?’s website at investors.guess.com under the link “SEC Filings” or by contacting Guess?’s Investor Relations by e-mail at IR@guess.com.

Participants in the Solicitation

Guess? and its executive officers and directors and certain other members of management and employees and Authentic may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from Guess?’s stockholders in connection with the proposed Transaction. Information regarding Guess?’s directors and executive officers and their ownership of Guess?’s common stock is set forth in the definitive proxy statement for its 2025 annual meeting of stockholders (available here), which was filed with the SEC on May 16, 2025. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed Transaction when they become available. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include all statements that do not relate solely to historical or current facts. Forward-looking statements, which are frequently indicated by terms such as “expect,” “could,” “will,” “should,” “goal,” “strategy,” “believe,” “estimate,” “continue,” “outlook,” “plan,” “create,” “see,” “proposed,” “intend,” and similar terms, are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods to differ materially from what is currently anticipated. These forward-looking statements include, but are not limited to, statements regarding expected timing and anticipated completion of the Transaction, anticipated effects of the proposed Transaction, the treatment of outstanding equity and equity awards of Guess?, any consideration of alternative proposals, financing sources for the Transaction, future dividend payments, and other characterizations of future events or circumstances. These forward-looking statements are based on management’s current beliefs, as well as assumptions made by, and information currently available to, Guess?, all of which are subject to change and are made only as of the date hereof. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: the risk that the proposed Transaction may not be completed in a timely manner or at all; the failure to satisfy any of the conditions to the proposed pre-closing restructuring described in the Merger Agreement or to the consummation of the proposed Transaction, including the receipt of certain regulatory approvals; the failure to obtain requisite stockholder approvals; the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the Merger Agreement, including in circumstances requiring Guess? to pay a termination fee; the effect of the announcement or pendency of the proposed Transaction on Guess?’s business relationships, operating results and business generally; risks that the proposed Transaction disrupts Guess?’s current plans and operations; Guess?’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, suppliers, licensees, landlords and others with whom it does business, in light of the proposed Transaction; risks related to diverting management’s attention from Guess?’s ongoing business operations; unexpected costs, charges or expenses resulting from the proposed Transaction; potential litigation relating to the proposed Transaction that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; continued availability of capital and financing and rating agency actions; certain restrictions during the pendency of the Transaction that may impact Guess?’s ability to pursue certain business opportunities or strategic transactions; the possibility that the parties to the Transaction may not achieve some or all of any anticipated benefits with respect to Guess?’s business and the Transaction may not be completed in accordance with the parties’ expected plans or at all; the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the risk that Guess?’s stock price may decline significantly if the Transaction is not consummated; unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities, as well as management’s response to any of the aforementioned factors; the impact of adverse general and industry-specific economic and market conditions; uncertainty as to timing of completion of the proposed Transaction; legislative, regulatory and economic developments affecting Guess?’s business and other risks and uncertainties associated with Guess?’s businesses set forth in Guess?’s SEC filings, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended February 1, 2025, as updated from time to time in subsequent filings with the SEC. No list or discussion of risks or uncertainties should be considered a complete statement of all potential risks and uncertainties. Unlisted or unknown factors may present significant additional obstacles to the realization of forward-looking statements. Guess? undertakes no obligation to provide revisions or updates to any forward-looking statements, whether as a result of new information, future events or otherwise, should circumstances change, except as otherwise required by law.

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CONTACTS:

Investors

Guess?, Inc.

Investor Relations

Fabrice Benarouche

Senior Vice President Finance, Investor Relations and Chief Accounting Officer

(213) 765-5578

ir@guess.com

Media

Eric Brielmann / Leigh Parrish / Kaitlin Kikalo

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Guess-media@joelefrank.com

Exhibit 99.2

GUESS?, INC. TO RELEASE

SECOND QUARTER FISCAL 2026 FINANCIAL RESULTS

LOS ANGELES, August 20, 2025 – Guess?, Inc. (NYSE: GES) will release its financial results for the second quarter of fiscal year 2026, which ended August 2, 2025, on Wednesday, August 27, 2025.

The financial results will be accessible at www.guess.com via the “Investor Relations” link. In light of the pending take-private transaction announced separately today, Guess? will not host a conference call in connection with its quarterly results.

Guess?, Inc. designs, markets, distributes and licenses a lifestyle collection of contemporary apparel, denim, handbags, watches, eyewear, footwear and other related consumer products. Guess? products are distributed through branded Guess? stores as well as better department and specialty stores around the world. At May 3, 2025, the Company directly operated 1,074 retail stores in Europe, the Americas and Asia. The Company’s partners and distributors operated 527 additional retail stores worldwide. At May 3, 2025, the Company and its partners and distributors operated in approximately 100 countries worldwide. For more information about the Company, please visit www.guess.com.

Contact: Guess?, Inc.

Fabrice Benarouche

Senior Vice President Finance, Investor Relations and Chief Accounting Officer

(213) 765-5578

Source: Guess?, Inc.

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